EXHIBIT 10.1



                                                        EXECUTION COPY



                      REVOLVING CREDIT AGREEMENT


                     dated as of December 14, 1999


                                 among


                       REALTY INCOME CORPORATION


                        THE BANKS NAMED HEREIN,


                         THE BANK OF NEW YORK,
            as Administrative Agent and as Swing Line Bank,


                      FIRST UNION NATIONAL BANK,
                         as Syndication Agent,


                 WELLS FARGO BANK, NATIONAL ASSOCIATION
                        as Documentation Agent,


                           BANK OF MONTREAL,
                              as Co-Agent


                                  AND


                       BNY CAPITAL MARKETS, INC.,
                  as Lead Arranger and as Book Manager








                           TABLE OF CONTENTS

                                                                 Page
                                                                ------
                               ARTICLE I

                              DEFINITIONS

Section 1.01   Definitions........................................  6

                               ARTICLE II

                               THE LOANS

Section 2.01   The Loans.......................................... 24
Section 2.02   Procedure for Pro Rata Loans....................... 24
Section 2.03   Pro Rata Notes..................................... 26
Section 2.04   Certain Fees....................................... 26
Section 2.05   Cancellation or Reduction of the Commitment........ 27
Section 2.06   Optional Prepayment................................ 27
Section 2.07   Mandatory Prepayment............................... 27
Section 2.08   Procedure for Competitive Loans.................... 28
Section 2.09   Competitive Notes.................................. 32
Section 2.10   Swing Line Advances................................ 32

                              ARTICLE III

             INTEREST, METHOD OF PAYMENT, CONVERSION, ETC.

Section 3.01   Procedure for Interest Rate Determination.......... 35
Section 3.02   Interest on ABR Loans.............................. 35
Section 3.03   Interest on Eurodollar Loans....................... 36
Section 3.04   Interest on Absolute Rate Competitive Loans........ 37
Section 3.05   Conversion/Continuance............................. 37
Section 3.06   Post Default Interest.............................. 37
Section 3.07   Maximum Interest Rate.............................. 38

                               ARTICLE IV

                        DISBURSEMENT AND PAYMENT

Section 4.01   Pro Rata Treatment................................. 38
Section 4.02   Method of Payment.................................. 38
Section 4.03   Compensation for Losses............................ 39
Section 4.04   Withholding, Reserves and Additional Costs......... 40
Section 4.05   Unavailability..................................... 45



(table continued next page)

                                                             Page 2

(table continued)
                           TABLE OF CONTENTS (continued)

                                                                 Page
                                                                ------

                               ARTICLE V

                     REPRESENTATIONS AND WARRANTIES

Section 5.01   Representations and Warranties..................... 46

                               ARTICLE VI

                         CONDITIONS OF LENDING

Section 6.01   Conditions to the Availability of the Commitment... 53
Section 6.02   Conditions to All Loans............................ 55

                              ARTICLE VII

                               COVENANTS

Section 7.01   Affirmative Covenants.............................. 56
Section 7.02   Negative Covenants................................. 61
Section 7.03   Financial Covenants................................ 65

                              ARTICLE VIII

                           EVENTS OF DEFAULT

Section 8.01   Events of Default.................................. 66

                               ARTICLE IX

                 THE ADMINISTRATIVE AGENT AND THE BANKS

Section 9.01   The Agency......................................... 69
Section 9.02   The Administrative Agent's Duties.................. 69
Section 9.03   Sharing of Payment and Expenses.................... 70
Section 9.04   The Administrative Agent's Liabilities............. 70
Section 9.05   The Administrative Agent as a Bank................. 71
Section 9.06   Bank Credit Decision............................... 71
Section 9.07   Indemnification.................................... 72
Section 9.08   Successor Administrative Agent..................... 72

                               ARTICLE X
                        CONSENT TO JURISDICTION

Section 10.01  Consent to Jurisdiction............................ 73

(table continued next page)

                                                             Page 3

(table continued
                           TABLE OF CONTENTS (continued)

                                                                 Page
                                                                ------

                               ARTICLE XI

                             MISCELLANEOUS

Section 11.01  APPLICABLE LAW..................................... 73
Section 11.02  Set-off............................................ 74
Section 11.03  Expenses........................................... 74
Section 11.04  Amendments......................................... 74
Section 11.05  Cumulative Rights and No Waiver.................... 75
Section 11.06  Notices............................................ 75
Section 11.07  Separability....................................... 76
Section 11.08  Assignments and Participations..................... 76
Section 11.09  WAIVER OF JURY TRIAL............................... 78
Section 11.10  Confidentiality.................................... 78
Section 11.11  Indemnity.......................................... 78
Section 11.12  Extension of Termination Dates; Removal of Banks;
               Substitutions of Banks............................. 79
Section 11.13  Knowledge of the Company........................... 81
Section 11.14  Execution in Counterparts.......................... 81

                         EXHIBITS AND SCHEDULES
                         ----------------------
EXHIBIT A                      Form of Conversion/Continuance Request
EXHIBIT B                      Form of Pro Rata Loan Request
EXHIBIT C-1                    Form of Competitive Loan Request
EXHIBIT C-2                    Form of Notice to Banks
EXHIBIT C-3                    Form of Competitive Bid
EXHIBIT C-4                    Form of Competitive Bid Accept/Reject
                               Notice
EXHIBIT D-1                    Form of Pro Rata Note
EXHIBIT D-2                    Form of Competitive Note
EXHIBIT D-3                    Form of Swing Line Note
EXHIBIT E                      Form of Swing Line Advance Request
EXHIBIT F-1                    Form of Opinion of Latham & Watkins
EXHIBIT F-2                    Form of Opinion of Michael R. Pfeiffer,
                               General Counsel of the Company
EXHIBIT G                      Form of Property Management Exception
                               Report
EXHIBIT H                      Form of Real Estate Investment Criteria
EXHIBIT I                      Subsidiary Guarantee
SCHEDULE 1                     Commitments
SCHEDULE 5.01(a)               Subsidiaries and Joint Ventures of the
                               Company
SCHEDULE 5.01(q)               ERISA Liabilities
SCHEDULE 5.01(r)               Intellectual Property

                       REVOLVING CREDIT AGREEMENT
                       --------------------------

REVOLVING CREDIT AGREEMENT, dated as of December 14, 1999 (this "Agreement"), among Realty Income Corporation, a Maryland corporation (the "Company"), each of the banks identified on the signature pages hereof (each, a "Bank" and, collectively, the "Banks") and The Bank of New York, as Administrative Agent for the Banks (the "Administrative Agent") and as the Swing Line Bank with respect to Swing Line Advances (as defined below).

                         W I T N E S S E T H:
                         - - - - - - - - - -

WHEREAS, the Company has requested the Banks to lend up to $200,000,000 to the Company on a revolving basis for the acquisition of property in the ordinary course of the Company's business, including related costs and expenses and for the payment of fees and expenses incurred in connection with this Agreement and up to $15,000,000 in Swing Line Advances (as defined herein) for the purposes stated above and for working capital.

NOW, THEREFORE, the parties hereby agree as follows:


                               ARTICLE I

                              DEFINITIONS

Section 1.01    Definitions
                -----------

(a)  TERMS GENERALLY.  The definitions ascribed to terms in this
Section 1.01 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "hereby", "herein", "hereof", "hereunder" and words of similar import refer to this Agreement as a whole (including any exhibits and schedules hereto) and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all references to "dollars" or "$" shall be deemed references to the lawful money of the United States of America.

(b) ACCOUNTING TERMS. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in Article VII which requires financial computations, such terms shall be construed in accordance with GAAP as in effect on the Effective Date applied on a basis consistent with the construction thereof applied in preparing the Company's audited financial statements referred to in Section 5.01(h). In the event there shall occur a change in GAAP which but for the foregoing proviso would affect the computation used to determine compliance with any covenant set forth in Article VII which requires financial computations, the Company and the Banks agree to negotiate in good faith in an effort to agree upon an amendment to this Agreement that will permit compliance with such covenant to be determined by reference to GAAP as so changed while affording the Banks the protection afforded by such covenant prior to such change (it being understood, however, that such covenant shall remain in full force and effect in accordance with its existing terms pending the execution by the Company and the Banks of any such amendment).

(c) OTHER TERMS. The following terms shall have the meanings ascribed to them below or in the Sections of this Agreement indicated below:

"ABR Loans" shall mean Loans which bear interest at a rate based upon the Base Rate and in the manner set forth in Section 3.02.

"Absolute Rate Competitive Loan" shall mean a Competitive Loan bearing interest at the Competitive Rate in the manner set forth in Section 3.04.

"Administrative Agent" shall have the meaning given to such term in the preamble of this Agreement and shall also include any successor agent hereunder.

"Adverse Environmental Condition" shall mean any of the matters referred to in clauses (i) or (ii) of the definition of Environmental Claim.

"Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of stock, by contract or otherwise.

"Applicable Margin" shall mean the margin set forth in the following chart applicable to the Pricing Level then in effect:

          Pricing Level             Applicable LIBOR Margin
          -------------             -----------------------
               I                            0.875%
               II                           1.000%
               III                          1.125%
               IV                           1.225%
               V                            1.450%

"Pricing Level I" shall be applicable for so long as the Company's Debt Rating is better than or equal to A-/A3; "Pricing Level II" shall be applicable for so long as the Company's Debt Rating is lower than A-/A3 but better than or equal to BBB+/Baal; "Pricing Level III" shall be applicable for so long as the Company's Debt Rating is lower than BBB+/Baal but better than or equal to BBB/Baa2; "Pricing Level IV" shall be applicable for so long as the Company's Debt Rating is lower than BBB/Baa2 but better than or equal to BBB-/Baa3; "Pricing Level V" shall be applicable for so long as the Company's Debt Rating is lower than BBB-/Baa3, or if the Company does not have a Debt Rating.
Changes in the applicable Pricing Level shall be effective as of the first day of the calendar quarter following a change in the Company's Debt Rating.

"Assignee" has the meaning ascribed to such term in Section 11.08(c).

"Available Commitment" shall mean (a) on any date prior to the Termination Date, an amount equal to the remainder of (i) the Total Commitment on such date minus (ii) the aggregate outstanding principal amount of Loans and Swing Line Advances on such date and (b) on and after the Termination Date, $0.

"Bank" shall have the meaning given to such term in the preamble of this Agreement and shall also include any other financial institution which pursuant to the provisions hereof becomes a party to this Agreement.

"Base LIBOR" shall mean, with respect to any Eurodollar Loan for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate does not appear on such Page 3750 (or any successor or substitute page, or any successor to or substitute for such Service) at such time for any reason, then "Base LIBOR" with respect to such Eurodollar Loan for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

"Base Rate" shall mean a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall on any day be equal to the higher of:

  (a) the rate of interest publicly announced by the Administrative Agent from time to time as its prime commercial loan rate in effect on such day; and

  (b)  the sum of (i) 1/2 of 1% per annum and (ii) the Federal Funds
       Rate.

"Borrowing Date" shall mean the date set forth in each Loan Request as the date upon which the Company desires to borrow Loans pursuant to the terms of this Agreement.

"Business Day" shall mean (i) with respect to any ABR Loan or any payment of the Facility Fee, any day except a Saturday, Sunday or other day on which commercial banks in New York City or Los Angeles are authorized by law to close and (ii) with respect to any Eurodollar Loan, any day on which commercial banks are open for domestic and international business (including dealings in U.S. dollar deposits) in London, New York City and Los Angeles.

"Capital Lease" shall mean, with respect to any Person, any obligation of such Person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased by such Person that is required to be accounted for as a liability on a balance sheet of such Person in accordance with GAAP.

"Capital Lease Obligations" shall mean the obligation of any Person to pay rent or other amounts under a Capital Lease.

"Change of Control" shall mean any person or group of Persons (within the meaning of Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) who shall become the beneficial owner(s), directly or indirectly, of capital stock of the Company representing 50% or more of the voting power of the Company or otherwise enabling such Person or group of Persons to exercise effective control over the management of the Company.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Commitment" of any Bank shall mean, in the case of each Bank (i) prior to any such Bank's Termination Date, the amount set forth opposite such Bank's name under the heading "Commitment" on Schedule 1 hereto, or set forth in the assignment agreement executed by such Bank if it is not a Bank on the date hereof, as such amount may be adjusted from time to time pursuant to assignments of such Bank and as such amount may be reduced from time to time pursuant to Section 2.05 and
(ii) after such Bank's Termination Date, zero.

"Competitive Accept/Reject Notice" has the meaning ascribed to such term in Section 2.08(d).

"Competitive Bid" means an offer by a Bank to make a Competitive Loan pursuant to Section 2.08(c).

"Competitive Bid Rate" means, with respect to any Competitive Bid, (i) in the case of a Eurodollar Competitive Loan, the sum of the Competitive Margin plus LIBOR, and (ii) in the case of a Absolute Rate Competitive Loan, the fixed rate of interest at which the Bank making the Competitive Bid thereby offers to make a Competitive Loan.

"Competitive Loan" has the meaning ascribed to such term in Section
2.01.

"Competitive Loan Request" means a request for Competitive Bids made pursuant to Section 2.08(b).

"Competitive Margin" means, with respect to any Eurodollar Competitive Loan for any Interest Period, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from LIBOR, in order to determine the interest rate applicable to such Loan during such Interest Period, as specified in the related Competitive Bid and the Competitive Accept/Reject Notice.

"Competitive Notes" means, collectively, promissory notes of the Borrower evidencing Competitive Loans, each substantially in the form of Exhibit D-2.

"Competitive Rate" means, with respect to any Absolute Rate
Competitive Loan, the fixed rate of interest (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) for such Loan, as specified in the related
Competitive Bid and Competitive Accept/Reject Notice.

"Compliance Date" shall mean each of the date of this Agreement, each Borrowing Date, each Conversion Date and the date of each delivery by the Company of a certificate requiring the Company to certify as to the accuracy of the representations and warranties contained in
Article V.

"Consolidated Annualized Base Rent" shall mean, in respect of any fiscal quarter, (A) the product of (i) the monthly contractual base rents at the end of such fiscal quarter multiplied by (ii) twelve plus

(B) the previous twelve month's historical percentage rents at such time, determined on a consolidated basis for the Company and its Subsidiaries.

"Consolidated Depreciation and Amortization" shall mean, at any date of determination, "Depreciation and Amortization" or the similar item, determined on a consolidated basis for the Company and its Subsidiaries, as shown on the most recent consolidated statement of income for the Company and its Subsidiaries which has been delivered to the Administrative Agent pursuant to Section 7.01(a).

"Consolidated Funds from Operations" shall mean, for any period, Consolidated Net Income, after dividends on preferred stock, excluding gain or loss from debt restructurings or sales of properties, plus provision for impairment losses, plus Consolidated Depreciation and Amortization, and after adjustments for unconsolidated partnerships and joint ventures, determined on a consolidated basis for the Company and its Subsidiaries, as shown on the most recent consolidated statement of cash flow for the Company and its Subsidiaries which has been delivered to the Administrative Agent pursuant to Section 7.01(a).

"Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Leases in accordance with GAAP) of the Company and its Subsidiaries, determined on a consolidated basis, in accordance with GAAP with respect to all outstanding Indebtedness of the Company and its Subsidiaries, including, without limitation, paid-in-kind (PIK) interest and all net costs under Interest Rate Protection Agreements.

"Consolidated Net Income" shall mean, for any period, "Net Income" or the similar item, determined on a consolidated basis for the Company and its Subsidiaries, as shown on the most recent consolidated statement of income for the Company and its Subsidiaries which has been delivered to the Administrative Agent pursuant to Section
7.01(a).

"Consolidated Stockholders' Equity" shall mean, for any period, "Total Stockholders' Equity" or the similar item, determined on a consolidated basis for the Company and its subsidiaries, as shown on the most recent consolidated balance sheet for the Company and its Subsidiaries which has been delivered to the Administrative Agent pursuant to Section 7.01(a).

"Consolidated Tangible Stockholders' Equity" shall mean Consolidated Stockholders' Equity less all intangible assets of the Company and its Subsidiaries. For purposes of the foregoing, "intangible assets" means goodwill, patents, trade names, trademarks, copyrights, franchises, organization expenses and any other assets that are properly classified as intangible assets in accordance with GAAP.

"Consolidated Total Assets" shall mean, at any date of determination, "Total Assets" or the similar item, determined on a consolidated basis for the Company and its Subsidiaries, as shown on the most recent consolidated balance sheet for the Company and its Subsidiaries which has been delivered to the Administrative Agent pursuant to Section 7.01(a).

"Consolidated Total Indebtedness" shall mean total Indebtedness, determined on a consolidated basis for the Company and its Subsidiaries, as shown on the most recent consolidated balance sheet for the Company and its Subsidiaries which has been delivered to the Administrative Agent pursuant to Section 7.01(a).

"Consolidated Total Liabilities" shall mean, at any date of determination, "Total Liabilities" or the similar item, determined on a consolidated basis for the Company and its Subsidiaries, as shown on the most recent consolidated balance sheet for the Company and its Subsidiaries which has been delivered to the Administrative Agent pursuant to Section 7.01(a).

"Conversion/Continuance Date" shall mean the date on which a conversion of interest rates on outstanding Loans, pursuant to a Conversion/Continuance Request, shall take effect.

"Conversion/Continuance Request" shall mean a request by the Company to convert or continue the interest rate on all or portions of outstanding Loans pursuant to the terms hereof, which shall be substantially in the form of Exhibit A and shall specify, with respect to such outstanding Loans, (i) the requested Conversion/Continuance Date, which shall be not less than three Business Days after the date of such Conversion/Continuance Request, (ii) the aggregate amount of the Loans, from and after the Conversion/Continuance Date, which are to bear interest as ABR Loans or Eurodollar Loans and (iii) if any Loans are Eurodollar Loans, the term of the Interest Periods therefor, if any.

"Covered Tax" means any Tax that is not an Excluded Tax.

"Credit Documents" shall mean this Agreement and the Notes.

"Debt Rating" shall mean the highest rating published by at least two of the three Rating Agencies with respect to the senior unsecured long-term debt of the Company, provided, that if no two Rating Agencies have published the same rating with respect to the Company's senior unsecured debt, the Debt Rating shall be the rating that is at the middle of the three published ratings.

"Default" shall mean any event or circumstance which, with the giving of notice or the passage of time, or both, would become an Event of Default.
                                                             Page 12

"Effective Date" shall have the meaning ascribed to such term in
Section 6.01.

"Environmental Claim" shall mean any notice, request for information, action, claim, order, proceeding, demand or direction (conditional or otherwise) based on, relating to or arising out of (i) any violation of any Environmental Law by the Company, any person acting on behalf of the Company or any subsidiary of the Company, or (ii) any liabilities under any Environmental Law arising out of or otherwise in respect of any act, omission, event, condition or circumstance existing or occurring in connection with the Company and its Subsidiaries, including without limitation liabilities relating to the release of hazardous substances (whether on-site or off-site), any claim by any third party (including, without limitation, tort suits for personal or bodily injury, tangible or intangible property damage, damage to the environment, nuisance and injunctive relief), fines, penalties or restrictions, or the transportation, storage, treatment or disposal of any Hazardous Substances.

"Environmental Law" means (i) any applicable federal, state, foreign and local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (x) the protection, preservation or restoration of the environment, (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as now or hereafter in effect. The term Environmental Law includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act of 1972, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the federal Solid Waste Disposal Act and the federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Federal Occupational Safety and Health Act of 1970, each as amended and as now or hereafter in effect (collectively, "Environmental Ordinances"), and
(ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

"ERISA" shall mean the Employee Retirement Income Security Act of
1974, as amended from time to time.

"ERISA Affiliate" shall mean a corporation, partnership or other entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 (b), (c), (m) or (o) of the Code.

"Eurodollar Competitive Loan" means a Competitive Loan that bears interest by reference to LIBOR and in the manner set forth in Section 3.03.

"Eurodollar Loans" means, collectively, Eurodollar Pro Rata Loans and Eurodollar Competitive Loans.

"Eurodollar Pro Rata Loans" shall mean Pro Rata Loans which bear interest at a rate based upon Base LIBOR and in the manner set forth in Section 3.03.

"Eurodollar Reserve Percentage" shall mean for any day, that percentage, expressed as a decimal, which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any marginal, supplemental or emergency reserve requirements) for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion dollars in respect of eurocurrency funding liabilities. LIBOR shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

"Event of Default" shall mean any of the events described in Section
8.01.

"Excluded Asset Sales" shall mean, in respect of each fiscal year, the sale, lease (not entered into in the ordinary course of business), transfer or disposal during such year of assets, the aggregate proceeds of which, in one or more transactions, are less than $50,000,000.

"Excluded Tax" means, in respect of any Bank, Participant, Assignee or the Administrative Agent, as the case may be, any of the following taxes, levies, imposts, duties, deductions, withholdings or charges, and all liabilities with respect thereto: (i) Taxes imposed on the net income of a Bank, the Administrative Agent, Participant or Assignee (including without limitation branch profits taxes, minimum taxes and taxes computed under alternative methods, at least one of which is based on net income (collectively referred to as "net income taxes") by (A) the jurisdiction under the laws of which such Bank, the Administrative Agent, Participant or Assignee is organized or any political subdivision thereof, (B) the jurisdiction of such Bank's, Participant's, Assignee's or the Administrative Agent's applicable lending office or any political subdivision thereof or (C) any jurisdiction in which the Bank, the Administrative Agent, Participant or Assignee is doing business (other than solely as a result of actions contemplated or required by this Agreement); (ii) any Taxes to the extent that they are in effect and would apply to a payment to such Bank or the Administrative Agent, as applicable, as of the Closing Date, or as of the date such Person becomes a Bank, in the case of any Participant or Assignee pursuant to Section 11.08; (iii) any Taxes resulting from a failure to take the actions, if any, required by subsection 4.04(a)(iv); (iv) any Taxes to the extent of any credit or other Tax benefit which, in the reasonable good faith judgment of such Bank, Participant, Assignee or the Administrative Agent, as the case may be, is available to such Bank, Participant, Assignee or the Administrative Agent, as applicable, as a result thereof and is allocable to the transactions contemplated by this Agreement; (v) any Taxes imposed on or measured by the overall net income of any Bank by the United States of America or any political subdivision or taxing authority thereof or therein; or (vi) any Taxes that would not have been imposed but for the failure by the Administrative Agent or such Bank, Participant or Assignee as applicable to provide and keep current any certification or other documentation required to qualify for an exemption from or reduced rate of any Tax.

"Facility Fee" shall have the meaning ascribed to such term in Section
2.04(a).

"Facility Fee Rate" with respect to any Facility Fee payment shall mean the facility fee rate set forth in the following chart applicable to the Pricing Level (determined as set forth under "Applicable
Margin" above) in effect on the date on which such Facility Fee payment is due:

             Pricing Level              Facility Fee
             -------------              ------------
                  I                        0.125%
                  II                       0.150%
                  III                      0.175%
                  IV                       0.225%
                  V                        0.300%

"Federal Funds Rate" for any day shall mean the rate on such day for Federal Funds as published by the Board of Governors of the Federal Reserve System in "Statistical Release H. 15 (519), Selected Interest Rates", or any successor publication, under the heading "Federal Funds (Effective)". In the event that such rate or such publication is not published with respect to such day, the Federal Funds Rate on such day shall be the "Federal Funds/Effective Rate" as posted by the Federal Reserve Bank of New York for that day in its publication "Composite Closing Quotations for U.S. Government Securities". The Federal Funds Rate for Saturdays, Sundays and any other day on which the Federal Reserve Bank of New York is closed shall be the Federal Funds Rate as in effect for the next preceding day for which such rates are published or posted, as the case may be.

"GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entities as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

"Guarantee" by any person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or
(iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

"Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Hazardous Substance" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Ordinance, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Substance includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

"Indebtedness" of any Person shall mean, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including all obligations, contingent or otherwise, of such Person in connection with letter of credit facilities, bankers' acceptance facilities, Interest Rate Protection Agreements or other similar facilities including currency swaps) other than indebtedness to trade creditors and service providers incurred in the ordinary course of business; (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments; (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (d) all Capital Lease obligations of such Person; (e) that portion of the Indebtedness of any joint venture of which such Person is a joint venturer that bears the same proportion to the total Indebtedness of such joint venture as such Person's equity interest in such joint venture (however denominated) bears to the total equity of such joint venture, expressed as a percentage in the form of a decimal to no more than four decimal places; (f) without duplication of clause (e) above, all Indebtedness of unconsolidated joint venturers in which such Person is a joint venturer to the extent recourse may be had to such Person or its assets; (g) all obligations of such Person in respect of any "forward equity purchase", or other arrangement, however characterized, pursuant to which such Person makes a forward purchase of its own capital stock from a counterparty and which is settled in such capital stock, and having such other terms as may be agreed, and having a value, for purposes hereof, equal to its mark-to-market valuation on any date of determination; (h) all Indebtedness referred to in clauses (a), (b), (c), (d), (e), (f) or (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (i) all preferred stock issued by such Person which is redeemable, prior to the full satisfaction of the Company's obligations under the Credit Documents (including repayment in full of the Loans and all interest accrued thereon), other than at the option of such Person, valued at the greater of its voluntary or involuntary liquidation preference plus accumulated and unpaid dividends and (j) all Indebtedness of others Guaranteed by such Person. For purposes of this Agreement, the amount of any Indebtedness under clauses (c) and (h) shall be the lesser of (x) the principal amount of such Indebtedness and (y) the value of the property subject to the Lien referred to therein. For purposes of this Agreement tenant security deposits shall not be deemed to be Indebtedness.

"Initial Loan" shall mean the first Loan which is made pursuant to the terms hereof.

"Interest Period" shall mean each one, two, three or six-month period selected by the Company in a Pro Rata Loan Request or Competitive Loan Request, or, if no Eurodollar Loans are then outstanding, at the time of a Conversion/Continuance Request, or pursuant to Section 3.03 hereof and commencing on the date the relevant loan is made or the last day of the current Interest Period, as the case may be.

"Interest Rate Protection Agreements" shall mean any interest rate swap, collar or cap agreement or similar arrangement used by a Person to fix or cap a floating rate of interest on Indebtedness to a negotiated maximum rate or amount.
                                                             Page 17

"Leverage Ratio" shall mean the ratio of Consolidated Total
Indebtedness to Consolidated Tangible Stockholders' Equity.

"Lien" shall mean, with respect to any asset, any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset.

"LIBOR" shall mean with respect to any Interest Period the rate per annum determined pursuant to the following formula:

                                 Base LIBOR
                       ---------------------------------
     LIBOR      =      (1-Eurodollar Reserve Percentage)

"Loan Request" shall mean either a Pro Rata Loan Request or a Competitive Loan Request.

"Loans" shall mean, collectively, Pro Rata Loans and Competitive Loans outstanding hereunder from time to time but shall not include Swing Line Advances.

"Material Adverse Change" shall mean a material adverse change in the business, properties, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole since
December 31, 1998.

"Material Adverse Effect" shall mean (i) any material adverse effect on the business, properties, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole, from and after the date of any determination, (ii) any material adverse effect on the ability of the Company to perform its obligations hereunder and under the Credit Documents, or (iii) any adverse effect on the legality, validity, binding effect or enforceability of this Agreement or the Notes.

"Maturity Date" means, with respect to a Competitive Loan, the date for repayment of such Competitive Loan, which date shall be not less than seven days after the Borrowing Date and not more than (i) 180 days after the Borrowing Date, in the case of an Absolute Rate Competitive Loan, or (ii) six months after the Borrowing Date, in the case of a Eurodollar Competitive Loan, and in any event shall not be later than the Termination Date to be in effect on the Borrowing Date.

"Net Cash Proceeds" shall mean (i) when used in respect of any sale or disposition of assets of the Company or any Subsidiary, the gross cash proceeds received by the Company or the relevant Subsidiary from such sale or disposition, less: (x) the costs of sale, including payment of the outstanding principal amount of, and premium or penalty, if any, and interest on, any Indebtedness which is paid or required to be paid as a result of such sale, all legal, accounting, title and recording tax expenses, commissions and other fees and expenses paid or to be paid in cash solely as a result of such sale, and all other federal, state, local and foreign taxes paid or payable in connection therewith; (y) the portion of gross cash proceeds from such sale or disposal which the Company must distribute to its stockholders in order to avoid the imposition of any income or excise tax with respect to a taxable gain (if any) associated with such sale or disposition; and (z) the portion of gross cash proceeds from such sale or disposal by any Subsidiary which are distributed pro rata to stockholders or other equity holders of such Subsidiary other than the Company; (ii) when used with respect to any loss, casualty, fire damage, theft, destruction or condemnation of any capital asset of the Company or any Subsidiary, the gross cash proceeds received by the Company or the relevant Subsidiary under any insurance policy or any award or compensation received, as the case may be, in each case as a result of any such loss, casualty, fire damage, theft, destruction or condemnation, net of all legal, accounting and other fees and expenses paid or to be paid in cash as a result of such loss, casualty, fire damage, theft, destruction or condemnation, and all other federal, state, local and foreign taxes paid or payable in connection therewith, less the portion of gross cash proceeds from such award or compensation which the Company must distribute to its stockholders in order to avoid the imposition of any income or excise tax with respect to a taxable gain (if any) associated with such award or compensation, provided that such award or compensation shall not be deemed to be Net Cash Proceeds if such proceeds have been reinvested in or have been committed to be reinvested in, or in replacement of, the lost, damaged, stolen, destroyed or condemned property within twelve months from the date of such award or compensation, and less the portion of gross cash proceeds from such award or compensation which are distributed pro rata to stockholders or other equity holders of such Subsidiary other than the Company; and (iii) when used in respect of the issuance, assumption or incurrence of Specified Additional Indebtedness by the Company or any of its Subsidiaries, the gross cash proceeds received by the Company or the relevant Subsidiary from such issuance, assumption or incurrence, less the costs of issuance, assumption or incurrence. Net Cash Proceeds shall equal $0 if it would otherwise be a negative number hereunder.

"Notes" means the Pro Rata Notes, the Competitive Notes and the Swing
Line Note.

"Participant" shall have the meaning ascribed to such term in Section
11.08(b).

"PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

"Permitted Encumbrances" shall mean (i) Liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which adequate reserves (in accordance with GAAP) are being maintained, (ii) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance, (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases (other than Capital Leases), statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (iv) mechanics', workers', materialmen's or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, (v) minor imperfections of title on real estate, provided such imperfections do not render title unmarketable, (vi) all other Liens existing on the date of this Agreement and disclosed to the Banks in writing prior to the date hereof (including in the notes of the Company's financial statements), (vii) leases or subleases granted to others in the ordinary course of business of the Company and its Subsidiaries, (viii) any interest or title of a lessor in the property subject to any Capital Lease or operating lease, (ix) Liens arising from filing Uniform Commercial Code financing statements regarding leases or sub-leases, (x) any attachment or judgment Lien arising from a judgment or order against the Company or any Subsidiary that does not give rise to a Default or an Event of Default, provided that such Lien is not in place for more than sixty days or has been stayed, (xi) Liens encumbering customary initial deposits and margin deposits, and other Liens securing Indebtedness under Interest Rate Protection Agreements that are within the general parameters customary in the industry and incurred in the ordinary course of business, (xii) any option, contract or other agreement to sell an asset provided such sale is otherwise permitted by this Agreement, (xiii) any statutory right of a lender to which the Company or a Subsidiary may be indebted to offset against, or appropriate and apply to the payment of, such Indebtedness any and all balances, credits, deposits, accounts or monies of the Company or a Subsidiary with or held by such lender,
(xiv) any pledge or deposit of cash or property in conjunction with obtaining bonds or letters of credit required to engage in constructing on-site and off-site improvements required by municipalities or other governmental authorities in the ordinary course of business of the Company and its Subsidiaries, (xv) Liens in favor of all of the Banks collectively, and (xvi) purchase money security interests in personal property, with such encumbrances, in the aggregate, not to exceed $3,500,000.

"Permitted Subsidiary Indebtedness" shall have the meaning ascribed to such term in Section 7.02(a).

"Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

"Plan" shall mean an employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to by the Company or an ERISA Affiliate while such entity is an ERISA Affiliate.

"Pro Rata Loan Request" shall mean a request by the Company to borrow Pro Rata Loans pursuant to the terms hereof, which shall be substantially in the form of Exhibit B and shall specify, with respect to such requested Loans, (i) the requested Borrowing Date, (ii) the aggregate amount of Pro Rata Loans which the Company desires to borrow on such date, (iii) whether such requested Loans are to bear interest as ABR Loans or Eurodollar Loans, and (iv) if the requested Loans are to bear interest as Eurodollar Loans the requested term of the Interest Period therefor.

"Pro Rata Loans" shall have the meaning ascribed to such term in
Section 2.01.

"Pro Rata Notes" shall mean, collectively, the promissory notes of the Company evidencing Pro Rata Loans, each substantially in the form of Exhibit D-1.

"Pro Rata Share" shall mean, with respect to any Bank, the proportion of such Bank's Commitment to the Total Commitment of all the Banks or, if the Total Commitment shall have been canceled or reduced to $0 or expired, the proportion of such Bank's then outstanding Loans to the aggregate amount of Loans then outstanding.

"Rating Agency" shall mean Moody's Investors Service, Inc., Standard & Poor's Rating Services, a division of the McGraw Hill Companies, Inc., or Duff & Phelps Credit Rating Co.

"Real Estate Development Project" shall mean any real estate development activity not related to current income-producing properties, including, without limitation, the development of undeveloped land.

"Real Estate Investment Criteria" shall mean the Real Estate
Investment Criteria established by the Company's Board of Directors as amended, restated, supplemented or revised from time to time, the current version (as of the date hereof) of which are attached hereto as Exhibit H.

"Reference Amount", with respect to any Bank and Interest Period, shall mean the amount of that Bank's Eurodollar Loan scheduled to be outstanding during that Interest Period (i) without taking into account any reduction in the amount of any Bank's Loan through any assignment or transfer and (ii) rounded up to the nearest integral multiple of $1,000,000.

"REIT" shall have the meaning ascribed to such term in Section
5.01(w).

"Required Banks" shall mean at any date Banks having at least 60% of the Total Commitment, or if the Total Commitment has been canceled or terminated, holding Notes evidencing at least 60% of the aggregate unpaid principal amount of the Loans, provided that for purposes of this definition, the Commitment of any Bank shall be deemed reduced by the principal amount of any Pro Rata Loan which such Bank is obligated to advance pursuant to Section 2.02 hereof but which fails to do so.

"SIC Code" shall mean the Standard Industrial Classification Code, published by the United States Office of Management and Budget.

"Single-Employer Plan" shall mean any Plan that is a single-employer plan as defined in Section 4001(a)(15) of ERISA which is subject to the provisions of Title IV of ERISA.

"Solvent" shall mean, when used with respect to any Person, that:

  (a) at the date of determination, the present fair salable value of such Person's assets is in excess of the total amount of such Person's liabilities;

  (b) at the date of determination, such Person is able to pay its debts as they become due; and

  (c) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and all businesses in which such Person then is about to engage.

"Specified Additional Indebtedness" of any Person shall mean Indebtedness which is not outstanding as of the date hereof, excluding
(i) Indebtedness to the Administrative Agent, the Swing Line Bank, or the Banks hereunder and under the Notes, (ii) Indebtedness incurred in connection with the payment of any dividend necessary for the Company to maintain its qualification as a REIT, (iii) up to $10,000,000 principal amount of additional unsecured Indebtedness that matures and becomes due and payable on a date not more than one year from the date such Indebtedness was incurred by the Company and (iv) Permitted Subsidiary Indebtedness.

"Subsidiary" shall mean any Person of which or in which the Company and its other Subsidiaries own directly or indirectly 50% or more of:

  (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation,

  (b) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity, or a corporation whose capital stock so owned are non-voting, or

  (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization;

provided, however, that "Subsidiary" shall not include any such entity that the Company does not control. For the purpose of this definition, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting equity interests, by contract or otherwise.

"Subsidiary Guaranty" shall mean a guaranty of a Subsidiary furnished pursuant to Section 7.02(e)(vii), in the form of Exhibit I hereto.

"Swing Line Advance" means an advance made by the Swing Line Bank pursuant to Section 2.10.

"Swing Line Advance Request" shall have the meaning ascribed to such term in Section 2.10(d) hereof.

"Swing Line Bank" means The Bank of New York, or any successor to the duties, obligations and rights of The Bank of New York, in its capacity as the bank making Swing Line Advances hereunder.

"Swing Line Borrowing" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank.

"Swing Line Facility" shall have the meaning ascribed to such term in
Section 2.10(a) hereof.

"Swing Line Note" shall mean the promissory note of the Company in the form of Exhibit D-3.

"Tax" means any present or future tax, levy, impost, duty, governmental fee, deduction, withholding or charge, and all liabilities with respect thereto of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

"Termination Date" shall mean, with respect to any Bank, the earliest to occur of (i) December 30, 2002 or such later date as may be agreed to by such Bank pursuant to Section 11.12, (ii) the date on which the obligations of the Banks to make loans hereunder shall terminate pursuant to Section 8.01 or the Commitments shall be reduced to zero pursuant to Section 2.05, and (iii) the date specified as such Bank's Termination Date pursuant to Section 11.12, or, if in any case (other than clause (ii) above) such day is not a Business Day, the next succeeding Business Day; in all cases, subject to the provisions of
Section 11.12(d).

"Total Commitment" shall mean the aggregate Commitments of all the Banks.

"Unmatured Surviving Obligations" shall mean, as of any date, any obligations under this Agreement which are contingent and unliquidated and not then due and payable on such date and which pursuant to the provisions of this Agreement survive termination of this Agreement.

"Wholly owned Subsidiary" shall mean any Subsidiary all the equity interests of which (other than directors' qualifying shares, if a corporation) at the time are owned directly or indirectly by the Company and/or one or more Wholly owned Subsidiaries of the Company.

"Year 2000 Issue" means failure of computer software, hardware and firmware systems and equipment containing or relying on embedded computer chips to properly receive, transmit, process, manipulate, store, retrieve, retransmit, or in any other way utilize data or information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.


                               ARTICLE II

                               THE LOANS

Section 2.01    The Loans.
                ----------

Prior to the Termination Date, and subject to the terms and conditions of this Agreement, upon the request of the Company, and upon the satisfaction by the Company or the waiver by each of the Banks of each of the conditions precedent contained in Section 6.02, each of the Banks, severally and not jointly with the other Banks, agrees to make revolving credit loans (collectively, "Pro Rata Loans") and, to the extent offered by such Bank and accepted by the Company, competitive rate loans (collectively, "Competitive Loans" and, together with the Pro Rata Loans, the "Loans") to the Company from time to time in an aggregate principal amount at any one time outstanding not to exceed its Commitment; provided, however, that the sum of (i) aggregate outstanding Loans and (ii) aggregate outstanding Swing Line Advances may not exceed the Total Commitment.

Section 2.02    Procedure for Pro Rata Loans.
               ---------------------------

(a) The Company may borrow Pro Rata Loans by delivering a written Pro Rata Loan Request to the Administrative Agent on or before 5:00 P.M., New York time, one Business Day prior to the requested Borrowing Date therefor, in the case of ABR Loans, or on the date not less than three Business Days prior to the requested Borrowing Date therefor, in the case of Eurodollar Pro Rata Loans. ABR Loans shall be in the minimum aggregate amount of $1,000,000 or in integral multiples of $100,000 in excess thereof. Eurodollar Pro Rata Loans shall be in the minimum aggregate amount of $5,000,000 or in integral multiples of $100,000 in excess thereof; provided, however, that Eurodollar Pro Rata Loans used to pay Swing Line Advances may be in a minimum aggregate amount of $2,500,000 or in integral multiples of $100,000 in excess thereof.

(b) Upon receipt of any Pro Rata Loan Request from the Company, the Administrative Agent shall forthwith give notice to each Bank of the substance thereof. Not later than 2:00 P.M., New York time, on the Borrowing Date specified in such Pro Rata Loan Request, each Bank shall make available to the Administrative Agent in immediately available funds at the office of the Administrative Agent at its address set forth on the signature pages hereof, such Bank's Pro Rata Share of the requested Pro Rata Loans.

(c) Upon receipt by the Administrative Agent of funds and satisfaction by the Company or waiver by each of the Banks of each of the conditions precedent contained in Section 6.02, the Administrative Agent shall disburse to the Company on the requested Borrowing Date the Pro Rata Loans requested in such Pro Rata Loan Request. The Administrative Agent may, but shall not be required to, advance on behalf of any Bank such Bank's Pro Rata Share of the Pro Rata Loans on a Borrowing Date unless such Bank shall have notified the Administrative Agent prior to such Borrowing Date that it does not intend to make available its Pro Rata Share of such Loans on such date (it being understood that no action or inaction by the Administrative Agent regarding such an advance shall affect the rights of the Company with respect to any non-performing Bank). If the Administrative Agent makes such advance, the Administrative Agent shall be entitled to recover such amount on demand from the Bank on whose behalf such advance was made, and if such Bank does not pay the Administrative Agent the amount of such advance on demand, the Company shall promptly repay such amount to the Administrative Agent. Until such amount is repaid to the Administrative Agent by such Bank or the Company, such advance shall be deemed for all purposes to be a Pro Rata Loan made by the Administrative Agent. The Administrative Agent shall be entitled to recover from the Bank or the Company, as the case may be, interest on the amount advanced by it for each day from the Borrowing Date therefor until repaid to the Administrative Agent, at a rate per annum equal to (i) in the case of the Bank, the Federal Funds Rate, for the three-day period beginning on the Borrowing Date, and the applicable rate on the Pro Rata Loans made on the Borrowing Date for the period beginning on the fourth day after the Borrowing Date, and (ii) in the case of the Company, the applicable rate on the Pro Rata Loans made on the Borrowing Date.

(d) In lieu of delivering the written notice described above, the Company may give the Administrative Agent telephonic notice of any request for borrowing by the time required under this Section 2.02; provided that such telephonic notice shall be confirmed by delivery of a written notice to the Administrative Agent promptly but in no event later than 4:00 P.M., New York City time, on the date of such telephonic notice.

Section 2.03    Pro Rata Notes.
                ---------------

The Company's obligation to repay the Pro Rata Loans shall be evidenced by Pro Rata Notes, one such Pro Rata Note payable to the order of each Bank. The Pro Rata Note of each Bank shall (i) be in the principal amount of such Bank's Commitment, (ii) be dated the date of the initial Loan and (iii) be stated to mature on the Termination Date as such date may be extended hereunder and bear interest from its date until maturity on the principal balance (from time to time outstanding thereunder) payable at the rates and in the manner provided herein. Each Bank is authorized to indicate upon the grid attached to its Pro Rata Note all Pro Rata Loans made by it pursuant to this Agreement, interest elections and payments of principal and interest thereon. Such notations shall be presumptive as to the aggregate unpaid principal amount of all Pro Rata Loans made by such Bank, and interest due thereon, but the failure by any Bank to make such notations or the inaccuracy or incompleteness of any such notations shall not affect the obligations of the Company hereunder or under the Pro Rata Notes.

Section 2.04    Certain Fees.
                -------------

(a) The Company shall pay to the Administrative Agent for the accounts of the Banks a fee (the "Facility Fee") equal to the Facility Fee Rate per annum (calculated on the basis of a 360-day year for the actual number of days involved) on the daily average amount of the Total Commitment, regardless of usage (excluding the amount of any canceled or reduced portion of the Commitment for which the Facility Fee was paid in connection with such cancellation or reduction pursuant to Section 2.05 hereof) during the quarter with respect to which such Facility Fee is being paid. Such Facility Fee shall be payable in arrears on the last Business Day of each calendar quarter, commencing on the first such date after the date hereof, on any date that the Total Commitment is canceled or reduced pursuant to Section
2.05 (but only with respect to the amount of such cancellation or reduction) and on the Termination Date.

(b) The Company shall pay to the Administrative Agent for its own account such fees as have been or may hereinafter be agreed to between the Administrative Agent and the Company, in the amounts and at the times agreed upon.

(c) On the Effective Date the Company shall pay to the Administrative Agent for the account of each of the Banks (other than The Bank of New
York) such fees as have been or may hereinafter be agreed to between the Administrative Agent and the Company, in the amounts and at the times agreed upon.

Section 2.05    Cancellation or Reduction of the Commitment.
                --------------------------------------------
The Company shall have the right, upon not less than three Business Days' written notice to the Administrative Agent and upon payment of the Facility Fees relating to the amount of the Total Commitment canceled or reduced which have accrued through the date of such cancellation or reduction, with respect to the amount of the cancellation or reduction, to cancel the Total Commitment in full or to reduce the amount thereof; provided, however, that the Total Commitment may not be canceled so long as any Loan or Swing Line Advance remains outstanding; and provided, further, that the amount of any partial reduction in the Total Commitment shall not exceed the remainder of (i) the Total Commitment on such date minus (ii) the aggregate outstanding principal amount of Loans and Swing Line Advances on such date. Partial reductions of the Total Commitment shall be in the amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if the aggregate outstanding amount of Loans is less than $5,000,000, then all of such lesser amount).
All such cancellations or reductions shall be permanent.

Section 2.06    Optional Prepayment.
                --------------------

The Company shall have the right, on not less than three Business Days' written notice to the Administrative Agent in the case of Eurodollar Pro Rata Loans, and upon such written notice delivered by 11:00 A.M. New York City time the day of the proposed prepayment to the Administrative Agent in the case of ABR Loans or Swing Line Advances, to prepay Pro Rata Loans or Swing Line Advances bearing interest on the same basis and having the same Interest Periods, if any, in whole or in part, without premium or penalty, in the aggregate principal amount of $1,000,000 ($100,000 in the case of Swing Line Advances) or in integral multiples of $100,000 in excess thereof (or, if the outstanding aggregate amount of such Loan or Swing Line Advance is less than $1,000,000 or $100,000, respectively, then all of such lesser amount), together with accrued interest on the principal being prepaid to the date of prepayment and, in the case of Eurodollar Loans, the amounts required by Section 4.03. Subject to the terms and conditions hereof, prepaid Loans may be reborrowed.

Section 2.07    Mandatory Prepayment.
                ---------------------

(a) If (i) the Company or any Subsidiary shall sell, lease (other than in the ordinary course of business), assign, transfer or otherwise dispose of any of its assets other than pursuant to Excluded Asset Sales, in an exchange that qualifies under Section 1031 of the Code, or to the extent that the Net Cash Proceeds received therefrom are reinvested in similar assets within 180 days of such disposition of such assets, (ii) the Company or a Subsidiary issues, assumes or incurs Specified Additional Indebtedness or (iii) the Company sells or issues equity securities for cash, other than pursuant to the Company's Stock Incentive Plan, the Company shall prepay outstanding Pro Rata Loans and Swing Line Advances with the Net Cash Proceeds therefrom. Notwithstanding the foregoing, if at the time a mandatory prepayment shall be required to be made hereunder, a mandatory prepayment shall also be required to be made under any similar provision of any agreement evidencing Indebtedness permitted by
Section 7.02(a), in an aggregate principal amount not exceeding $25,000,000, then the Company may apportion such mandatory prepayment pro rata according to the relative principal amounts outstanding under such Credit Agreement and under this Agreement, and the amount of such mandatory prepayment hereunder shall be reduced accordingly. Any such reduction shall be described in reasonable detail in the officer's certificate required under this Section 2.07(c).

(b) Application of Prepayments. All prepayments required to be made pursuant to this Section 2.07 shall be applied in the following order: first, to compensate the Banks for any amounts required by Section 4.03, in the case that such prepayment shall apply to any Eurodollar Pro Rata Loans, second, to accrued interest on the principal amount of Pro Rata Loans being prepaid, third, to the principal of the Pro Rata Loans then outstanding, if any, fourth, to accrued interest on the principal amount of Swing Line Advances being prepaid, and fifth, to the principal of the Swing Line Advances then outstanding, if any; provided that any prepayments shall be applied in a manner to minimize the payments, if any, required by the Company pursuant to Section 4.03 with respect to such prepayment; and provided, further, that the accrued interest on, and the outstanding principal of, Pro Rata Loans to be prepaid shall be applied to prepayment of ABR Loans and Eurodollar Pro Rata Loans in proportion to the outstanding aggregate principal amount of such ABR Loans or Eurodollar Pro Rata Loans, respectively, relative to that of all Pro Rata Loans.

(c) Officer's Certificate. Promptly upon receipt of any Net Cash Proceeds, other than pursuant to any Excluded Asset Sales, the Company shall deliver to the Administrative Agent a certificate signed by the chief financial officer of the Company, which shall be in form and substance satisfactory to the Administrative Agent, setting forth the amount of the gross cash proceeds received and the items deducted therefrom in reasonable detail in order to confirm the amount of such Net Cash Proceeds and also setting forth the Company's year-to-date asset sales.

Section 2.08    Procedure for Competitive Loans.
                --------------------------------

(a) Prior to the Termination Date, the Company may request that the Banks make offers to make Competitive Loans in dollars on the terms and conditions hereinafter set forth; provided, however, that (i) the aggregate principal amount of Competitive Loans that may be borrowed on any Borrowing Date may not exceed the Available Commitment (after giving effect to any Loans to be repaid or prepaid on such Borrowing Date and any other Loans to be made on such Borrowing Date), (ii) the aggregate amount of Competitive Loans outstanding on any day may not exceed 50% of the Total Commitment (after giving effect, with respect to any day, to any Loans being repaid or prepaid on such day and any other Loans to be made on such day) and (iii) the Company may not request Competitive Loans before the fifth Business Day after the Effective Date. Each Bank may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers, in the manner set forth in this Section 2.08.

(b) The Company may request Competitive Loans under this Section 2.08 by giving a Competitive Loan Request to the Administrative Agent, by telephone, telex, telecopy or in writing not later than 12:00 Noon, New York time (if not in writing, to be confirmed in writing in substantially the form of Exhibit C-1 not later than 2:00 P.M., New York time, on the same day), on (i) the fourth Business Day prior to the proposed Borrowing Date, in the case of Eurodollar Competitive Loans, and (ii) on the Business Day immediately prior to the proposed Borrowing Date, in the case of Absolute Rate Competitive Loans. The Administrative Agent shall promptly notify each Bank, by a letter in substantially the form of Exhibit C-2, of each such Competitive Loan Request received by it from the Company and of the terms contained therein.

(c) Each Bank may, if it elects so to do, irrevocably offer to make a Competitive Loan of the requested type to the Company at a Competitive Bid Rate or Rates, as specified by such Bank in accordance with the related Competitive Loan Request, by submitting a Competitive Bid, in substantially the form of Exhibit C-3 and indicating the maximum and minimum principal amounts of the Competitive Loan which such Bank would be willing to make (which amount may, subject to the proviso to the first sentence of Section 2.08(a), exceed such Bank's Commitment, but shall be in a principal amount equal to $1,000,000 or in integral multiples of $100,000 in excess thereof), the Competitive Rate, or Competitive Margin for the relevant Interest Period, as the case may be, and any other terms and conditions required by such Bank, not later than 9:30 A.M., New York time, on (i) the third Business Day prior to the proposed Borrowing Date, in the case of Eurodollar Competitive Loans or (ii) the proposed Borrowing Date, in the case of Absolute Rate Competitive Loans, to the Administrative Agent (which shall give notice thereof to the Borrower as promptly as practicable and in no event later than 10:00 A.M., New York time); provided that, if the Administrative Agent, at such time (if any) as it is a Bank, shall elect to submit a Competitive Bid, the Administrative Agent shall communicate the substance of its Competitive Bid to the Company not later than 15 minutes prior to the applicable deadline specified above. Banks may submit multiple Competitive Bids. Any Competitive Bid that does not conform substantially with Exhibit C-3 may be rejected by the Administrative Agent, after conferring with the Company, and the Administrative Agent shall notify the Bank that submitted such Competitive Bid of such rejection as promptly as practicable. The Administrative Agent shall (i) disclose the Competitive Bids received to the Company as promptly as reasonably practicable after the deadline stated above for the submission of Competitive Bids, (ii) maintain in confidence all Competitive Bids until each of them has been disclosed to the Company and (iii) provide copies of all Competitive Bids (or other written notice containing all of the terms thereof) to the Company as soon as practicable after completion of the bidding process described in this Section 2.08.

(d) The Company shall, not later than (i) 12:00 Noon, New York time, on the third Business Day prior to the proposed Borrowing Date, in the case of Eurodollar Competitive Loans or (ii) 12:00 Noon, New York time, on the proposed Borrowing Date, in the case of Absolute Rate Competitive Loans, either

    (i) cancel the Borrowing Request by giving the Administrative Agent notice to that effect or

    (ii) accept one or more Competitive Bids, in its sole discretion, by giving notice to the Administrative Agent of the principal amount of each Competitive Loan (which principal amount shall be equal to or greater than the minimum amount offered by the relevant Bank and equal to or less than the maximum amount offered by such Bank for such Competitive Loan pursuant to Section 2.08(c)), to be made by each Bank, and reject any remaining Competitive Bids, by giving the Administrative Agent notice to that effect; provided that the aggregate principal amount of such offers accepted by the Company shall be in a principal amount equal to $1,000,000 or in an integral multiple of $100,000 in excess thereof, each such notice to be in substantially the form of Exhibit C-4 (a "Competitive Accept/Reject Notice"); provided further that

          (A) the failure by the Company to give such notice in a timely fashion shall be deemed to be a rejection of all the Competitive Bids,

          (B) the Company shall not accept a Competitive Bid made at a Competitive Bid Rate if such Company has rejected a Competitive Bid made at a lower Competitive Bid Rate,

          (C) the aggregate principal amount of the Competitive Bids accepted by the Company shall not exceed the principal amount specified in the Competitive Loan Request,

          (D) if the Company shall accept Competitive Bids made at a particular Competitive Bid Rate but shall be restricted by other conditions hereof from borrowing the principal amount of Competitive Loans specified in such Competitive Loan Request in respect of which

               Competitive Bids at such Competitive Bid Rate have been made or if the Company shall accept Competitive Bids made at a particular Competitive Bid Rate but the aggregate amount of Competitive Bids made at such Competitive Bid Rate shall exceed the amount specified in the Competitive Loan Request, then the Company shall accept a pro rata portion of each Competitive Bid made at such Competitive Bid Rate, aggregating such pro rata portions of Competitive Loans with respect to which Competitive Bids at such Competitive Bid Rate have been received (provided further that if the principal amount of Competitive Loans to be so allocated is not sufficient to enable Competitive Loans to be so allocated to each such Bank in a principal amount equal to $1,000,000 or in an integral multiple of $100,000 in excess thereof, the Company shall select the Banks to be allocated such Competitive Loans in a principal amount equal to not less than $1,000,000 but may round up allocations to the next higher integral multiple of $100,000 if necessary), and

          (E) except as provided in clause (D) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a principal amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

(e) If the Company notifies the Administrative Agent that a Borrowing Notice for Competitive Loans is canceled, the Administrative Agent shall give prompt notice thereof to the Banks.

(f) If the Company accepts one or more Competitive Bids, the Administrative Agent shall promptly give notice (i) to each Bank of the date and aggregate amount of such Competitive Loan(s), the Competitive Bid Rate therefor and whether or not any Competitive Bid made by such Bank has been accepted by the Company, and (ii) to each Bank whose Competitive Bid, or any portion thereof, has been accepted by the Company, of the principal amount of the Competitive Loan to be made by such Bank and the date for repayment thereof, together with the Competitive Rate or Competitive Margin, as applicable, and any other terms applicable to such Competitive Loan.

(g) Following any acceptance by the Company and notification by the Administrative Agent pursuant to Section 2.08(f), and upon satisfaction, or waiver by the Banks, of each of the applicable conditions precedent contained in Article VI, each such Bank shall disburse to the Administrative Agent, by 2:00 P.M. on the specified Borrowing Date, the aggregate principal amount of the Competitive Loans accepted by the Company, whereupon the Administrative Agent shall promptly disburse such funds to the Company in funds immediately available at the Company's office specified in Section 11.06.

(h) Nothing in this Section 2.08 shall be construed as a right of first offer in favor of the Banks or to otherwise limit the ability of the Company to request and accept credit facilities from any Person (including any Bank).

Section 2.09    Competitive Notes.
                ------------------

The Company's obligation to repay the Competitive Loans shall be evidenced by Competitive Notes, one such Competitive Note payable to the order of each Bank making a Competitive Loan pursuant to Section
2.08. The Competitive Note of each Bank shall (i) be in the principal amount of 50% of the Total Commitment or, if less, the aggregate principal amount outstanding under Competitive Loans made by such Bank, (ii) be dated the date of the initial Competitive Loan made by such Bank and (iii) be stated to mature on the Maturity Date of any Competitive Loan made by such Bank (as such date may be extended hereunder) and bear interest from its date until maturity on the principal balance (from time to time outstanding thereunder) payable at the rates and in the manner provided herein. Each Bank is authorized to indicate upon the grid attached to its Competitive Note all Competitive Loans made by it pursuant to this Agreement, interest elections and payments of principal and interest thereon. Such notations shall be presumptive as to the aggregate unpaid principal amount of all Competitive Loans made by such Bank, and interest due thereon, but the failure by any Bank to make such notations or the inaccuracy or incompleteness of any such notations shall not affect the obligations of the Company hereunder or under the Competitive Notes.

Section 2.10    Swing Line Advances.
                --------------------

(a) Prior to the Termination Date, and subject to the terms and conditions of this Agreement, the Swing Line Bank shall make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Company from time to time on any Business Day in an aggregate amount not to exceed at any time outstanding $15,000,000 (the "Swing Line Facility"); provided, however, that the sum of (i) the aggregate outstanding Loans plus (ii) the aggregate outstanding Swing Line Advances, may not exceed the Total Commitment. Each Swing Line Borrowing shall be in an amount of not less than $100,000 or an integral multiple of $100,000 in excess thereof. Each Bank other than the Swing Line Bank shall be deemed to, and hereby agrees to, have irrevocably and unconditionally purchased from the Swing Line Bank, simultaneously with such Swing Line Advance, a participation in such Swing Line Advance in an amount equal to such Bank's Pro Rata Share of the principal amount thereof.

(b) Interest. Each Swing Line Advance shall bear interest at a rate agreed upon by the Company and the Swing Line Bank but in no event higher than a rate based upon the Base Rate and in the manner set forth in Section 3.02, as if such Swing Line Advance were an ABR Loan. Such interest shall be payable in arrears at the end of the applicable interest period or as otherwise agreed by the Company and the Swing Line Bank. The interest period for any Swing Line Advance shall not exceed 30 days.

(c) Swing Line Note. The Company's obligation to repay its Swing Line Advances shall be evidenced by a Swing Line Note which shall be
(i) payable to the Swing Line Bank, (ii) in the principal amount of $15,000,000 or, if less, the principal amount of the Company's Swing Line Advances from time to time outstanding, (iii) dated not later than the date of the Company's first Swing Line Advance and (iv) stated to mature with respect to each Swing Line Advance from time to time outstanding thereunder on the date determined pursuant to this
Section 2.10 but in any event not later than the Termination Date.
The Swing Line Bank is authorized to indicate upon the grid attached to the Swing Line Note all borrowings thereunder and payments of principal and interest thereon. Such notations shall be presumptively correct as to the aggregate unpaid principal amount of the Swing Line Advance made by the Swing Line Bank, and interest due thereon, but the failure by the Swing Line Bank to make such notations or the inaccuracy or incompleteness of any such notations shall not affect the obligations of the Company hereunder or under the Swing Line Note.

(d) Procedure. Each Swing Line Borrowing shall be made on notice, given not later than 12:00 P.M., New York time on the date of the proposed Swing Line Borrowing, by the Company to the Swing Line Bank and the Administrative Agent. Each such notice of a proposed Swing Line Borrowing (a "Swing Line Advance Request") shall be by telephone or telecopier (and if by telecopier, in the form of Exhibit E hereto), and, if by telephone, confirmed immediately in writing, specifying therein the requested (i) date of such borrowing, (ii) amount of such borrowing and (iii) maturity of such borrowing (which maturity shall be no later than the thirtieth day after the requested date of such borrowing subject to successive thirty day extensions thereof, at the Company's option, so long as the total outstanding amount of Swing Line Advances remains less than or equal to $15,000,000). To the extent it is required to do so pursuant to Section 2.10(a) above, the Swing Line Bank will make the amount of the requested Swing Line Advance available to the Administrative Agent in immediately available funds, at the office of the Administrative Agent at its address set forth on the signature pages hereof. After the Administrative Agent's receipt of such funds and upon satisfaction by the Company, or waiver by the Administrative Agent of each of the conditions precedent contained in Article VI applicable thereto, the Administrative Agent will disburse such funds to the Company.

(e) Repayment. The Company shall repay to the Administrative Agent for the account of the Swing Line Bank the outstanding principal amount of each Swing Line Advance made to the Company on the earlier of the maturity date specified in the applicable Swing Line Advance Request (which maturity shall be no later than the thirtieth day after the requested date of such borrowing subject to successive thirty day extensions thereof, at the Company's option, so long as the total outstanding amount of Swing Line Advances remains less than or equal to $15,000,000) and the Termination Date.

(f) Conversion of Swing Line Advances. Subject to Section 4.03, (i) if the aggregate outstanding Swing Line Advances shall at any time exceed $1,000,000 the Company may, at its option, convert such Swing Line Advances to an ABR Loan and if the aggregate outstanding Swing Line Advances shall at any time exceed $2,500,000 the Company may, at its option, convert such Swing Line Advances to a Eurodollar Pro Rata Loan; (ii) if the aggregate outstanding Swing Line Advances shall at any time exceed $7,500,000, Swing Line Advances in excess of such amount shall, on the next date on which interest is payable on any Swing Line Advance, unless converted at the Company's option pursuant to clause (i) above, automatically be converted to an ABR Loan; and
(iii) if a Default shall occur and be continuing, the Swing Line Bank may, at its option, convert such Swing Line Advances to an ABR Loan. Upon election of any conversion under clause (i), the Company shall notify the Swing Line Bank in writing of such conversion, whether such Swing Line Advances shall be ABR Loans or Eurodollar Pro Rata Loans and the Business Day on which such conversion is to be effective (which notice in the case of the Eurodollar Pro Rata Loans shall not be less than three days prior to the requested date for conversion) and upon any automatic conversion under clause (ii) or election of conversion under clause (iii), the Swing Line Bank shall immediately notify the Company in writing of such conversion. On the Business Day of any conversion described above, such Swing Line Advances shall constitute an ABR Loan or a Eurodollar Pro Rata Loan and shall bear interest at the rate of interest then applicable to ABR Loans or Eurodollar Pro Rata Loans, as the case may be. Upon written demand by the Swing Line Bank on or before 11:00 A.M., New York time, with a copy of such demand to the Administrative Agent, whether or not an Event of Default shall have occurred, each other Bank shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell to each such other Bank, such other Bank's Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available to the Administrative Agent for the account of the Swing Line Bank not later than 2:00 P.M., New York time, in immediately available funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Bank. The Company hereby agrees to each such sale. Each Bank agrees unconditionally and absolutely to purchase its Pro Rata Share of an outstanding Swing Line Advance, whether or not an Event of Default shall have occurred, on
(i) the Business Day on which demand therefor is made by the Swing Line Bank, provided that notice of such demand is given not later than 1:00 P.M., New York time, on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. If and to the extent that any Bank shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Bank agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at a rate per annum equal to (i) the Federal Funds Rate, for the three-day period beginning on the date of such demand, and (ii) the rate of interest then applicable to ABR Loans or Eurodollar Pro Rata Loans, as the case may be, for the period beginning on the fourth day after the date of such demand, changing as and when said rate changes.


                              ARTICLE III

             INTEREST, METHOD OF PAYMENT, CONVERSION, ETC.

Section 3.01    Procedure for Interest Rate Determination.
                ------------------------------------------

(a) Unless the Company shall request in a Loan Request or in a Conversion/Continuance Request that Pro Rata Loans (or portions thereof) bear interest as Eurodollar Pro Rata Loans, the Pro Rata
Loans shall bear interest as ABR Loans.

(b)  Competitive Rate Loans shall bear interest as Absolute Rate
Competitive Loans or Eurodollar Competitive Loans as determined in accordance with Section 2.08.

Section 3.02    Interest on ABR Loans.
                ----------------------

Each ABR Loan shall bear interest from the date of such ABR Loan until maturity thereof or until such Loan is repaid or converted, or the beginning of any relevant Interest Period, as the case may be, payable in arrears on the last day of each calendar quarter of each year, commencing with the first such date after the date hereof, and on the date such ABR Loan is repaid, at a rate per annum (on the basis of a 365- or 366-day year for the actual number of days involved in the case of ABR Loans which accrue interest based upon the Prime Rate and on the basis of a 360-day year for the actual number of days involved in the case of ABR Loans which accrue interest based upon the Federal Funds Rate) equal to the Base Rate in effect from time to time, which rate shall change as and when said Base Rate shall change. If an ABR Loan is outstanding, the Administrative Agent shall notify the Company of the Base Rate when said Base Rate shall change; provided that the failure to give notice shall not affect the Company's obligations with respect to such ABR Loan.

Section 3.03    Interest on Eurodollar Loans.
                -----------------------------

(a) Each Eurodollar Loan shall bear interest from the date of such Loan until maturity thereof or until such Loan is repaid, payable in arrears, with respect to Interest Periods of three months or less, on the last day of such Interest Period, and with respect to Interest Periods longer than three months, on the day which is three months after the commencement of such Interest Period and on the last day of such Interest Period, at a rate per annum (on the basis of a 360-day year for the actual number of days involved), determined by the Administrative Agent with respect to each Interest Period with respect to Eurodollar Loans, equal to the sum of (i) the Applicable Margin, in the case of Eurodollar Pro Rata Loans or the Competitive Margin, in the case of Eurodollar Competitive Loans and (ii) LIBOR.

(b) The Interest Period for each Eurodollar Loan shall be selected by the Company at least three Business Days prior to the beginning of such Interest Period. If the Company fails to notify the Administrative Agent of the subsequent Interest Period for an outstanding Eurodollar Pro Rata Loan at least three Business Days prior to the last day of the then current Interest Period of such Eurodollar Pro Rata Loan, then such outstanding Eurodollar Pro Rata Loan shall become an ABR Loan at the end of such current Interest Period.

(c) Notwithstanding the foregoing: (i) if any Interest Period for a Eurodollar Loan would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;
(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and
(iii) no Interest Period for a Eurodollar Loan may extend beyond the Termination Date.

(d) Eurodollar Loans shall be made by each Bank from its branch or affiliate identified as its Eurodollar Lending Office on the signature page hereto, or such other branch or affiliate as it may hereafter designate to the Company and the Administrative Agent as its Eurodollar Lending Office. A Bank shall not change its Eurodollar Lending Office designation if it, at the time of the making of such change, increases the amounts that would have been payable by the Company to such Bank under this Agreement in the absence of such a change.

Section 3.04    Interest on Absolute Rate Competitive Loans.
                --------------------------------------------

Each Absolute Rate Competitive Loan shall bear interest from the date of such Loan to (but excluding) its Maturity Date, payable in arrears, with respect to maturities of three months or less, on its Maturity Date, and with respect to maturities longer than three months, on the day which is three months after the making of such loan (and each three month anniversary thereafter, if any) and on its Maturity Date, at a rate per annum equal to the applicable Competitive Rate.

Section 3.05    Conversion/Continuance.
                -----------------------

(a) The Company may request, by delivery to the Administrative Agent of a written Conversion/Continuance Request not less than three Business Days prior to a requested Conversion/Continuance Date, that all or portions of the outstanding ABR Loans and Eurodollar Pro Rata Loans, in the aggregate amount of $1,000,000 or in integral multiples of $100,000 in excess thereof (or, if the aggregate amount of outstanding Loans is less than $1,000,000, then all such lesser amount), shall bear interest from and after the Conversion/Continuance Date as either ABR Loans or Eurodollar Pro Rata Loans.

(b) Upon receipt of any such Conversion/Continuance Request from the Company, the Administrative Agent shall forthwith give notice to each Bank of the substance thereof. Effective on such Conversion/ Continuance Date and upon payment by the Company of the amounts, if any, required by Section 4.03, the Loans or portions thereof as to which the Conversion/Continuance Request was made shall commence to accrue interest as set forth in this Article III for the interest rate selected by the Company.

(c) In lieu of delivering the above-described notice, the Company may give the Administrative Agent telephonic notice hereunder by the required time under this Section 3.05; provided that such telephonic notice shall be confirmed by delivery of a written notice to the Administrative Agent by no later than 4:00 P.M., New York City time, the date of such telephonic notice.

Section 3.06    Post Default Interest.
                ----------------------

Upon the occurrence and during the continuation of an Event of Default, all Loans, Swing Line Advances and any unpaid installment of interest shall bear interest at a rate per annum equal to the sum of
(i) 2% and (ii) with respect to ABR Loans and Swing Line Advances, the rate of interest then applicable to ABR Loans, changing as and when said rate shall change, with respect to Eurodollar Loans, the rate of interest applicable to each such Eurodollar Loan, and with respect to

Absolute Rate Competitive Loans, the Competitive Rate applicable to such Absolute Rate Competitive Loan. Interest payable pursuant to this Section 3.06 shall be payable on demand.

Section 3.07    Maximum Interest Rate.
                ----------------------

(a) Nothing in this Agreement or the Notes shall require the Company to pay interest at a rate exceeding the maximum rate permitted by applicable law. Neither this Section nor Section 11.01 is intended to limit the rate of interest payable for the account of any Bank to the maximum rate permitted by the laws of the State of New York (or any other applicable law) if a higher rate is permitted with respect to such Bank by supervening provisions of U.S. Federal law.

(b) If the amount of interest payable for the account of any Bank on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to this Article III, would exceed the maximum amount permitted by applicable law to be charged by such Bank, the amount of interest payable for its account on such interest payment date shall automatically be reduced to such maximum permissible amount.


                              ARTICLE IV

                        DISBURSEMENT AND PAYMENT

Section 4.01    Pro Rata Treatment.
                -------------------

Each payment of the Facility Fee and each reduction of the Total Commitment shall be apportioned among the Banks in proportion to each Bank's Pro Rata Share. Except as provided in Section 4.04 or 4.05, the ABR Loans and Eurodollar Pro Rata Loans or portions thereof as to which a Conversion/Continuance Request has been made pursuant to
Section 3.05 hereof shall at all times bear interest on the same basis respectively (i.e., as ABR Loans and Eurodollar Pro Rata Loans) and the Interest Periods applicable thereto, if any, shall be of the same duration.

Section 4.02    Method of Payment.
                ------------------

(a) All payments by the Company hereunder and under the Notes shall be made without set-off or counterclaim to the Administrative Agent, for its account or for the account of the Bank or Banks entitled thereto, as the case may be, in lawful money of the United States and in immediately available funds at the office of the Administrative Agent on the date when due.

(b) Any payment hereunder which falls due on a non-Business Day will be carried over to the next Business Day (subject to Section 3.03(c)), and interest at the rate applicable hereunder will continue to run during such extension of time.

Section 4.03    Compensation for Losses.
                ------------------------

(a) Compensation. In the event that (i) the Company makes a prepayment under Section 2.06 on a day other than the last day of the Interest Period for the amount so prepaid, (ii) a Conversion/ Continuance Date selected pursuant to Section 3.05 falls on a day other than the last day of the Interest Period for the amount as to which a conversion is made, (iii) the Company revokes any notice given under Section 2.02 requesting Eurodollar Loans, (iv) the Loans or portions thereof are converted into ABR Loans pursuant to Section 4.05 on a day other than the last day of the Interest Period for the Eurodollar Loans so converted, (v) the Eurodollar Loans shall be declared to be due and payable prior to the scheduled maturity thereof pursuant to Section 8.01 or (vi) Swing Line Advances shall be converted into an ABR Loan on any day other than the maturity date for such Swing Line Advances, the Company shall pay to each Bank or the Swing Line Bank, as the case may be, promptly after its demand an amount which will compensate such Bank or the Swing Line Bank, as the case may be, for any loss, premium or penalty incurred (other than any loss, premium or penalty incurred as a consequence of any Tax, which shall be governed by the provisions of Section 4.04(a)) by such Bank or the Swing Line Bank, as the case may be, as a result of such prepayment, conversion, declaration or revocation of notice in respect of funds deemed (pursuant to the last sentence of this Section 4.03(a)) obtained for the purpose of making or maintaining such Bank's Eurodollar Loans or the Swing Line Bank's Swing Line Advances, or any part thereof (it being understood, however, that the foregoing shall not be construed as covering any amounts paid pursuant to Section 2.10(f) by a Bank to the Swing Line Bank in connection with the conversion of a Swing Line Loan). Such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so paid or prepaid, or not borrowed or converted, for the period from the date of such payment or prepayment or conversion or failure to borrow to the last day of such Interest Period or the maturity date of Swing Line Advances (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure to borrow) in each case at the applicable rate of interest for such Loan provided for herein (excluding, however, the Applicable Margin included therein) over (ii) the amount of interest (as reasonably determined by such Bank) which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. For purposes of calculating amounts payable by the Company to the Banks under this Section, each Eurodollar Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at Base LIBOR used in determining LIBOR for such Eurodollar Loan by a matching deposit or other borrowing in the London interbank deposits market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan is in fact so funded.

(b) Certificate, Etc. Each Bank and the Swing Line Bank, if applicable, shall promptly notify the Company, with a copy to the Administrative Agent, upon becoming aware that the Company may be required to make any payment pursuant to this Section 4.03. When requesting payment pursuant to this Section 4.03, each Bank and the Swing Line Bank, if applicable, shall provide to the Company, with a copy to the Administrative Agent, a certificate, signed by an officer of such Bank or Swing Line Bank, setting forth the amount required to be paid by the Company to such Bank or Swing Line Bank and the computations made by such Bank or Swing Line Bank to determine such amount. In the absence of manifest error, such certificate shall be conclusive and binding on the Company as to the amount so required to be paid by the Company to such Bank.

(c) Participants. Subject to Section 11.08(e), each Participant shall be deemed a "Bank" for the purposes of this Section 4.03.

Section 4.04    Withholding,  Reserves and Additional Costs.
                --------------------------------------------

(a)  Taxes.

     (i) Withholding. To the extent permitted by law, all payments under this Agreement and under the Notes (including payments of principal and interest) shall be payable to each Bank free and clear of any and all present and future Covered Taxes. If any Taxes are required to be withheld or deducted from any amount payable under this Agreement or any Note, then (1) the Company shall pay any such Tax before the date on which penalties attach thereto, and (2) in the event such Tax is a Covered Tax, the amount payable under this Agreement or such Note shall be increased to the amount which, after deduction from such increased amount of all Covered Taxes required to be withheld or deducted therefrom, will yield to such Bank the amount stated to be payable under this Agreement or such Note. The Company shall execute and deliver to any Bank upon its request such further instruments as may be necessary or desirable to give full force and effect to any such increase, including a new Note of the Company to be issued in exchange for any Note theretofore issued. The Company shall also hold each Bank harmless and indemnify it for any stamp or other taxes with respect to the preparation, execution, delivery, recording, performance or enforcement of the Credit Documents (all of which shall be included with "Taxes"). If any Covered Taxes are paid by any Bank, the Company shall, not later than 10 days after demand of such Bank, reimburse such Bank for such payments, together with any interest, penalties and expenses incurred in connection therewith, plus interest thereon at a rate per annum (based on a 360-day year for the actual number of days involved) equal to the interest rate then applicable to ABR Loans, changing as and when such rate shall change, from the date such payment or payments are made by such Bank to the date of reimbursement by the Company. The Company shall deliver to the Administrative Agent certificates or other valid vouchers for all Taxes or other charges deducted from or paid with respect to payments made by the Company hereunder.

     (ii)   Tax Refund.  If the Company determines in good faith that,
            (a) acting in the name of a Bank, Participant, Assignee or the Administrative Agent it is more likely than not to win a contest involving a Covered Tax, or (b) acting in the name of the Company, a reasonable basis exists for contesting a Covered Tax, then the relevant Bank, Participant, Assignee or the Administrative Agent, as applicable, shall cooperate with the Company in challenging such Tax at the Company's expense if requested by the Company (it being understood and agreed that neither the Administrative Agent nor any Bank, Participant or Assignee shall have any obligation to contest, or any responsibility for contesting any Tax). If any Bank, Participant, Assignee or the Administrative Agent, as applicable, receives a refund (whether by way of direct payment or by offset) of any Covered Tax for which a payment has been made pursuant to subsection
            4.04(a)(i) which, in the reasonable good faith judgment of such Bank, Participant, Assignee or Administrative Agent, as the case may be, is allocable to such payment made under subsection 4.04(a)(i), the amount of such refund (together with any interest received thereon) shall be paid to the Company to the extent payment has been made in full pursuant to subsection 4.04(a)(i).

     (iii) U.S. Tax Certificates. Each Bank that is organized under the laws of any jurisdiction other than the United States or any state thereof shall deliver to the Administrative Agent for transmission to the Company, on or prior to the Closing Date (in the case of each Bank listed on the signature pages hereof) or on the date (and as a condition to effectiveness) of an assignment pursuant to which it becomes a Bank (in the case of each other Bank), and at such other times as may be necessary in the determination of the Company or the Administrative Agent (each in the reasonable exercise of its discretion), such certificates, documents or other evidence, properly completed and duly executed by such Bank (including, without limitation, Internal Revenue Service Form 1001 or Form 4224 or any other certificate or statement of exemption required by Treasury Regulations Section 1.1441-4(a) or Section 1.1441-6(c) or any successor thereto) to establish that such Bank is not subject to deduction or withholding of United States federal income tax under Section 1441 or 1442 of the Code or otherwise (or under any comparable provisions of any successor statute) or is subject to deduction or withholding at a reduced rate under any applicable treaty or otherwise with respect to any Payments to such Bank of principal, interest, fees or other amounts payable under this Agreement or any of the Notes. The Company shall not be required to pay any additional amount to any such Bank under subsection 4.04(a)(i) if such Bank shall have failed to satisfy the requirements of the immediately preceding sentence; provided that if such Bank shall have satisfied such requirements on the Closing Date (in the case of each Bank listed on the signature pages hereof) or on the date of the agreement pursuant to which it became a Bank (in the case of each other Bank), nothing in this subsection 4.04(a)(iii) shall relieve the Company of its obligation to pay any additional amounts pursuant to subsection 4.04(a)(i) in the event that, as a result of any change in applicable law, such Bank is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Bank is not subject to withholding as described in the immediately preceding sentence.

     (iv) Mitigation. Each Bank agrees that, as promptly as practicable after the officer of such Bank responsible for administering the Loans under this Agreement becomes aware of the occurrence of an event or the existence of a condition that would require the Company to make payments with respect to such Bank under subsection 4.04(a)(i), it will, to the extent not inconsistent with such Bank's internal policies, use reasonable efforts (1) to make, fund or maintain the Commitments or Loans of such Bank through another lending office of such Bank, or (2) take such other reasonable measures, if as a result the additional amounts that would otherwise be required to be paid by the Company with respect to such Bank pursuant to subsection 4.04(a)(i) would be materially reduced and if, as determined by such Bank in its sole discretion, the making, funding or maintaining of such Commitments or Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or the interests of such Bank.

     (v) Replacement of Bank. If the Company becomes obligated to pay additional amounts described in Section 4.04(a) as a result of any condition described in such section and payment of such amount is demanded by any Bank, then the Company may, on ten business days' prior written notice to the Administrative Agent and such Bank, cause such Bank to (and such Bank shall) assign all of its rights and obligations under this Agreement to a Bank or other entity selected by the Company for a purchase price equal to the outstanding principal amount of such Bank's Loans and all accrued interest, fees, and other amounts owing to such Bank, provided that in no event shall the assigning Bank be required to pay or surrender to such purchasing Bank or other entity any of the fees received by such assigning Bank pursuant to this Agreement. The Company shall remain obligated to pay to such assigning Bank all additional amounts described in Section 4.04(a) arising on or prior to the date of such assignment as a result of any condition described in such section and demanded by any Bank.

(b)  Additional Costs.

     (i) If after the date hereof, any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof or the enactment of any law or regulation shall either (1) impose, modify or deem applicable any reserve, special deposit or similar requirement against the Banks' Commitments or the Loans or Swing Line Advances or (2) impose on any Bank any other condition regarding this Agreement, its Commitment or the Loans or Swing Line Advances and the result of any event referred to in clause (1) or (2) of this clause (b) shall be to increase the cost (other than an increase in cost as a consequence of any Tax, which shall be governed by the provisions of Section 4.04(a)) to any Bank of maintaining its Commitment or any Loans or Swing Line Advances (which increase in cost shall be calculated in accordance with each Bank's reasonable averaging and attribution methods) by an amount which any such Bank deems to be material, then, upon receipt by the Company of written notice by such Bank, the Company shall be obligated to pay to such Bank within 10 days of any written demand therefor an amount equal to such increase in cost incurred by such Bank after the date the Company receives such notice; provided that in respect of any Loan or Swing Line Advances such amount shall bear interest, after receipt by the Company of any such demand until payment in full thereof, at a rate per annum (based on a 360-day year, for the actual number of days involved) equal to the sum of 2% and the interest rate then applicable to ABR Loans, changing as and when such rate shall change.

     (ii) If any Bank shall have determined that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (including any such adoption or change made prior to the date hereof but not effective until after the date hereof), or compliance by any Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital for any such Bank or any corporation controlling such Bank as a consequence of its obligations under this Agreement to a level below that which such Bank or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy), then upon receipt by the Company of written notice by such Bank, the Company shall be obligated to pay to such Bank upon receipt of written demand from such Bank such additional amount or amounts as will compensate such Bank for such reduction suffered by such Bank after the date the Company receives such notice, plus interest thereon at a rate per annum (based on a 360-day year, for the actual number of days involved) equal to the interest rate then applicable to ABR Loans, changing as and when such rate shall change, from the date of such demand by such Bank to the date of payment by the Company.

     (iii) Mitigation. Each Bank agrees that, as promptly as practicable after the officer of such Bank responsible for administering the Loans under this Agreement becomes aware of the occurrence of an event or the existence of a condition that would require the Company to make payments with respect to such Bank under subsection 4.04(b)(i) or
            (ii), it will, to the extent not inconsistent with such Bank's internal policies, use reasonable efforts (1) to make, fund or maintain the Commitments or Loans of such Bank through another lending office of such Bank, or (2) take such other reasonable measures, if as a result the additional amounts that would otherwise be required to be paid by the Company with respect to such Bank pursuant to subsection 4.04(b)(i) or (ii) would be materially reduced and if, as determined by such Bank in its sole discretion, the making, funding or maintaining of such Commitments or

            Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or the interests of such Bank.

     (iv) Replacement of Bank. If the Company becomes obligated to pay additional amounts described in Section 4.04(b)(i) or
            (ii) as a result of any condition described in such section and payment of such amount is demanded by any Bank, then the Company may, on ten business days' prior written notice to the Administrative Agent and such Bank, cause such Bank to (and such Bank shall) assign all of its rights and obligations under this Agreement to a Bank or other entity selected by the Company for a purchase price equal to the outstanding principal amount of such Bank's Loans and all interest and facility fees accrued to the date of purchase. The Company shall remain obligated to pay to such assigning Bank all additional amounts described in Section 4.04(b) arising on or prior to the date of such assignment as a result of any condition described in such section and demanded by any Bank.

(c) Lending Office Designations. Before giving any notice to the Company pursuant to this Section 4.04, each Bank shall, if possible, designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank.

(d) Certificate, Etc. Each Bank shall promptly notify the Company, with a copy to the Administrative Agent, upon becoming aware that the Company may be required to make any payment pursuant to this Section
4.04. When requesting payment pursuant to this Section 4.04, each Bank shall provide to the Company, with a copy to the Administrative Agent, a certificate, signed by an officer of such Bank, setting forth the amount required to be paid by the Company to such Bank and the computations made by such Bank to determine such amount. Determinations and allocations by such Bank for purposes of this
Section 4.04 shall be conclusive and binding upon the Company, provided that such determinations and allocations are made on a reasonable basis and are mathematically accurate.

(e) Participants. Subject to Section 11.08(e), each Participant shall be deemed a "Bank" for the purposes of this Section 4.04.

Section 4.05    Unavailability.
                ---------------

If at any time any Bank shall have determined in good faith (which determination shall be conclusive) that (x) the making or maintenance of all or any part of such Bank's Eurodollar Loans has been made impracticable or unlawful because of compliance by such Bank in good faith with any law or guideline or any interpretation or administration thereof by any official body charged with the interpretation or administration thereof or with any request or directive of such body (whether or not having the effect of law), or
(y) that LIBOR would not accurately reflect the cost to such Bank of making, continuing or converting any Eurodollar Loan by reason of such compliance, or by reason of the unavailability of appropriate quotations, or by reason of the unavailability of U.S. dollar deposits in the appropriate amount and maturity in the London Eurodollar interbank market, then the Administrative Agent, upon notification to it of such determination by such Bank, shall forthwith advise the other Banks and the Company thereof. Upon such date as shall be specified in such notice and until such time as the Administrative Agent, upon notification to it by such Bank, shall notify the Company and the other Banks that the circumstances specified by it in such notice no longer apply, (i) notwithstanding any other provision of this Agreement, such Eurodollar Loans of such Bank shall automatically and without requirement of notice by the Company be converted to ABR Loans and (ii) the obligation of only such Bank to allow borrowing, elections and renewals of Eurodollar Loans shall be suspended, and, if the Company shall request in a Loan Request or Conversion/Continuance Request that such Bank make a Eurodollar Loan, the loan requested to be made by such Bank shall instead be made as an ABR Loan.


                               ARTICLE V

                    REPRESENTATIONS AND WARRANTIES

Section 5.01    Representations and Warranties.
                -------------------------------

As of each Compliance Date, the Company represents and warrants to the Banks that:

(a) Subsidiaries. At the date hereof, the Company has no Subsidiaries and is a participant in no joint ventures other than as listed on Schedule 5.01(a).

(b) Good Standing and Power. The Company is duly organized and validly existing and in good standing under the laws of the State of Maryland; and the Company has the power to own its property and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each of the corporate Subsidiaries of the Company are corporations, each duly organized and validly existing, under the laws of the jurisdiction of its incorporation;

each other Subsidiary is an entity duly organized and validly existing under the laws of the jurisdiction of its organization; and each Subsidiary has the power to own its property and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so organized, existing, qualified, or to be in good standing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(c) Corporate Authority. The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, to make the borrowings contemplated hereby, and to execute and deliver the Notes and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders is required as a condition to the validity or performance by the Company of its obligations under this Agreement or the Notes.

(d) Authorizations. All authorizations, consents, approvals, registrations, notices, exemptions and licenses with or from Governmental Authorities and other Persons which are necessary for the borrowing hereunder, the execution and delivery of the Credit
Documents, the performance by the Company of its obligations hereunder and thereunder have been effected or obtained and are in full force and effect.

(e) Binding Agreements. This Agreement constitutes, and the Notes, when executed and delivered pursuant hereto for value received will constitute, the valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; and the effect of general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought.

(f) Litigation. There are no proceedings or investigations, so far as the executive officers of the Company know, pending or threatened before any court or arbitrator or before or by any Governmental Authority which (i) in any one case or in the aggregate, if determined adversely to the interests of the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect, (ii) relates to any Credit Document or the lending transactions contemplated hereby and thereby or (iii) seeks to (or is expected to) rescind, terminate, revoke, cancel, withdraw, suspend, modify or withhold any material license or permit of the Company or any of the Subsidiaries.

(g) No Conflicts. There is no statute, regulation, rule, order or judgment, and no provision of any material agreement or instrument binding on the Company or any of its Subsidiaries, or affecting their respective properties and no provision of the certificate of incorporation, by-laws, governing partnership agreement or other organizational document of the Company or any of its Subsidiaries, which would prohibit, conflict with or in any way prevent the execution, delivery, or performance of the terms of the Credit Documents or the incurrence of the obligations provided for herein and therein, or result in or require the creation or imposition of any Lien on any of the Company's or its Subsidiaries' properties as a consequence of the execution, delivery and performance of any Credit Document or the lending transactions contemplated hereby and thereby.

(h) Financial Condition. (i) (A) The consolidated balance sheet as of December 31, 1998, together with consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, audited by KPMG, LLP, included in the Realty Income Corporation 1998 Year End Report and (B) the consolidated balance sheet as of June 30, 1999, together with the consolidated statements of income and cash flows for the 6 months then ended certified by the chief financial officer of the Company, heretofore delivered to the Administrative Agent, fairly present the financial condition of the Company and its consolidated Subsidiaries and the results of their operations as of the dates and for the periods referred to and have been prepared in accordance with GAAP consistently applied throughout the periods involved. As of the date hereof, there are no material liabilities, direct or indirect, fixed or contingent, of the Company and its Subsidiaries as of the dates of such balance sheet which are not reflected therein or in the notes thereto. (ii) Since December 31, 1998 there has been no Material Adverse Change.

(i) Taxes. The Company and each of its Subsidiaries has filed or caused to be filed all tax returns which are required to be filed and has paid all taxes required to be shown to be due and payable on said returns or on any assessment made against it or any of its property and all other taxes, assessments, fees, liabilities, penalties or other charges imposed on it or any of its property by any Governmental Authority, except for any taxes not yet delinquent and any taxes, assessments, fees, liabilities, penalties or other charges which are being contested in good faith and for which adequate reserves (in accordance with GAAP) have been established.

(j)  Use of Proceeds.  The proceeds of the Loans and Swing Line
Advances will be used by the Company for the purposes described in the Whereas clause hereto.

(k) Margin Regulations. No part of the proceeds of any Loan will be used to purchase or carry, or to reduce, retire or refinance any credit incurred to purchase or carry or to extend credit to others for the purpose of purchasing or carrying, any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System.

(l) No Material Misstatements. All written information relating to the Company and its Subsidiaries heretofore delivered by the Company and its Subsidiaries to the Administrative Agent or any Bank in connection with the Credit Documents is complete and correct in all material respects.

(m) Title to Properties; Possession Under Leases. The Company and its Subsidiaries each have good and marketable title to, or valid leasehold interests in, all properties and assets reflected on the consolidated balance sheet of the Company as of June 30, 1999, referred to in Section 5.01(h), except for such properties and assets as have been disposed of in the ordinary course of business and except for minor defects in title that do not, individually or in the aggregate, materially interfere with the ability of the Company or any of such Subsidiaries to conduct its business as now conducted. All such assets and properties are free and clear of all Liens, except Liens permitted pursuant to this Agreement.

(n) Leases. (i) To the Company's knowledge, no condition exists which, with the giving of notice or the passage of time, or both, would permit any lessee to cancel its obligations under any lease to which the Company or any Subsidiary is a party that would create, individually or in the aggregate, a Material Adverse Effect; (ii) the Company has received no notice that any lessee or lessees intend to cease operations at any leased property or properties prior to the expiration of the term of the applicable lease (other than temporarily due to casualty, remodeling, renovation or any similar cause) that would create, individually or in the aggregate, a Material Adverse Effect; and (iii) to the Company's knowledge, none of the lessees or their sublessees, if any, under any of the leases to which the Company or any Subsidiary is a party to or is the subject of any bankruptcy, reorganizations, insolvency or similar proceeding that would create, individually or in the aggregate, a Material Adverse Effect.

(o) Conduct of Business. At the date hereof, the Company and its Subsidiaries hold all authorizations, consents, approvals, registrations, franchises, licenses and permits, with or from Governmental Authorities and other Persons as are required or necessary for them to own their properties and conduct their business as now conducted unless and to the extent that any failure to hold such authorizations, consents, approvals, registrations, franchises, licenses and permits, individually or in the aggregate, could not have a Material Adverse Effect.

(p) Compliance with Laws and Charter Documents. Neither the Company nor any Subsidiary thereof is, or as a result of performing any of its obligations under the Credit Documents will be, in violation of (a) any law, statute, rule, regulation or order of any Governmental Authority (including Environmental Laws) applicable to it or its properties or assets, (b) its certificate of incorporation, by-laws, governing partnership agreement or other organizational document or
(c) judgments or agreements to which it is a party or by which its assets may be bound unless and to the extent that such violations, individually or in the aggregate, would not have a Material Adverse Effect.

(q)  ERISA.

     (i) Neither the Company nor any ERISA Affiliate has engaged in a transaction with respect to any Plan which, assuming the taxable period of such transaction expired as of the Compliance Date, could subject the Company or any ERISA Affiliate to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount that would have a Material Adverse Effect.

     (ii) Except as set forth on Schedule 5.01(q), neither the Company nor any ERISA Affiliate has incurred any liability since December 31, 1998, under Title IV of ERISA with respect to any Single Employer Plan. No Single-Employer Plan had an accumulated funding deficiency, whether or not waived, as of the last day of the most recent fiscal year of such Plan ended prior to the Compliance Date, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. Neither the Company nor any ERISA Affiliate is (A) required to give security to any Single-Employer Plan pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, or (B) subject to a lien in favor of such a Plan under Section 414(n) of the Code or Section 302(f) of ERISA.

     (iii) No liability under Section 4062, 4063, 4064 or 4069 of ERISA has been or is expected by the Company to be incurred by the Company or any ERISA Affiliate with respect to any Single-Employer Plan in an amount that could have a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred or expects to incur any withdrawal liability with respect to any Plan which is a multiemployer plan in an amount which would have a Material Adverse Effect.

     (iv) Under each Single-Employer Plan, as of the last day of the most recent plan year ended prior to the Compliance Date, the actuarially determined present value of all benefit liabilities (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation) did not exceed the fair market value of the asset of such Plan by an amount that would have a Material Adverse Effect.

     (v) Insofar as the representations and warranties of the Company contained in clause (i) above relates to any Plan which is a multiemployer plan, such representations and warranties are made to the best knowledge of the Company and its ERISA Affiliates. As used in this Section, (A) "accumulated funding deficiency" shall have the meaning assigned to such term in Section 412 of the Code and
            Section 302 of ERISA; (B) "multiemployer plan" and "plan year" shall have the respective meanings assigned to such terms in Section 3 of ERISA; (C) "benefit liabilities" shall have the meaning assigned to such term in Section 4001 of ERISA; (D) "taxable period" shall have the meaning assigned to such term in Section 4975 of the Code; and (E) "withdrawal liability" shall have the meaning assigned to such term in Part 1 of Subtitle E of Title IV of ERISA.

(r) Intellectual Property. The Company and each of its Subsidiaries owns, or is licensed to use, all trademarks, trade names, patents and copyrights (the "Intellectual Property") necessary for the conduct of its business as currently conducted, including, without limitation, the Intellectual Property listed on Schedule 5.01(r) hereto. To the knowledge of the Company, no claim has been asserted or is pending by any Person challenging or questioning the use by the Company or any Subsidiary of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any valid basis for any such claim. To the knowledge of the Company, the use of such Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any Person, nor, to the knowledge of the Company, are there any uses by other Persons of such Intellectual Property which infringe on the rights of the Company and its Subsidiaries.

(s) Not an Investment Company or Public Utility Holding Company. Neither the Company nor any of its Subsidiaries is or, after giving effect to the transactions contemplated hereby will be (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any foreign, federal, state or local statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

(t) Environmental Matters. Except as they would not individually or in the aggregate have a Material Adverse Effect (i) the businesses as presently or formerly engaged in by the Company and its Subsidiaries are and have been conducted in compliance with all applicable Environmental Laws, including, without limitation, having all permits, licenses and other approvals and authorizations, during the time the Company and its Subsidiaries engaged in such businesses, (ii) the properties presently or formerly owned or operated by the Company and its Subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) (the "Properties") do not contain any Hazardous Substance other than in compliance with applicable Environmental Law (provided, however, that with respect to Properties formerly owned or operated by the Company and its Subsidiaries, such representation is limited to the period the Company owned or operated such Properties), (iii) neither the Company or any of its Subsidiaries has received any notices, demand letters or request for information from any Federal, state, local or foreign governmental entity or any third party indicating that the Company or any of its Subsidiaries may be in violation of, or liable under, in any respect, any Environmental Law in connection with the ownership or operation of the Company's businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened against the Company or any of its Subsidiaries with respect to the Company or any of its Subsidiaries or the Properties relating to any violation, or alleged violation, of any Environmental Law, (v) no reports have been filed, or are required to be filed, by the Company or any of its Subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law on or at the Properties, (vi) no Hazardous Substance has been disposed of, transferred, released or transported from any of the Properties during the time such Property was owned or operated by the Company or any of its Subsidiaries, other than in compliance with applicable Environmental Law, (vii) there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Company or any of its Subsidiaries relating to the Company or such Subsidiary or the Properties which have not been delivered to the Banks prior to the date hereof, (viii) none of the Properties has been used at any time by the Company or any of its Subsidiaries as a sanitary landfill or hazardous waste disposal site and (ix) neither the Company nor any of its Subsidiaries has incurred, and none of the Properties are presently subject to, any material liabilities (fixed or contingent) relating to any suit, settlement, court order, administrative order, judgment or claim asserted or arising under any Environmental Law.

(u) Solvency. On the date of each Loan and Swing Line Advance hereunder, and after the payment of all estimated legal, investment banking, accounting and other fees related hereto, the Company and each of its Subsidiaries will be Solvent.

(v) Insurance. The properties (other than properties leased to other Persons) and operations of the Company and its Subsidiaries of a character usually insured by companies of established reputation engaged in the same or a similar business similarly situated are adequately insured, by financially sound and reputable insurers, against loss or damage of the kinds and in amounts customarily insured against by such Persons, and the Company and its Subsidiaries carry, with such insurers in customary amounts, such other insurance as is usually carried by companies of established reputation engaged in the same or a similar business similarly situated.

(w) REIT Status. The Company qualifies, and will elect or has elected to be treated, as a real estate investment trust under Sections 856 through 860 of the Code and the rules and regulations thereunder (a "REIT") beginning with its taxable year ending December 31, 1993. No fact, event or condition has occurred which could jeopardize the Company's tax status as a REIT.

(x) Year 2000 Issue. The Company and its Subsidiaries have reviewed the effect of the Year 2000 Issue on the computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for the Company and its Subsidiaries or used or relied upon in the conduct of their business (including systems and equipment supplied by others or with which such computer systems of the Company and its Subsidiaries interface). The costs to the Company and its Subsidiaries of any reprogramming required as a result of the Year 2000 Issue to permit the proper functioning of such systems and equipment and the proper processing of data, and the testing of such reprogramming, and of the reasonably foreseeable consequences of the Year 2000 Issue to the Company or any of its Subsidiaries (including reprogramming errors and the failure of systems or equipment supplied by others) are not reasonably expected to result in a Default or Event of Default or to have a Material Adverse Effect.


                              ARTICLE VI

                         CONDITIONS OF LENDING

Section 6.01    Conditions to the Availability of the Commitment.
                -------------------------------------------------

The obligations of each Bank hereunder are subject to, and the Banks' Commitment shall not become available until the date (the "Effective Date") on which, each of the following conditions precedent shall have been satisfied or waived in writing by each of the Banks, and upon such satisfaction or waiver each Bank will give a written confirmation of the same to the Company on request:

(a) Credit Agreement. The Administrative Agent shall have received this Agreement duly executed and delivered by each of the Banks and the Company.

(b) Notes. The Administrative Agent on behalf of each Bank shall have received Pro Rata Notes and Swing Line Notes in the principal amounts set forth in Sections 2.03 and 2.10(c), duly executed and delivered by the Company.

(c) Good Standing Certificates. The Administrative Agent on behalf of the Banks shall have received from the Company copies of good standing certificates, dated within five (5) days prior to the date hereof, confirming the Company's representation as to good standing in
Section 5.01(b).

(d) Secretary's Certificate. The Administrative Agent on behalf of the Banks shall have received from the Company a certificate from the Secretary or Assistant Secretary of the Company, dated as of the date hereof, (i) certifying the incumbency of the officers executing the Credit Documents and all related documentation, (ii) attaching and certifying the resolutions of the Board of Directors of the Company relating to the execution, delivery and performance of this Agreement, and (iii) attaching and certifying the Certificate of Incorporation and By-laws of the Company.

(e) Authorizations. The Administrative Agent shall have received copies of all authorizations, consents, approvals, registrations, notices, exemptions and licenses with or from Governmental Authorities and other Persons which are necessary for the borrowing hereunder, the execution and delivery of the Credit Documents, the performance by the Company of its obligations hereunder and thereunder.

(f) Opinions of Company Counsel. The Administrative Agent shall have received the favorable written opinions, dated the date hereof, of Latham & Watkins, special New York counsel for the Company, in substantially the form of Exhibit F-1 and of Michael R. Pfeiffer, General Counsel of the Company, in substantially the form of Exhibit F-2.

(g) Litigation. There shall not be pending or threatened any action or proceeding before any court or administrative agency relating to the lending transactions contemplated by this Agreement or any Note which, in the judgment of the Administrative Agent or any Bank, could materially impair the ability of the Company to perform its obligations hereunder or thereunder.

(h) Other Agreements. The Administrative Agent shall have received copies of all tax sharing, management and other similar agreements between the Company and any of its Subsidiaries or Affiliates, which shall be in form and substance satisfactory to the Administrative Agent.

(i) Termination of Existing Credit Agreement. The Company shall have paid (whether with the proceeds of the Initial Loans hereunder or otherwise) all amounts due by it under the Credit Agreement among the Company, as Borrower, the Banks named on the signature pages thereof, the Administrative Agent, as Agent and Swing Line Bank, and BNY Capital Markets, as Arranger, dated as of November 29, 1994, as amended and restated as of December 30, 1997, and such Credit Agreement shall have terminated in accordance with its terms.

(j) Subsidiary Guaranty. The Administrative Agent shall have received one or more duly executed Subsidiary Guaranties, to the extent required by Section 7.02(e).

(k) Fees. The Administrative Agent shall have received from the Company the fees set forth in Section 2.04 (for the accounts of the Banks, except as provided in Section 2.04(b)) and fees of Administrative Agent's counsel which are due and payable on the Effective Date.

(l) Other Documents. The Administrative Agent shall have received such other certificates and documents as the Administrative Agent and the Banks reasonably may require.

Section 6.02    Conditions to All Loans.
                ------------------------

The obligations of each Bank in connection with each Loan (including the Initial Loan) and the obligations of the Swing Line Bank in connection with each Swing Line Advance (including the first Swing Line Advance) are subject to the conditions precedent that, on the date of each such Loan and after giving effect thereto, each of the following conditions precedent shall have been satisfied or waived in writing by each Bank, and upon such satisfaction or waiver each Bank will give a written confirmation of the same to the Company on request:

(a) Requests. For each Loan, the Administrative Agent shall have received either a Pro Rata Loan Request in substantially the form of Exhibit B or a Competitive Loan Request in substantially the form of Exhibit C-1; for each Swing Line Advance, the Administrative Agent and the Swing Line Bank shall have received a Swing Line Advance Request in substantially the form of Exhibit E.

(b) No Default. No Default or Event of Default shall have occurred and be continuing, and the Administrative Agent shall have received from the Company a certificate to that effect signed by an authorized officer of the Company.

(c) Representations and Warranties; Covenants. The representations and warranties contained in Article V (other than representations and warranties that speak as of a specific date) shall be true and correct with the same effect as though such representations and warranties had been made at the time of such Loan or Swing Line Advance, and the Administrative Agent shall have received from the Company a certificate to that effect signed by an authorized officer of the Company.

                              ARTICLE VII

                               COVENANTS

Section 7.01    Affirmative Covenants.
                ----------------------

Until the Termination Date, and thereafter until payment in full of the Notes and performance of all other obligations of the Company hereunder (other than Unmatured Surviving Obligations), the Company will:

(a) Financial Statements; Compliance Certificates. Furnish to the Administrative Agent and to each Bank:

     (i) as soon as available, but in no event more than 60 days following the end of each fiscal quarter, copies of all consolidated quarterly balance sheets, income statements and other financial statements and reports of the Company and its Subsidiaries, prepared in a format and in scope consistent with the financial statements and reports of the Company referenced in Section 5.01(h);

     (ii) as soon as available, but in no event more than 105 days following the end of each fiscal year, a copy of the annual consolidated audit report and financial statements relating to the Company and its Subsidiaries, certified by KPMG LLP, one of the other major nationally recognized accounting firms or another independent certified public accountant reasonably satisfactory to the Administrative Agent, prepared in a format and in scope consistent with the December 31, 1998 financial statements and reports of the Company referenced in Section 5.01(h);

     (iii) as soon as available, but in no event later than 105 days following the end of each fiscal year, an annual forecast for the then-current fiscal year, prepared in a manner and in the form of the forecast provided on the date of this Agreement or in such other form as is reasonably acceptable to the Administrative Agent and the Required Banks together with an annual rent roll dated the most-recent December 31;

     (iv) together with each of the financial statements delivered pursuant to clauses (i) and (ii) of this Section 7.01(a), a certificate of the Chief Financial Officer of the Company stating whether as of the dates of such financial statements any event or circumstance exists which constitutes a Default or Event of Default and, if so, stating the facts with respect thereto, together with calculations, where applicable, which establish in reasonable detail the Company's (and where applicable, each of the Company's Subsidiaries') compliance with the provisions of this Agreement;

     (v) promptly upon receipt thereof, copies of any reports and management letters submitted to the Company or any of its Subsidiaries or their accountants in connection with any annual or interim audit of the books of the Company or its Subsidiaries, together with the responses thereto, if any; and

     (vi) such additional information, reports or statements as the Administrative Agent and the Banks from time to time may reasonably request including but not limited to the quarterly furnishing to the Administrative Agent of the most recent Property Management Exception Report in a form substantially similar to Exhibit G hereto, a list of the Company's current property portfolio and a list of the Company's past quarter's acquisitions on an acquisition cost basis, an appraised value basis (to the extent available) and a projected annual rent basis.

(b) Notification of Defaults and Adverse Developments. Notify the Administrative Agent (i) promptly, and in any event not later than five Business Days after the discovery by any officer of the Company of the occurrence of any Default or Event of Default; (ii) promptly, and in any event not later than five Business Days after the discovery by any officer of the Company of the occurrence of a Material Adverse Change; (iii) promptly, and in any event not later than ten Business Days after the discovery by any officer of the Company of any litigation or proceedings that are (to the knowledge of any executive officer of the Company) instituted or threatened against the Company or its Subsidiaries or any of their respective assets that (a) could reasonably be expected to have a Material Adverse Effect or (b) seeks to (or is expected to) rescind, terminate, revoke, cancel, withdraw, suspend, modify or withhold any material license or permit of the Company or any of the Subsidiaries; (iv) promptly, and in any event not later than five Business Days after the discovery by any officer of the Company of the occurrence of each and every event which would be an Event of Default (or an event which with the giving of notice or lapse of time or both would be an Event of Default) under any Indebtedness of the Company or any of its Subsidiaries in a principal amount in excess of $5,000,000, such notice to include the names and addresses of the holders of such Indebtedness and the amount thereof and (v) promptly, and in any event not later than five days after the end of each calendar quarter in which the Company receives notice of a change in the rating published by any of the Rating Agencies with respect to the Company's senior unsecured debt, notice of such change in rating. Upon receipt of any such notice of Default or adverse development, the Administrative Agent shall forthwith give notice to each Bank of the details thereof.

(c) Notice of ERISA Events. Within 10 days after the Company or any ERISA Affiliate knows that any of the events described in the succeeding two sentences have occurred, the Company shall furnish to the Administrative Agent a statement signed by a senior officer of the Company describing such event in reasonable detail and the action, if any, proposed to be taken with respect thereto. The events referred to in the preceding sentence are, with respect to any Single Employer
Plan: (i) any reportable event described in Section 4043 of ERISA, other than a reportable event for which the 30-day notice requirement has been waived by the PBGC; (ii) the provision to any affected party as such term is defined in Section 4001 of ERISA of a notice of intent to terminate the Plan; (iii) the adoption of or amendment to the Plan if, after giving effect to such amendment, the Plan is a plan described in Section 4021(b) of ERISA; (iv) receipt of notice of an application by the PBGC to institute proceedings to terminate the Plan pursuant to Section 4042 of ERISA; (v) withdrawal from or termination of the Plan during a plan year for which the Company or any ERISA Affiliate is or would be subject to liability under Sections 4063 or 4064 of ERISA; (vi) cessation of operations by the Company or any ERISA Affiliate at a facility under the circumstances described in
Section 4062(e) of ERISA; (vii) adoption of an amendment to the Plan which would require security to be given to the Plan pursuant to
Section 401(a)(29) of the Code or Section 307 of ERISA; and (viii) failure by the Company or any ERISA Affiliate to make any payment to the Plan which would give rise to a lien in favor of the Plan under
Section 414(n) of the Code or 302(f) of ERISA. Such events shall also include receipt of notice of withdrawal liability pursuant to Section 4202 of ERISA with respect to a Plan that is a multi-employer plan.

(d) Other Reports, Notices and Materials. Furnish to the Administrative Agent (i) as soon as available copies of reports, notices and other materials sent to the Company or any of its Subsidiaries from any Governmental Authority, including the Securities and Exchange Commission, the Internal Revenue Service and PBGC and
(ii) within 90 days of adoption by the Company's board of directors, copies of any revisions, supplements, amendments or restatements to the Real Estate Investment Criteria.

(e) Environmental Matters. (i) Comply, and cause its Subsidiaries to comply, in all material respects, with all applicable Environmental Laws, (ii) notify the Administrative Agent promptly after receiving notice or becoming aware of any order, notice, claim or proceeding under any Environmental Laws, other than those that are clearly not material, and (iii) promptly forward to Administrative Agent a copy of any Environmental Claim, order, notice, permit, application, or any other communication or report received by Company or any of its Subsidiaries in connection with any such matters as they may affect such premises, if material.

(f) Taxes. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges upon it, its income and its properties prior to the date on which penalties attach thereto, unless and to the extent that (i) such taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings by the Company or such Subsidiary, as the case may be, (ii) adequate reserves (in accordance with GAAP) are maintained by the Company or such Subsidiary, as the case may be, with respect thereto, and (iii) any failure to pay and discharge such taxes, assessments and governmental charges could not have a Material Adverse Effect.

(g) Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible insurance companies against such risks, on such properties and in such amounts as is customarily maintained by similar businesses; and file and cause each of its Subsidiaries to file with the Administrative Agent upon its request or the request of any Bank a detailed list of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

(h) Corporate Existence. Except as permitted by Section 7.02(c), maintain, and cause each of its Subsidiaries to maintain, its existence in good standing and qualify and remain qualified to do business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business is such that the failure to maintain such existence or to qualify could reasonably be expected to have a Material Adverse Effect.

(i) Authorizations. Obtain, make and keep in full force and effect all material authorizations from and registrations with Governmental Authorities.

(j) Maintenance of Records. Maintain, and cause each of its Subsidiaries to maintain, complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in its respective business and activities.

(k) Inspection. Permit, and cause each of its Subsidiaries to permit, the Administrative Agent and the Banks to have one or more of their officers and employees, or any other Person designated by the Administrative Agent or the Banks, visit and inspect any of the properties of the Company and its Subsidiaries (upon reasonable request and notice and in accordance with the agreement, if any, relating to any such property) and to examine the minute books, books of account and other records of the Company and its Subsidiaries and make copies thereof or extracts therefrom, and discuss its affairs, finances and accounts with its officers and, at the request of the Administrative Agent or the Banks, with the Company's independent accountants, during normal business hours and at such other reasonable times and as often as the Administrative Agent or the Banks reasonably may desire.

(l) Conduct of Business. (i) Engage in as its principal business investing in real estate in the United States, (ii) preserve, renew and keep in full force and effect all its material contracts, (iii) preserve, renew and maintain in full force and effect all its franchises and licenses material to the normal conduct of its business as now conducted, and (iv) comply with all of the terms of all instruments which evidence, secure or govern the Indebtedness of the Company and its Subsidiaries and all material laws, rules and regulations of all Governmental Authorities.

(m) Maintenance of Property, Etc. With only such exceptions that individually or in the aggregate would not have a Material Adverse Effect, (i) Maintain, keep and preserve and cause each of its Subsidiaries to maintain, keep and preserve all of its properties in good repair, working order and condition and from time to time make all necessary and proper repairs, renewals, replacements, and improvements thereto (provided that in the properties subject to sale agreements, to the extent permitted by Section 7.02(c)(iii), compliance with the terms of such agreement shall be deemed to constitute compliance with this Section 7.01(m)(i)), and (ii) maintain, preserve and protect and cause each of its Subsidiaries to maintain, preserve and protect all franchises, licenses, copyrights, patents and trademarks material to its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

(n) Insurance on Leased Properties. Use its, and cause its Subsidiaries to use their, commercially reasonable best efforts to ensure that each lessee of a property owned in whole or in part, directly or indirectly, by the Company or any Subsidiary, and each mortgagor of a property on which the Company or any Subsidiary holds a mortgage, has, and until the Termination Date will keep, in place adequate insurance which names the Company or such Subsidiary as a loss payee. For the purposes of the preceding sentence "adequate insurance" shall mean insurance, with financially sound and reputable insurers in such amounts and insuring against such risks as are customarily maintained by similar businesses.

(o) Further Assurances. The Company agrees to do all acts and things, as may be required by law or as, in the reasonable judgement of the Administrative Agent, may be necessary or advisable to carry out the intent and purpose of this Agreement.

(p) Year 2000. Take all necessary action to complete in all material respects by December 31, 1999, the reprogramming of computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for the Company and its Subsidiaries or used or relied upon in the conduct of their business (including systems and equipment supplied by others or with which such systems of the Company or any of its Subsidiaries interface) required as a result of the Year 2000 Issue to permit the proper functioning of such computer systems and other equipment and the testing of such systems and equipment, as so reprogrammed. At the request of the Administrative Agent, the Company shall provide, and shall cause each of its Subsidiaries to provide, to the Administrative Agent, such information as may reasonably be requested relating to its compliance with the preceding sentence.

Section 7.02    Negative Covenants.
                -------------------

Until the Termination Date, and thereafter until payment in full of the Notes and performance of all other obligations of the Company hereunder (other than Unmatured Surviving Obligations), the Company will not:

(a)  Indebtedness.  Create, incur or assume any Indebtedness, except
(i) Indebtedness to the Administrative Agent and the Banks hereunder and under the Notes, (ii) Indebtedness incurred to pay dividends enabling the Company to maintain its status as a REIT, (iii) Indebtedness incurred to purchase Interest Rate Protection Agreements and (iv) Indebtedness that would otherwise be permitted under the Credit Documents, provided that, in each of the aforementioned cases,
(A) such Indebtedness is unsecured, (B) the maturity of such Indebtedness (including all scheduled payments of principal) is later than the Termination Date (C) such Indebtedness ranks pari passu or subordinate to the Notes and (D) after giving effect to the incurrence of such Indebtedness, the Company's and its Subsidiaries interest coverage ratio on a consolidated basis referred to in Section 7.03(c) herein for the most recent four-quarter period ending on the ending date of the Company's last fiscal quarter would have been greater than 2.00:1.00; provided, that the limitations contained in the foregoing clauses (A) and (B) shall not apply to Indebtedness having an aggregate principal amount at any time less than 5% of Consolidated Total Assets. The Company shall not permit any Subsidiary to create, incur, assume or suffer to exist any Indebtedness except Indebtedness which does not exceed, at any time, 5.0% of Consolidated Total Assets ("Permitted Subsidiary Indebtedness"), provided that if such Permitted Subsidiary Indebtedness is secured, (x) the principal amount thereof shall be applied towards (and shall accordingly limit) the amount of secured Indebtedness which the Company is permitted to incur pursuant to the first sentence of this Section 7.02(a), and (y) such secured Indebtedness shall in addition be permitted by Section 7.02(b).

(b) Mortgages and Pledges. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien of any kind upon or in any of its property or assets, whether now owned or hereafter acquired, except that this
Section 7.02(b) shall not apply (i) to Permitted Encumbrances and (ii) to other Liens securing Indebtedness permitted by Section 7.02(a), if immediately after giving effect to the incurrence of such Indebtedness and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all such Indebtedness of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is not greater than 5% of Consolidated Total Assets.

(c) Merger, Acquisition or Sales of Assets. (i) Acquire, or permit any of its Subsidiaries to acquire, all or any substantial portion of the assets of any Person other than (a) the acquisition of property in the ordinary course of the Company's business; or (b) the acquisition of the equity interests of an entity for the purpose of controlling the property of that entity in the ordinary course of the Company's business, provided that the aggregate purchase price paid by the Company in all transactions under this clause (b) and clause (ii)(b) below shall not exceed 10% of Consolidated Total Assets as of June 30, 1999; (ii) enter into any merger or consolidation, or permit any Subsidiary to do so, other than (a) a merger or consolidation of a Wholly Owned Subsidiary with one or more other Wholly Owned Subsidiaries or into the Company, (b) a merger or consolidation of a Subsidiary or the Company with an entity for the purpose of controlling the property of that entity in the ordinary course of the Company's business, provided that the aggregate purchase price paid by the Company in all transactions under this clause (b) and clause
(i)(b) above shall not exceed 10% of Consolidated Total Assets as of June 30, 1999, or (c) a merger of the Company into another corporation primarily for the purpose of changing the jurisdiction of incorporation of the Company, provided that the surviving entity shall assume all obligations of the Company hereunder; or (iii) sell, lease or otherwise dispose of any assets of the Company or any of the Subsidiaries other than in the ordinary course of the Company's business for the fair market value thereof.

(d) Negative Pledge. Grant any Person a negative pledge on any assets of the Company or of the Subsidiaries, except as may be provided in (i) any Permitted Subsidiary Indebtedness and (ii) Indebtedness permitted by Section 7.02(a) having an aggregate principal amount not exceeding $25,000,000.

(e) Loans and Investments. Purchase or acquire the obligations or stock of, or any other interest in, or make loans, advances or capital contributions to, or form any joint ventures or partnerships with, any Person, or permit any Subsidiary so to do, except (i) investments in real estate which satisfy each of the Real Estate Investment Criteria, as determined by the Board of Directors from time to time, (ii) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturites of not more than twelve months from the date of acquisition, (iii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Bank, (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (z) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's

Corporation, a division of the McGraw Hill Companies, Inc., ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than twelve months from the date of acquisition, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (ii) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Bank or Approved Bank or by the parent company of any Bank or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company or by any agency of the Federal Government with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (any such company, an "Approved Company"), or guaranteed by any industrial company with a long-term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within twelve months after the date of acquisition, (vi) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (ii) through (v) above, (vii) capital contributions to a Subsidiary by the Company or a Subsidiary of the purchase price for acquisitions by such Subsidiary of properties that the Company would be allowed to acquire directly under this Agreement, provided that a Subsidiary Guaranty of the Company's payment obligations under this Agreement, in the form attached hereto as
Exhibit I, shall remain in full force and effect; (viii) capital contributions after taking account of any distributions to the Company, including intercompany loans and advances, to any Subsidiary that has not provided a Subsidiary Guaranty, provided that such capital contributions shall not exceed $50,000,000 at any time and
(ix) shares of the Company's common stock; provided, that the Company shall not spend more than $25,000,000 in the aggregate during the term of this Agreement in acquiring such shares.

(f) Real Estate Development. Purchase or acquire, or agree (pursuant to a binding agreement) to purchase or acquire, the obligations or stock of, or any other interest in, or make loans, advances or capital contributions to, or form any joint ventures or partnerships with, or make any other expenditures with respect to, any Real Estate Development Project, if, in the aggregate, the total project costs required to be made in connection with all such purchases, acquisitions, loans, advances, capital contributions or expenditures would be greater than $100,000,000, at any one time, or permit any Subsidiary so to do.

(g) Dividends and Purchase of Stock. Declare any dividends (other than dividends payable in capital stock of the Company) on any shares of any class of its capital stock, or apply any of its property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of the Company, or permit any Subsidiary which is not a Wholly Owned Subsidiary so to do, or permit any Subsidiary to purchase or acquire any shares of any class of capital stock of the Company; provided, however, that so long as an Event of Default pursuant to Section 8.01(a) has not occurred and is not continuing, the Company may, and may permit its Subsidiaries to, pay dividends and other distributions with respect to capital stock, except that this Section 7.02(g) shall not apply to the Company's expenditure of up to $25,000,000 in the aggregate during the term of this Agreement for the purchases of its own common stock.

(h) Stock of Subsidiaries. Issue, sell or otherwise dispose of any shares of capital stock of any Subsidiary (except in connection with (A) a merger or consolidation of a Wholly Owned Subsidiary permitted by Section 7.02(c) or with the dissolution of any Subsidiary (provided, that such dissolution shall not be for the purpose of avoiding the provisions of this Section 7.02(h)), (B) investments in Subsidiaries permitted by Section 7.02(e), or (C) the issuance and sale to Persons other than the Company of an amount not greater than 10% of the outstanding shares of such capital stock in connection with the formation and capitalization of the Subsidiary described in
Section 7.02(e)(viii), or permit any Subsidiary to issue any additional shares of its capital stock except to its existing stockholders.

(i) Terms of Indebtedness. Unless otherwise expressly permitted by this Agreement, amend or modify, or permit to be amended or modified the terms of any Company or Subsidiary Indebtedness for borrowed money or any documents relating thereto in a manner which would (i) increase the principal amount of such Indebtedness, (ii) increase the interest borne by such Indebtedness, (iii) shorten the maturity of such Indebtedness or (iv) elevate, in relation to the Loans and Swing Line Advances, the ranking in terms of payment of such Indebtedness, without prior written consent of the Administrative Agent.

(j) Certain Amendments. Amend or modify (i) the Company's certificate of incorporation, (ii) the Real Estate Investment Criteria to a material degree or (iii) without the approval of the independent members of the Company's board of directors, any tax sharing, management or other similar agreement between or among the Company and any of its Subsidiaries.

(k) Transactions with Affiliates. Enter into any transactions, including without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, or permit any Subsidiary so to do, except in the ordinary course of and pursuant to the reasonable requirements of its business and upon the approval of a majority of the disinterested members of the board of directors or a committee of such disinterested members.

(l) Mortgage Financings. Enter into any mortgage financings, as a borrower thereunder, except that this Section 7.02(l) shall not apply to mortgage financings involving a Lien on any real estate assets of the Company or a Subsidiary to the extent permitted by Section
7.02(b).

(m) Significant Properties. Without the prior written consent of the Required Banks (which consent shall not be unreasonably withheld, and which consent the Banks and the Administrative Agent shall use their best efforts to grant or deny within 10 Business Days of receipt by the Administrative Agent of the Company's written request therefor, provided that the failure to grant, deny or explain the inability to make a determination about such consent for 20 Business Days after the Administrative Agent's receipt of the Company's request shall be deemed to constitute a grant of such consent), purchase or acquire an interest in (i) multi-tenant office buildings, (ii) hotels, motels, bowling alleys or mobile home parks or (iii) any individual lot of property the price of which exceeds $25,000,000 or two contiguous lots occupied by more than one tenant, the price of which exceeds $50,000,000.

(n) Industry and Tenant Concentration. (i) Permit, at any time, its tenants conducting business in any one industry (determined by the SIC
Code) to comprise more than 25% of total Consolidated Annualized Base Rent (measured on a quarterly basis and detailed on the compliance certificate issued in accordance with Section 6.02(c)), provided that in the case of the child care industry, the Company shall not permit, at any time, its tenants conducting business in the child care industry to comprise more than 30% of total Consolidated Annualized Base Rent (measured at the end of each fiscal quarter and detailed on the compliance certificate issued in accordance with Section 6.02(c)) or (ii) permit, at any time, any one of its tenants to comprise more than 15% of total Consolidated Annualized Base Rent (measured at the end of each fiscal quarter and detailed on the compliance certificate issued in accordance with Section 6.02(c)), provided that in the case of Children's World Learning Centers, the Company shall not permit, at any time, Children's World Learning Centers to comprise more than 20% of total Consolidated Annualized Base Rent (measured at the end of each fiscal quarter and detailed on the compliance certificate issued in accordance with Section 6.02(c)).

Section 7.03    Financial Covenants.
                --------------------

Until the Termination Date, and thereafter until payment in full of the Notes and performance of all other obligations of the Company hereunder (other than Unmatured Surviving Obligations),

(a)  Tangible Stockholders' Equity.  The Company will maintain
Consolidated Tangible Stockholders' Equity of not less than the sum of

(i) $400,000,000 plus (ii) 75% of the sum of the net proceeds received by the Company after December 31, 1999 from any offering of its equity securities.

(b) Leverage Ratio. The Company will maintain, as measured at the end of each fiscal quarter, a Leverage Ratio of not more than 1.00:1.00.

(c) Interest Coverage Ratio. The Company will not permit the ratio of (i) the sum of Consolidated Funds from Operations and Consolidated Interest Expense to (ii) Consolidated Interest Expense for the four quarter period ending on the last day of each fiscal quarter to be less than 2.00:1.00.


                             ARTICLE VIII

                           EVENTS OF DEFAULT

Section 8.01    Events of Default.
                ------------------

If one or more of the following events (each, an "Event of Default") shall occur:

(a) Default shall be made in the payment of any installment of principal of any Loan or Swing Line Advance when due and payable, whether at maturity, by notice of intention to prepay or otherwise; or default shall be made in the payment of any installment of interest upon any Loan or Swing Line Advance when due and payable, and such default shall have continued for five days; or

(b) Default shall be made in the payment of the Facility Fee or any other fee or amount payable hereunder when due and payable and such default shall have continued for five days; or

(c) Default shall be made in the due observance or performance of any term, covenant, or agreement contained in Section 7.01(j) or in
Section 7.03; or

(d) Default shall be made in the due observance or performance of any other term, covenant or agreement contained in this Agreement, and such default shall have continued unremedied for a period of 30 days after any officer of the Company becomes aware, or should have become aware, of such default; or

(e) Any representation or warranty made or deemed made by the Company herein or any statement or representation made in any certificate or report delivered by or on behalf of the Company in connection herewith or in connection with any Note shall prove to have been false or misleading in any material respect when made; or

(f) Any obligation (other than its obligation hereunder) of the Company or any of its Subsidiaries for the payment of Indebtedness in excess of $1,000,000 is not paid when due or within any grace period for the payment therefor or becomes or is declared to be due and payable prior to the expressed maturity thereof, or there shall have occurred an event which, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable; or

(g) An involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any applicable Federal or State bankruptcy, insolvency, reorganization or similar law now or hereafter in effect or seeking the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed, or an order or decree approving or ordering any of the foregoing shall be entered and continued unstayed and in effect, in any such event, for a period of 60 days; or

(h) The commencement by the Company or any of its Subsidiaries of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by any of them to the entry of a decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against any of them, or the filing by any of them of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by any of them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any of its Subsidiaries or any substantial part of their respective property, or the making by any of them of an assignment for the benefit of creditors, or the admission by any of them in writing of inability to pay their debts generally as they become due, or the taking of corporate action by the Company or any of its Subsidiaries in furtherance of any such action; or

(i) One or more judgments against the Company or any of its Subsidiaries or attachments against its property, which in the aggregate exceed $1,000,000, or the operation or result of which could be to interfere materially and adversely with the conduct of the business of the Company or any of its Subsidiaries, remain unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for a period of 30 days; or

(j) With respect to any Single-Employer Plan, any of the following shall occur: (A) the provision to any affected party as such term is defined in Section 4001 of ERISA of a notice of intent to terminate the Plan, the adoption of an amendment to the Plan if, after giving effect thereto, the Plan is a plan described in Section 4021(b) of ERISA, receipt of notice of an application by the PBGC to institute proceedings to terminate the Plan pursuant to Section 4042 of ERISA, or any reportable event described in Section 4043 of ERISA (other than a reportable event for which the 30-day notice requirement has been waived by the PBGC); in each case, if the amount of unfunded benefit liabilities, as such term is defined in Section 4001(a)(18) of ERISA, of the Plan as of the date such event occurs is more than $5,000,000,
(B) the Company or any ERISA Affiliate incurs liability under Sections 4062(e), 4063 or 4064 of ERISA in an amount in excess of $5,000,000,
(C) an amendment is adopted to the Plan which would require security to be given to the Plan pursuant to Section 401(a)(29) of the Code or
Section 307 of ERISA in an amount in excess of $5,000,000, (D) the Company or any ERISA Affiliate fails to make a payment to the Plan which would give rise to a lien in favor of the Plan under Section 412(n) of the Code or Section 302(f) of ERISA in an amount in excess of $5,000,000, or (E) any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) involving any Plan, in an amount in excess of $5,000,000; or

(k) With respect to any Plan that is a multi-employer plan within the meaning of Section 4001(a)(3) of ERISA, any of the following shall occur: (A) the Company or any ERISA Affiliate shall be in "default" as defined in Section 4219(c)(5) of ERISA with respect to payments in excess of $5,000,000 owing to such Plan as a result of the Company's or such ERISA Affiliate's complete or partial withdrawal from such Plan within the meaning of Sections 4203 and 4205 of ERISA, respectively, or (B) the Company or any ERISA Affiliate shall be delinquent in making contributions to such Plan in accordance with
Section 515 of ERISA in an amount in excess of $5,000,000.

(l) Any court or governmental or regulatory authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which prohibits, enjoins or otherwise restricts in a manner that would have a Material Adverse Effect on any of the lending transactions contemplated under the Credit Documents; or

(m) The Company shall fail to maintain its status as a "real estate investment trust", as such term is defined in the Code;

(n)  There shall occur a Change of Control; or

(o) Thomas A. Lewis is terminated or resigns and is not replaced, within the twelve-month period following such termination or resignation, with a person having qualifications reasonably acceptable to Required Lenders;

then (i) upon the happening of any of the foregoing Events of Default, the obligation of the Banks to make any further Loans or the obligation of the Swing Line Bank to make any further Swing Line Advances under this Agreement shall terminate upon declaration to that effect delivered by the Administrative Agent or the Required Banks to the Company and (ii) upon the happening of any of the foregoing Events of Default which shall be continuing, the Notes and the Swing Line Advances shall become and be immediately due and payable upon declaration to that effect delivered by the Administrative Agent or the Required Banks to the Company; provided that upon the happening of any event specified in Section 8.01(g) or (h), the Notes and Swing Line Advances shall become immediately due and payable and the obligation of the Banks to make any further Loans and the obligation of the Swing Line Bank and the other Banks to make any further Swing Line Advances hereunder shall terminate without declaration or other notice to the Company. The Company expressly waives any presentment, demand, protest or other notice of any kind.


                               ARTICLE IX

                 THE ADMINISTRATIVE AGENT AND THE BANKS

Section 9.01    The Agency.
                -----------

   Each Bank appoints The Bank of New York as its Administrative Agent hereunder and irrevocably authorizes the Administrative Agent to take such action on its behalf and to exercise such powers hereunder as are specifically delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental hereto, and the Administrative Agent hereby accepts such appointment subject to the terms hereof. The relationship between the Administrative Agent and the Banks shall be that of agent and principal only and nothing herein shall be construed to constitute the Administrative Agent a trustee for any Bank nor to impose on the Administrative Agent duties or obligations other than those expressly provided for herein.

Section 9.02    The Administrative Agent's Duties.
                ----------------------------------

The Administrative Agent shall promptly forward to each Bank copies, or notify each Bank as to the contents, of all notices and other communications received from the Company pursuant to the terms of this Agreement and the Notes and, in the event that the Company fails to pay when due the principal of or interest on any Loan, the Administrative Agent shall promptly give notice thereof to the Banks. As to any other matter not expressly provided for herein or therein, the Administrative Agent shall have no duty to act or refrain from acting with respect to the Company, except upon the instructions of the Required Banks. The Administrative Agent shall not be bound by any waiver, amendment, supplement, or modification of this Agreement or any Note which affects its duties hereunder and thereunder, unless it shall have given its prior written consent thereto. The Administrative Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements binding on the Company pursuant to this Agreement or any Note nor shall it be deemed to have knowledge of the occurrence of any Default or Event of Default (other than a failure of the Company to pay when due the principal or interest on any Loan), unless it shall have received written notice from the Company or a Bank specifying such Default or Event of Default and stating that such notice is a "Notice of Default".

Section 9.03    Sharing of Payment and Expenses.
                --------------------------------

All funds for the account of the Banks received by the Administrative Agent in respect of payments made by the Company pursuant to, or from any Person on account of, this Agreement or any Note shall be distributed forthwith by the Administrative Agent among the Banks, in like currency and funds as received, ratably in proportion to their respective interests therein. In the event that any Bank shall receive from the Company or any other source any payment of, on account of, or for or under this Agreement or any Note (whether received pursuant to the exercise of any right of set-off, banker's lien, realization upon any security held for or appropriated to such obligation or otherwise as permitted by law) other than in proportion to its Pro Rata Share, then such Bank shall purchase from each other Bank so much of its interest in obligations of the Company as shall be necessary in order that each Bank shall share such payment with each of the other Banks in proportion to each Bank's Pro Rata Share; provided that no Bank shall purchase any interest of any Bank that does not, to the extent that it may lawfully do so, set-off against the balance of any deposit accounts maintained with it the obligations due to it under this Agreement. In the event that any purchasing Bank shall be required to return any excess payment received by it, the purchase shall be rescinded and the purchase price restored to the extent of such return, but without interest.

Section 9.04    The Administrative Agent's Liabilities.
                ---------------------------------------

Each of the Banks and the Company agrees that (i) neither the Administrative Agent in such capacity nor any of its officers or employees shall be liable for any action taken or omitted to be taken by any of them hereunder except for its or their own gross negligence or willful misconduct, (ii) neither the Administrative Agent in such capacity nor any of its officers or employees shall be liable for any action taken or omitted to be taken by any of them in good faith in reliance upon the advice of counsel, independent public accountants or other experts selected by the Administrative Agent, and (iii) the

Administrative Agent in such capacity shall be entitled to rely upon any notice, consent, certificate, statement or other document
(including any telegram, cable, telex, facsimile or telephone transmission) believed by it to be genuine and correct and to have been signed and/or sent by the proper Persons.

Section 9.05    The Administrative Agent as a Bank.
                -----------------------------------

The Administrative Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" or "Banks", unless the context otherwise indicated, include the Administrative Agent in its individual capacity. The Administrative Agent may, without any liability to account, maintain deposits or credit balances for, invest in, lend money to and generally engage in any kind of banking business with the Company or any Subsidiary or affiliate of the Company as if it were any other Bank and without any duty to account therefor to the other Banks.

Section 9.06    Bank Credit Decision.
                ---------------------

Neither the Administrative Agent nor any of its officers or employees has any responsibility for, gives any guaranty in respect of, nor makes any representation to the Banks as to, (i) the condition, financial or otherwise, of the Company or any Subsidiary thereof or the truth of any representation or warranty given or made herein or in any other Credit Document, or in connection herewith or therewith or
(ii) the validity, execution, sufficiency, effectiveness, construction, adequacy, enforceability or value of this Agreement or any other Credit Document or any other document or instrument related hereto or thereto. Except as specifically provided herein and in the other Credit Documents to which the Administrative Agent is a party, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to the operations, business, property, condition or creditworthiness of the Company or any of its Subsidiaries, whether such information comes into the Administrative Agent's possession on or before the date hereof or at any time thereafter. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will independently and without reliance upon the Administrative Agent or any other Bank, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any Note.

Section 9.07    Indemnification.
                ----------------

Each Bank agrees (which agreement shall survive payment of the Loans and the Notes) to indemnify the Administrative Agent, to the extent not reimbursed by the Company, ratably in accordance with its respective Commitment, from and against any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Credit Document, or any action taken or omitted to be taken by the Administrative Agent hereunder or thereunder; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or any of its officers or employees. Without limiting the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in such capacity in connection with the preparation, execution or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement or any Note or any amendments or supplements hereto or thereto, to the extent that the Administrative Agent is not reimbursed for such expenses by the Company.

Section 9.08    Successor Administrative Agent.
                -------------------------------

The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Company, and the Administrative Agent may be removed at any time by the Required Banks by giving written notice thereof to the Administrative Agent, the other Banks and the Company at least ten Business Days prior to the effective date of such removal. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the resigning Administrative Agent's giving of notice of resignation, or the Required Banks' giving notice of removal, as the case may be, the resigning Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. Any successor Administrative Agent appointed pursuant to this Section 9.08 shall be a Bank hereunder. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigned or removed Administrative Agent, and the resigned or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


                               ARTICLE X

                        CONSENT TO JURISDICTION

Section 10.01   Consent to Jurisdiction.
                ------------------------

The Company hereby irrevocably submits to the non-exclusive jurisdiction of the State and Federal courts located in The City of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and each Note. The Company hereby irrevocably appoints CT Corporation System, with offices on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its authorized agent on whom process may be served in any action which may be instituted against it by the Administrative Agent or the Banks in any state or federal court in the Borough of Manhattan, The City of New York, arising out of or relating to any Loan or this Agreement and each Note. Service of process upon such authorized agent and written notice of such service to the Company shall be deemed in every respect effective service of process upon the Company, and the Company hereby irrevocably consents to the jurisdiction of any such court in any such action and to the laying of venue in the Borough of Manhattan, The City of New York. The Company hereby irrevocably waives any objection to the laying of the venue of any such suit, action or proceeding brought in the aforesaid courts and hereby irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, nothing herein shall in any way affect the right of the Administrative Agent or any Bank to bring any action arising out of or relating to the Loans or this Agreement and each Note in any competent court elsewhere having jurisdiction over the Company or its property.


                              ARTICLE XI

                             MISCELLANEOUS

Section 11.01   APPLICABLE LAW.
                ---------------

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

Section 11.02   Set-off.
                --------

Each Bank is authorized to set off and apply any and all deposits at any time held by such Bank against obligations of the Company under the Credit Documents.

Section 11.03   Expenses.
                ---------

The Company agrees to pay (i) all reasonable out-of-pocket expenses of the Administrative Agent (including, without limitation, all reasonable fees and expenses of Winthrop, Stimson, Putnam & Roberts, as counsel to the Administrative Agent) in connection with the preparation of this Agreement and the other Credit Documents and any amendments, supplements or modifications hereto or thereto, (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Swing Line Bank and any Bank, including fees and expenses of counsel, in connection with the enforcement of, and the protection of their rights under, any provisions of this Agreement, the Notes or any amendment or supplement hereto or thereto, whether or not any loan is made hereunder, and (iii) all reasonable out-of-pocket expenses of the Administrative Agent, including reasonable fees and disbursements of counsel, in connection with the syndication of the Loans. The Company shall pay any transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or the Notes incurred up to and including the date of this Agreement.

Section 11.04   Amendments.
                -----------

Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (A) in the case of amendments or waivers relating to Section 7.03(a), (b) or (c), Banks having at least 66 2/3% of the Total Commitment or, if the Total Commitment has been cancelled or terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans and (B) in all other cases, the Company and the Required Banks (and, if the rights or duties of the Administrative Agent or the Swing Line Bank are affected thereby, by the Administrative Agent and the Swing Line Bank, respectively); provided that no such amendment, waiver or modification shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank, subject any Bank to any additional obligation or change the several nature of the obligations of each Bank, (ii) reduce the principal of or rate of interest on any Loan (other than interest payable pursuant to Section 3.06) or any fees hereunder, (iii) except as otherwise provided in Section 11.12, postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, (iv) except as otherwise may result from actions taken in accordance with
Section 11.12, change the percentage of any of the Commitments or of the aggregate unpaid principal amount of the Notes or Swing Line Advances, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, or (v) amend or waive the provisions of Article IV or of this Section 11.04.

Section 11.05   Cumulative Rights and No Waiver.
                --------------------------------

Each and every right granted to the Administrative Agent, the Swing Line Bank and the Banks hereunder or under any other document delivered hereunder or in connection herewith, or allowed them by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Administrative Agent, the Swing Line Bank or any Bank to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by the Administrative Agent, the Swing Line Bank or any Bank of any right preclude any other or future exercise thereof or the exercise of any other right.

Section 11.06   Notices.
                --------

Any communication, demand or notice to be given hereunder or with respect to the Notes will be duly given when delivered in writing or by telecopy to a party at its address as indicated below, except that notices from the Company pursuant to Section 2.02 will not be effective until received by the Administrative Agent.

A communication, demand or notice given pursuant to this Section 11.06 shall be addressed:

If to the Company, at
     220 West Crest Street
     Escondido, California 92025-1707
     Telecopy:  (760) 741-8674
     Attention: Legal Department

If to the Administrative Agent or the Swing Line Bank, at its address as indicated on the signature pages hereof, with a copy to:

     BNY Capital Markets, Inc.
     One Wall Street
     New York, New York  10286
     Telecopy:  (212) 635-6365
     Attention: Agency Function Administration
     Kalyani Bose

If to any Bank, at its address as indicated on the signature pages hereof.

Unless otherwise provided to the contrary herein, any notice which is required to be given in writing pursuant to the terms of this Agreement may be given by telex, telecopy or facsimile transmission.

Section 11.07   Separability.
                -------------

In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

Section 11.08   Assignments and Participations.
                -------------------------------

(a) This Agreement shall be binding upon and inure to the benefit of the Company, the Swing Line Bank and the Banks and their respective successors and assigns, except that the Company may not assign any of its rights hereunder without the prior written consent of the Banks.

(b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Company and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Company and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Company hereunder including the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clauses (i) through (v), inclusive, of Section 11.04 without the consent of the Participant. Subject to Section 11.08(e), the Company agrees that each Participant shall be entitled to the benefits of Sections 4.03, 4.04 and 11.04 with respect to its participating interest. An assignment or other transfer which is not permitted by clause (c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this clause (b).

(c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or (except insofar as such assignment relates to Competitive Loans) a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an instrument executed by such Assignee and such transferor Bank, with (and subject to) the signed consents of the Company and the Administrative Agent and the Swing Line Bank (which consents shall not be unreasonably withheld or delayed); provided, however, any such assignment shall be in the minimum aggregate amount of $10,000,000; provided, further, that the foregoing consent requirement shall not be applicable in the case of, and this subsection (c) shall not restrict, an assignment of all, or (except insofar as such assignment relates to Competitive Loans) a proportionate part of all, of its rights and obligations under this Agreement and the Notes by any Bank to an Affiliate of such Bank or a pledge and assignment of all, or (except insofar as such assignment relates to Competitive Loans) a proportionate part of all, of its rights and obligations under this Agreement and the Notes to a Federal Reserve Bank as collateral; and provided, further, that no consent of the Company shall be required if an Event of Default has occurred and is continuing. Upon (i) execution and delivery of such an instrument, (ii) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee and (iii) payment by the transferee Bank or transferor Bank to the Administrative Agent of an administrative fee in the amount of $3,500 (except that no such fee shall be payable in connection with a transfer or pledge to an Affiliate of a Bank or to a Federal Reserve Bank referred to in the proviso above), such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank (and the Company as to the transferor Bank) shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Company shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee.

(d) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 4.03 or
4.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made (i) with the Company's prior written consent, (ii) in the circumstances referred to in the third proviso to the first sentence of the preceding paragraph
(c) or (iii) by reason of the provisions of Section 4.04 requiring such Bank to designate a different lending office under certain circumstances or at a time when the circumstances giving rise to such payment did not exist.

(e) No Participant of any Bank shall be entitled to receive any greater payment under Section 4.03, Section 4.04 or Section 11.04 than such Bank would have been entitled to receive if it had not granted a participation to such Participant.

Section 11.09   WAIVER OF JURY TRIAL.
                ---------------------

THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH OF THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY CLAIM (WHETHER SOUNDING IN CONTRACT, TORT, APPLICABLE LAW OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO (AND WHENEVER ARISING) THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.10   Confidentiality.
                ----------------

Except as may be required to enforce the rights and duties established hereunder, the parties hereto shall preserve in a confidential manner all information received from the other pursuant to this Agreement, the Notes and the transactions contemplated hereunder and thereunder, and shall not disclose such information except to those persons with which a confidential relationship is maintained (including regulators, legal counsel, accountants, or designated agents), or where required by law. Nothing in this paragraph shall prevent the filing of this Agreement with the Securities and Exchange Commission.

Section 11.11   Indemnity.
                ----------

The Company agrees to indemnify the Administrative Agent, the Arranger, the Swing Line Bank and each of the Banks and their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages and liabilities of any party other than the Company and related expenses, including reasonable counsel fees and expenses incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any Note or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions and the other transactions contemplated hereby or thereby, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and notwithstanding that any claim, proceeding, investigation or litigation relating to any such losses, claims, damages, liabilities or expenses is or was brought by a stockholder, creditor, employee or officer of the Company; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of any Indemnitee or from the breach by any Indemnitee of its obligations hereunder or with respect to claims or actions solely between or among the Banks relating to this Agreement or the transactions contemplated hereby and provided further, that such Indemnity shall not apply to any loss, claim, damage, or liability or related expense incurred as a consequence of any additional costs (as contemplated by Section 4.04(b)) or any Tax, which shall be governed by the provisions of
Section 4.04(b) and (a), respectively.

The provisions of this Section 11.11 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the reduction or cancellation of the Commitment, the invalidity or unenforceability of any term or provision of this Agreement or any Note, or any investigation made by or on behalf of the Banks. All amounts due under this Section 11.11 shall be payable in immediately available funds upon written demand therefor.

Section 11.12   Extension of Termination Dates; Removal of Banks;
                Substitutions of Banks.
                -------------------------------------------------

(a)  (i)    No earlier than the first anniversary of the Effective
            Date and no later than 120 days prior to the scheduled
            Termination Date, the Company may, at its option, request all the Banks then party to this Agreement to extend their scheduled Termination Dates by one calendar year by means of a letter, addressed to each such Bank and the Administrative Agent. If such a request is accepted and the Termination Date is extended pursuant to subsection
            11.12(a)(ii), the Company may, at its option, no earlier than the date one year after the first request for extension and no later than 120 days prior to the rescheduled Termination Date, make one further request that all the Banks then party to this Agreement to extend their scheduled Termination Dates by one additional year in the same manner, subject to the provisions of subsection 11.12(a)(ii); provided that in no event shall the Termination Date be extended to a date which is later than the fifth anniversary of the Effective Date.

     (ii) Each Bank electing (in its sole discretion) so to extend its scheduled Termination Date shall execute and deliver within forty-five (45) days following such request counterparts of such letter to the Company and the Administrative Agent, whereupon (unless Banks with an aggregate percentage of the Total Commitment in excess of 33 1/3% decline to extend their respective scheduled Termination Dates, in which event the Administrative Agent shall notify all the Banks thereof), such Bank's scheduled Termination Date shall be extended to the anniversary date of the year immediately succeeding such Bank's then-current scheduled Termination Date. If no such election is received within such forty-five day period from any Bank, such Bank shall be deemed to have elected not to extend its scheduled Termination Date.

(b) With respect to any Bank which has declined to extend such Bank's scheduled Termination Date and if Banks with an aggregate percentage of the Total Commitment in excess of 33 1/3% have not declined to extend their respective Termination Dates, the Company may in its discretion, upon not less than 30 days' prior written notice to the Administrative Agent and each Bank, remove such Bank as a party hereto. Each such notice shall specify the date of such removal (which shall be a Business Day), which shall thereupon become the scheduled Termination Date for such Bank.

(c) In the event that any Bank does not extend its scheduled Termination Date pursuant to subsection (a) above or is the subject of a notice of removal pursuant to subsection (b) above, then, at any time prior to the Termination Date for such Bank (a "Terminating Bank"), the Company may, at its option, arrange to have one or more other financial institutions acceptable to the Administrative Agent (which may be a Bank or Banks and each of which shall herein be called a "Successor Bank") succeed to all or a percentage of the Terminating Bank's outstanding Loans, if any, and rights under this Agreement and assume all or a like percentage (as the case may be) of such Terminating Bank's Commitment and other obligations hereunder, as if
(i) in the case of any Bank electing not to extend its scheduled Termination Date pursuant to subsection (a) above, such Successor Bank had extended its scheduled Termination Date pursuant to such subsection (a) and (ii) in the case of any Bank that is the subject of a notice of removal pursuant to subsection (b) above, no such notice of removal had been given by the Company. Such succession and assumption shall be effected by means of one or more agreements supplemental to this Agreement among the Terminating Bank, the Successor Bank, the Company and the Administrative Agent. On and as of the effective date of each such supplemental agreement, each Successor Bank party thereto shall be and become a Bank for all purposes of this Agreement and to the same extent as any other Bank hereunder and shall be bound by and entitled to the benefits of this Agreement in the same manner as any other Bank.

(d) On the originally scheduled Termination Date for any Terminating Bank, such Terminating Bank's Commitment shall terminate and, except to the extent assigned pursuant to subsection (c) above, the Company shall pay in full all of such Terminating Bank's Loans and all other amounts payable to such Bank hereunder, including any amounts payable pursuant to Section 4.03 on account of such payment.

(e) To the extent that all or a portion of any Terminating Bank's obligations are not assumed pursuant to subsection (c) above, the Total Commitment shall be reduced on the applicable Termination Date and each Bank's percentage of the reduced Total Commitment shall be revised pro rata to reflect such Terminating Bank's absence.
                                                             Page 80

Section 11.13   Knowledge of the Company.
                -------------------------

As used in this Agreement, knowledge of the Company shall mean to the best of any executive officer's knowledge, after a reasonable investigation.

Section 11.14   Execution in Counterparts.
                --------------------------

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                 REALTY INCOME CORPORATION

                                 By:
                                      --------------------------------
                                      Name:  Michael R. Pfeiffer
                                      Title: Senior Vice President,
                                             General Counsel

                                 THE BANK OF NEW YORK,
                                 as Administrative Agent for the Banks

                                 By:
                                      --------------------------------
                                      Name:  Elizabeth Ying
                                      Title: Vice President

                                 Address for Notices:

                                 One Wall Street
                                 18th Floor
                                 New York, NY 10286
                                 Attn:  Kalyani Bose
                                        Agency Function Administration
                                 Fax:   (212) 635-6365

                                 With a copy to:

                                 The Bank of New York
                                 10990 Wilshire Boulevard
                                 Suite 1125
                                 Los Angeles, CA 90024
                                 Attn:  Elizabeth Ying
                                        Vice President
                                 Fax:  (310) 996-8667

                                 THE BANK OF NEW YORK,
                                 as a Bank and as the Swing Line Bank

                                 By:
                                      --------------------------------
                                      Name:  Elizabeth Ying
                                      Title: Vice President

                                 Address for Notices:

                                 One Wall Street
                                 18th Floor
                                 New York, NY 10286
                                 Attn:  Kalyani Bose
                                        Agency Function Administration
                                 Fax:   (212) 635-6365

                                 With a copy to:

                                 The Bank of New York
                                 10990 Wilshire Boulevard
                                 Suite 1125
                                 Los Angeles, CA 90024
                                 Attn:  Elizabeth Ying
                                        Vice President
                                 Fax:   (310) 996-8667

                                 Eurodollar Lending Office:

                                 One Wall Street
                                 18th Floor
                                 New York, NY 10286
                                 Attn:  Kalyani Bose
                                        Agency Function Administration
                                 Fax:   (212) 635-6365

                                 FIRST UNION NATIONAL BANK

                                 By:
                                      --------------------------------
                                      Name:
                                      Title:

                                 Address for Notices:

                                 First Union Capital Markets
                                 One First Union Center
                                 Charlotte, NC 28288
                                 Attn:  Joy Auten
                                 Fax:   (704) 383-7989

                                 Eurodollar Lending Office:

                                 First Union Capital Markets
                                 One First Union Center
                                 Charlotte, NC 28288
                                 Attn:  Joy Auten
                                 Fax:   (704) 383-7989

                                 WELLS FARGO BANK, NATIONAL
                                 ASSOCIATION

                                 By:
                                      --------------------------------
                                      Name:
                                      Title:

                                 Address for Notices:

                                 Disbursement Administrator
                                 Disbursement & Operations Center
                                 2120 East Park Place #100
                                 El Secundo, CA 90245
                                 Attn:  Carla Tittle
                                 Fax:   (310) 615-1014

                                 Eurodollar Lending Office:

                                 Disbursement Administrator
                                 Disbursement & Operations Center
                                 2120 East Park Place #100
                                 El Secundo, CA 90245
                                 Attn:  Carla Tittle
                                 Fax:   (310) 615-1014

                                 BANK OF MONTREAL

                                 By:
                                      --------------------------------
                                      Name:
                                      Title:

                                 Address for Notices:

                                 Client Services
                                 115 South LaSalle St., 12 West
                                 Chicago, IL 60603
                                 Attn:  Josie Nichols
                                 Fax:  (312) 750-6061

                                 Eurodollar Lending Office:

                                 115 South LaSalle St., 12 West
                                 Chicago, IL 60603
                                 Attn:  Josie Nichols
                                 Fax:   (312) 750-6061

                                 AMSOUTH BANK

                                 By:
                                      --------------------------------
                                      Name:
                                      Title:

                                 Address for Notices:

                                 Commercial Real Estate
                                 1900 5th Avenue North
                                 Birmingham, AL 35203
                                 Attn:  Crystal Cassels
                                 Fax:  (205) 326-4075

                                 Eurodollar Lending Office:

                                 1900 5th Avenue North
                                 Birmingham, AL 35203
                                 Attn:  Crystal Cassels
                                 Fax:  (205) 326-4075

                                 SANWA BANK CALIFORNIA, as a Bank

                                 By:
                                      --------------------------------
                                      Name:
                                      Title:

                                      Address for Notices:

                                      Sanwa Bank California
                                      601 South Figueroa St.,
                                      8th Floor
                                      Los Angeles, CA 90017
                                      Attn:  Yolanda Banuelos
                                      Fax :  (213) 896-7090

                                      Eurodollar Lending Office:

                                      Sanwa Bank California
                                      601 South Figueroa St.,
                                      8th Floor
                                      Los Angeles, CA 90017
                                      Attn:  Yolanda Banuelos
                                      Fax:  (213) 896-7090

                                 CITIZENS BANK OF RHODE ISLAND

                                 By:
                                      --------------------------------

                                      Name:
                                      Title:

                                      Address for Notices:

                                      One Citizens Plaza, CC-4
                                      Providence, RI 02903-1339
                                      Attn:  Benita Petres
                                             Syndication
                                             Administration Manger
                                      Fax:  (401) 282-4485

                                      Eurodollar Lending Office:

                                      One Citizens Plaza, CC-4
                                      Providence, RI 02903-1339
                                      Attn:  Craig Schermerhorn
                                             Vice President
                                      Fax:  (401) 282-4485

                                                            Schedule 1


                              COMMITMENTS


BANK                                                        COMMITMENT
----                                                        ----------

The Bank of New York (Administrative Agent)                $40,000,000

First Union National Bank (Syndication Agent)              $35,000,000

Wells Fargo Bank, N.A. (Documentation Agent)               $35,000,000

Bank of Montreal (Co-Agent)                                $25,000,000

AmSouth Bank                                               $22,500,000

Sanwa Bank California                                      $22,500,000

Citizens Bank of Rhode Island                              $20,000,000
                                                           -----------

Total - All Banks                                         $200,000,000

                                                             EXHIBIT A



                FORM OF CONVERSION/CONTINUANCE REQUEST
                --------------------------------------

                                                    [Dated as provided
                                                      in Section 3.05]


The Bank of New York
One Wall Street, 18th Floor
New York, New York 10286

Attn:  Kalyani Bose

Realty Income Corporation (the "Company") hereby gives notice of its
intention to [convert/continue] [$          Principal Amount] [the
entire outstanding amount] of its [ABR Loans] [Eurodollar Pro Rata
Loans] with an Interest Period of       days and ending on
        ,      ] [to/as] [ABR Loans] [Eurodollar Pro Rata Loans],
pursuant to the Revolving Credit Agreement, dated as of December    ,
1999, among the Company, the Banks and The Bank of New York, as Administrative Agent and as Swing Line Bank (as amended, supplemented or otherwise modified from time to time, the "Agreement"), such
[conversion/continuance to be effective as of            ,        ].
[The Interest Period for the Eurodollar Pro Rata Loans shall be
days, with a Scheduled Maturity on                .]

Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings specified in the Agreement.

                                  REALTY INCOME CORPORATION


                                  By:
                                       -------------------------------
                                       Name:
                                       Title:

                                                             EXHIBIT B

                     FORM OF PRO RATA LOAN REQUEST
                     -----------------------------

                                                    [Dated as provided
                                                      in Section 2.02]


The Bank of New York
One Wall Street, 18th Floor
New York, New York 10286

Attn:  Kalyani Bose

Realty Income Corporation (the "Company") hereby gives notice of its
intention to borrow $            of Loans on        ,       pursuant
to the Revolving Credit Agreement, dated as of December   , 1999,
among the Company, the Banks and The Bank of New York, as Administrative Agent and as Swing Line Bank (as amended, supplemented or otherwise modified from time to time, the "Agreement"). [The Company hereby requests that such Loan constitute a Eurodollar Pro
Rata Loans with a scheduled maturity of        20    and an Interest
Period of      days.]

The Company hereby confirms that the amounts of Loans outstanding on the date hereof is as follows:

     Total Commitment............................    $200,000
     Outstanding Pro Rata Loans..................    $
     Outstanding Competitive Loans...............    $
     Availability................................    $

The Company also hereby confirms that each of the representations and warranties (other than the representations and warranties that speak as of a specific date) contained in Article V of the Agreement is true and correct on the date hereof and, after giving effect to this borrowing, will be true and correct on the proposed borrowing date as though such representation or warranty had originally been made on such dates. No Default or Event of Default has occurred and is continuing, nor will any such event occur as a result of this borrowing.

Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings specified in the Agreement.

                                  REALTY INCOME CORPORATION

                                  By:
                                       -------------------------------
                                       Name:
                                       Title:

                                                           EXHIBIT C-1

                   Form of Competitive Loan Request
                   --------------------------------
                                                                [Date]

The Bank of New York, as Administrative Agent
One Wall Street
New York, New York 10286

Attention:  Kalyani Bose
            Agency Function Administration

            Re:  Request for Competitive Bids
                 ----------------------------

Reference is made to the Revolving Credit Agreement, dated as of
December     , 1999, (as amended, modified or supplemented from time
to time, the "Credit Agreement"), among Realty Income Corporation (the "Company"), the banks from time to time parties thereto and The Bank of New York, as Administrative Agent and as Swing Line Bank. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

The Company hereby gives you notice, pursuant to Section 2.08 of the Credit Agreement, that it requests the Lenders to make offers to make Competitive Loans under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Loans are requested to be made:

       (A)  Borrowing Date (1)
                                       ---------------------------

       (B)  Principal Amount
            of Competitive Loan (2)
                                       ---------------------------

       (C)  Maturity Date (3)
                                       ---------------------------

       (D)  Interest rate basis        [Absolute Rate][Eurodollar]
                                       ---------------------------

       (E)  Interest Period, if any (4)
                                       ---------------------------

                                  Very truly yours,

                                  REALTY INCOME CORPORATION

                                  By:
                                       ---------------------------
                                       Title:
                                                             Page 92

[FN]
(1)  Must be a Business Day.

(2) Must be a principal amount equal to $1,000,000 or in integral multiples of $100,000 in excess thereof.

(3)  At least seven days after the Borrowing Date and not more than
     (i) 180 days after the Borrowing Date, in the case of Absolute Rate Competitive Loans, or (ii) six months after the Borrowing Date, in the case of Eurodollar Competitive Loans.

(4)  One, two, three or six months with respect to Eurodollar
     Competitive Loans.  Not applicable to Absolute Rate Competitive
     Loans.

                                                           EXHIBIT C-2

                        Form of Notice to Banks
                        -----------------------
                                                                [Date]

[Name of Bank]
[Address]

Attention:

Re:  Notice of a Request for Competitive Bids
     ----------------------------------------

Reference is made to the Revolving Credit Agreement, dated as of
December     , 1999 (as amended, modified or supplemented from time to
time, the "Credit Agreement"), among Realty Income Corporation (the "Company"), the banks from time to time parties thereto and The Bank of New York, as Administrative Agent and as Swing Line Bank. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Company delivered to the Agent a Competitive Loan Request on     ,
      , pursuant to Section 2.08 of the Credit Agreement, and in that connection you are invited to submit a Bid to make a Competitive Loan
to the Company by [TIME], on        ,     .  Your Bid must comply with
Section 2.08 of the Credit Agreement and the terms set forth below on which the Competitive Loan Request was made:

  (A)  Proposed Borrowing Date
                                            --------------------------

  (B)  Principal amount of Competitive Loan
                                            --------------------------

  (C)  Interest rate basis                 [Absolute Rate][Eurodollar]
                                           ---------------------------

  (E)  Interest Period and the last day thereof
                                                 ---------------------

                                  Very truly yours,

                                  THE BANK OF NEW YORK,
                                      as Agent

                                  By:
                                       ------------------------------
                                       Title:

                                                           EXHIBIT C-3

                        Form of Competitive Bid
                        -----------------------
                                                                [Date]

The Bank of New York, as Agent
One Wall Street
New York, New York 10286

Attention:  Kalyani Bose
            Agency Function Administration

            Re:  Competitive Bid
                 ---------------

Reference is made to the Revolving Credit Agreement, dated as of
December     , 1999 (as amended, modified or supplemented from time to
time, the "Credit Agreement"), among Realty Income Corporation (the "Company"), the lenders from time to time parties thereto and The Bank of New York, as Administrative Agent and as Swing Line Bank. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

[NAME OF BANK] hereby submits a Competitive Bid to make an [Absolute Rate] [Eurodollar] Competitive Loan pursuant to Section 2.08 of the Credit Agreement, in response to the Borrowing Request made by the
Company on         ,       , and in that connection sets forth below
the terms on which such Competitive Bid is made:

        (A)  Principal Amount (1)
                                       --------------------------

        (B)  Competitive Bid
                                       --------------------------

        (C)  Competitive Bid
             [Rate][Margin] (2)
                                       --------------------------

The undersigned hereby confirms that it will, subject only to the conditions set forth in the Credit Agreement, extend credit to the Borrower upon acceptance by the Borrower of this Competitive Bid in accordance with Section 2.08 of the Credit Agreement.

                                  Very truly yours,

                                  [NAME OF BANK]

                                  By:
                                       --------------------------
                                       Title:

[FN]
(1) Principal amount must be at least $1,000,000, or an integral multiple of $100,000 in excess thereof, and not greater than the requested Competitive Loan. Multiple bids may be accepted by the Agent.

(2)  In the case of Absolute Rate Competitive Loans,      %; in the
     case of Eurodollar Competitive Loans, a margin (+/-     % over
     LIBOR.

                                                           EXHIBIT C-4

             Form of Competitive Bid Accept/Reject Notice
             --------------------------------------------
                                                                [Date]

The Bank of New York, as Agent
One Wall Street
New York, New York 10286

Attention:  Kalyani Bose
            Agency Function Administration

            Re:  Competitive Bid Acceptance/Reject Letter
                 ----------------------------------------

Realty Income Corporation (the "Company") refers to the Revolving
Credit Agreement, dated as of December     , 1999 (as amended,
modified or supplemented or extended from time to time, the "Credit Agreement"), among the Company, the banks from time to time parties thereto (the "Banks") and The Bank of New York, as Administrative Agent and as Swing Line Bank.

In accordance with Section 2.08 of the Credit Agreement, we have received a summary of bids in connection with our Competitive Loan
Request, dated          ,      , and in accordance with Section 2.08
of the Credit Agreement, we hereby accept the following Competitive
Bids for Competitive Loans to be made on       ,    , with a Maturity
Date of          ,        :

                           Competitive
Principal Amount           Rate Margin           Bank
----------------           -----------           ----
                           %/+/-.    %

            We hereby reject the following Competitive Bids:

                           Competitive
Principal Amount           Rate Margin           Bank
----------------           -----------           ----
                           %/+/-.    %

                                  Very truly yours,

                                  REALTY INCOME CORPORATION

                                  By:
                                       ----------------------------
                                       Title:

                                                           EXHIBIT D-1

                         FORM OF PRO RATA NOTE
                         ---------------------

$                                                December     , 1999

     Realty Income Corporation, a Maryland corporation (the

"Company"), for value received, hereby promises to pay on the

Termination Date to the order of              (the "Bank"), at the

office of The Bank of New York, as Administrative Agent, at One Wall

Street, New York, New York 10286, in lawful money of the United

States, the principal sum of $            or if less, the aggregate

unpaid principal amount of all Pro Rata Loans made by the Bank to the

Company pursuant to that certain Revolving Credit Agreement, dated as

of December    , 1999 (as amended, supplemented or otherwise modified

from time to time, the "Agreement") among the Company, each of the banks party thereto, and The Bank of New York, as Administrative Agent and as Swing Line Bank.

     This Note shall bear interest, and such interest shall be

payable, as set forth in the Agreement for ABR Loans and Eurodollar

Pro Rata Loans.  Upon the occurrence and during the continuation of an

Event of Default, this Note shall bear interest at the default rate pursuant to Section 3.06 of the Agreement.

     Except as otherwise provided in the Agreement, with respect to

Eurodollar Pro Rata Loans, if interest or principal on the Loan evidenced by this Note becomes due and payable on a day which is not a

Business Day, then the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate herein specified during such extension.

This Note is one of the Pro Rata Notes referred to in the Agreement,

and is subject to prepayment in whole or in part and its maturity is subject to acceleration upon the terms provided in the Agreement.

Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings specified in the Agreement.

     Presentment, demand, protest, notice of dishonor, notice of intent to accelerate and other notice of any kind are hereby waived by the undersigned.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN

ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     All Pro Rata Loans made by the Bank to the Company pursuant to the Agreement and all payments of principal hereof and interest thereon may be indicated by the Bank upon the grid attached hereto which is a part of this Note.  Such notations shall be presumptive as to the aggregate unpaid principal amount of and interest on all Pro

Rata Loans made by the Bank pursuant to the Agreement.


                                  REALTY INCOME CORPORATION


                                  By:
                                       -------------------------------
                                       Name:
                                       Title:

             Loan and Payments of Principal and Interest
             -------------------------------------------

                                                                Name
                Interest  Interest                               of
                Method    Period    Amount             Amount   Person
       Amount  (ABR or    if Euro-    of      Unpaid     of     Making
        of       Euro-    dollar   Principal Principal Interest  Nota-
Date   Loan     dollar    Loan       Paid     Balance   Paid     tion
----   ------   ------    -------- --------- --------- -------- ------








































                                                           EXHIBIT D-2

                       FORM OF COMPETITIVE NOTE
                       ------------------------

$[                 ]                                 [     DATE      ]

    Realty Income Corporation, a Maryland corporation (the "Company"),

for value received, hereby promises to pay on              to the

order of              (the "Bank"), at the office of The Bank of New

York, as Agent, at One Wall Street, New York, New York 10286, in

lawful money of the United States, the principal sum of $[        ] or

if less, the aggregate unpaid principal amount of all Competitive

Loans made by the Bank to the Company pursuant to that certain

Revolving Credit Agreement, dated as of December    , 1999 (as

amended, supplemented or otherwise modified from time to time, the

"Agreement") among the Company, each of the banks party thereto, and

The Bank of New York, as Administrative Agent and as Swing Line Bank.

    This Note shall bear interest, and such interest shall be payable,

as set forth in the Agreement for Absolute Rate Competitive Loans and

Eurodollar Competitive Loans.  Upon the occurrence and during the continuation of an Event of Default, this Note shall bear interest at the default rate pursuant to Section 3.06 of the Agreement.

    Except as otherwise provided in the Agreement, with respect to

Eurodollar Competitive Loans, if interest or principal on the Loan evidenced by this Note becomes due and payable on a day which is not a

Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate herein specified during such extension.

This Note is one of the Competitive Notes referred to in the

Agreement, and is subject to prepayment in whole or in part and its maturity is subject to acceleration upon the terms provided in the

Agreement.  Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings specified in the Agreement.

    Presentment, demand, protest, notice of dishonor, notice of intent to accelerate and other notice of any kind are hereby waived by the undersigned.

    THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN

ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

    All Competitive Loans made by the Bank to the Company pursuant to the Agreement and all payments of principal hereof and interest thereon may be indicated by the Bank upon the grid attached hereto which is a part of this Note.  Such notations shall be presumptive as to the aggregate unpaid principal amount of and interest on all

Competitive Loans made by the Bank pursuant to the Agreement.


                                  REALTY INCOME CORPORATION

                                  By:
                                       ------------------------------
                                       Name:
                                       Title:

             Loan and Payments of Principal and Interest
             -------------------------------------------

                                                                Name
                Interest  Interest                               of
                Method    Period    Amount             Amount   Person
       Amount  (ABR or    if Euro-    of      Unpaid     of     Making
        of       Euro-    dollar   Principal Principal Interest  Nota-
Date   Loan     dollar    Loan       Paid     Balance   Paid     tion
----   ------   ------    -------- --------- --------- -------- ------








































                                                           EXHIBIT D-3

                        FORM OF SWING LINE NOTE
                        -----------------------

$15,000,000                                               [Date]

    Realty Income Corporation, a Maryland corporation (the "Company"),

for value received, hereby promises to pay to the order of The Bank of

New York (the "Bank"), on the maturity date thereof, the principal amount of each Swing Line Advance made by the Bank pursuant to that

certain Revolving Credit Agreement, dated as of December    , 1999 (as

amended, supplemented or otherwise modified from time to time, the

"Credit Agreement"), among the Company, each of the banks party thereto, and The Bank of New York, as Administrative Agent and as

Swing Line Bank.

    The Company also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity,

until paid, at the rate or rates per annum, on the date or dates and in the manner specified in the Credit Agreement.

    Payments of both principal and interest are to be made in lawful money of the United States of America in immediately available funds to the Swing Line Bank, in the manner specified in the Credit

Agreement.

    This Note is the Swing Line Note referred to in the Credit

Agreement, which among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events and for the amendment or waiver of certain provisions of the

Credit Agreement, all upon the terms and conditions therein specified.

Unless otherwise defined herein, capitalized terms used herein have the respective meanings specified in the Credit Agreement.

    Presentment, demand, protest, notice of dishonor, notice of intent to accelerate and other notice of any kind are hereby waived by the undersigned.

    This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

    The Bank is authorized to indicate upon the grid attached to this

Note all borrowings hereunder and payments of principal and interest hereon.  Such notations shall be presumptive as to the aggregate unpaid principal amount of and interest on all Swing Line Advances made by the Bank pursuant to the Agreement.


                                  REALTY INCOME CORPORATION

                                  By:
                                       ------------------------------
                                       Name:
                                       Title:

----------------------------------------------------------------------
              SWING LINE ADVANCES AND PRINCIPAL PAYMENTS
----------------------------------------------------------------------
         Amount of                                        Amount of
        Line Advances                                     Principal
           Made                                             Repaid

         Swing Line                     Interest          Swing Line
Date      Advance        Maturity         Rate             Advance
----    -------------    --------       --------          ----------






































(table continued next page)

                                                             Page 106

(table continued)

Amount of Unpaid
Principal Balance

   Swing Line
     Advance                   Total                Notation Made by
-----------------              -----                ----------------










































                                                             EXHIBIT E

                  FORM OF SWING LINE ADVANCE REQUEST
                  ----------------------------------

                                                    [Dated as provided
                                                      in Section 2.10]


The Bank of New York
One Wall Street, 18th Floor
New York, New York 10286

Attn:  Kalyani Bose

Realty Income Corporation (the "Company") hereby gives notice of its
intention to borrow $          in a Swing Line Advance on          ,
        pursuant to the Revolving Credit Agreement, dated as of
December     , 1999, among the Company, the Banks listed on the
signature pages thereto and The Bank of New York, as Administrative Agent and as Swing Line Bank (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

The Company hereby confirms that the amounts of Loans and Swing Line Advances outstanding on the date hereof are as follows:

       Total Commitment.......................  $200,000,000
       Outstanding Loans......................  $
       Commitment Availability................  $
       Swing Line Facility....................  $15,000,000
       Outstanding Swing Line Advances........  $
       Swing Line Availability................  $

The Company also hereby confirms that each of the representations and warranties (other than the representations and warranties that speak as of a specific date) contained in Article V of the Agreement is true and correct on the date hereof and, after giving effect to this borrowing, will be true and correct on the proposed borrowing date as though such representation or warranty had originally been made on such dates. No Default or Event of Default has occurred and is continuing, nor will any such event occur as a result of this borrowing.

Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings specified in the Agreement.

                                  REALTY INCOME CORPORATION

                                  By:
                                       ------------------------------
                                       Name:
                                       Title:

                          December     , 1999

                             EXHIBIT F-I

                  FORM OF OPINION OF LATHAM & WATKINS
                  -----------------------------------


The Bank of New York,
    as Agent for the Banks
One Wall Street, Twenty-Second Floor
New York, New York 10286

The Banks Signatory to the Credit
Agreement Referred to Below

         Re:  Revolving Credit Agreement, dated as of December   ,
              1999, among Realty Income Corporation, the Banks named therein and The Bank of New York, as Administrative Agent and as Swing Line Bank
              ------------------------------------------------------

Ladies/Gentlemen:

We have acted as special counsel for Realty Income Corporation, a Maryland corporation (the "Company"), in connection with the Revolving
Credit Agreement (the "Credit Agreement") dated as of December     ,
1999, among the Company, each of the banks identified on the signature pages thereof (the "Banks") and The Bank of New York, as Administrative Agent for the Banks and as Swing Line Bank (the "Administrative Agent"). This opinion is rendered to you pursuant to
Section 6.01(f) of the Credit Agreement. Capitalized terms defined in the Credit Agreement are used herein as therein defined.

In our capacity as such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below. We have examined among other things, the following:

   (a)   The Credit Agreement;

   (b)   The Subsidiary Guaranty (the "Subsidiary Guaranty"), dated as
         of December    , 1999 by         and      (the "Guarantors");

   (c)   The following promissory notes of the Company dated
         December     , 1999 (collectively, the "Notes", and together
         with the Credit Agreement, and the Subsidiary Guaranty, the "Loan Documents"): (i) note in the original principal amount of $40,000,000 payable to The Bank of New York; (ii) note in the original principal amount of $35,000,000 payable to First Union National Bank; (iii) note in the original principal amount of $35,000,000 payable to Wells Fargo Bank,

         National Association; (iv) note in the original principal amount of $25,000,000 payable to Bank of Montreal; (v) note in the original principal amount of $22,500,000 payable to AmSouth Bank; (vi) note in the original principal amount of $22,500,000 payable to Sanwa Bank California; and (vii) note in the original principal amount of $20,000,000 payable to Citizens Bank of Rhode Island;

   (d) The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company; and

   (e) Such other documents and agreements as we deem necessary for purposes of rendering the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures (other than those of officers of the Company on the Loan Documents as to which we have relied on a certificate of incumbency), the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

We have been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

We are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of New York, as applicable, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

Our opinions set forth in paragraph 1 below are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to bank credit transactions.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

   1. None of the execution and delivery of the Loan Documents by the Company, the borrowing of the funds pursuant to the Loan Documents by the Company and the payment of the indebtedness of the Company evidenced by the Notes: (a) violate any federal or New York statute, rule, or regulation applicable to the Company (including, without limitation, Regulations T, U, or X of the Board of Governors of the Federal Reserve System), or
        (b) require any consents, approvals, authorizations, registrations, declarations, or filings by the Company under any applicable federal or New York statute, rule or regulation.

   2. Each of the Loan Documents has been duly executed and delivered by the Company or the Guarantors, as the case may be, and constitutes a legally valid and binding obligation of the Company or the Guarantors, as the case may be, enforceable against the Company or the Guarantors, as the case may be, in accordance with its terms.

   3. The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended from time to time.

The opinions set forth in paragraph 2 above are subject to the following limitations, qualifications and exceptions:

   (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors;

   (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;

   (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy;

   (d) the unenforceability of any provision requiring the payment of attorney's fees, except to the extent that a court determines such fees to be reasonable; and

   (e)   we express no opinion with respect to the enforceability of
         Section 10.01 of the Credit Agreement by a federal court.

To the extent that the obligations of the Company may be dependent upon such matters, we assume for purposes of this opinion that: all parties to the Loan Documents other than the Company are duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation; all parties to the Loan Documents other than the Company have the requisite corporate power and authority to execute and deliver the Loan Documents and to perform their respective obligations under the Loan Documents to which they are a party; and the Loan Documents to which such parties other than the Company are a party have been duly authorized, executed and delivered by such parties and constitute their legally valid and binding obligations, enforceable against them in accordance with their terms. We express no opinion as to compliance by any parties to the Loan Documents with any state or federal laws or regulations applicable to the subject transactions because of the nature of their business.

This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.


                                  Very truly yours,

                          December    , 1999

                              EXHIBIT F-2

             FORM OF OPINION OF MICHAEL R. PFEIFFER, ESQ.
             --------------------------------------------


The Bank of New York,
    as Agent for the Banks
One Wall Street
22nd Floor
New York, New York 10286

The Banks Signatory to the Credit
Agreement Referred to Below

         Re:  Revolving Credit Agreement, dated as of December    ,
              1999, among Realty Income Corporation, the Banks listed on the signature pages thereto and The Bank of New York, as Administrative Agent and as Swing Line Bank
              --------------------------------------------------------

Ladies/Gentlemen:

I am general counsel of Realty Income Corporation, a Maryland corporation (the "Company"). This opinion is rendered to you pursuant to Section 6.01(f) of the Revolving Credit Agreement (the "Credit
Agreement"), dated as of December     , 1999, among the Company, each
of the banks identified on the signature pages thereof (the "Banks") and The Bank of New York, as Administrative Agent for the Banks and as Swing Line Bank (the "Administrative Agent"). Capitalized terms defined in the Credit Agreement are used herein as therein defined.
In my capacity as general counsel, I have examined such matters of fact and questions of law as I have considered appropriate for purposes of rendering the opinions expressed below, except where a statement is qualified as to knowledge or awareness, in which case I have made no or limited inquiry as specified below. I have examined, among other things, the following:

   (a)   The Credit Agreement;

   (b)   The following promissory notes of the Company dated       ,
         1999 (collectively, the "Notes", and together with the Credit Agreement and the Subsidiary Guaranty, the "Loan Documents"):
         (i) note in the original principal amount of $40,000,000 payable to The Bank of New York; (ii) note in the original principal amount of $35,000,000 payable to First Union National Bank; (iii) note in the original principal amount of $35,000,000 payable to Wells Fargo Bank, National Association; (iv) note in the original principal amount of $25,000,000 payable to Bank of Montreal; (v) note in the original principal amount of $ 22,500,000 payable to AmSouth Bank; (vi) note in the original principal amount of $22,500,000 payable to Sanwa Bank California; and (vii) note in the original principal amount of $ 20,000,000 payable to Citizens Bank of Rhode Island;

   (c) The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company; and

   (d) Such other documents and agreements as I deem necessary for purposes of rendering the opinions expressed below.

In my examination, I have assumed the genuineness of all signatures (other than those of officers of the Company on the Loan Documents), the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

I have been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, I have obtained and relied upon such certificates and assurances from public officials as I have deemed necessary.

I am opining herein as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of California, as applicable, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

Whenever a statement herein is qualified by "to the best of my knowledge" or a similar phrase, it is intended to indicate that I do not have current actual knowledge of the inaccuracy of such statement. Except as otherwise expressly indicated, I have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference that I have any knowledge of any matters pertaining to such statement should be drawn from my representation of the Company.

Subject to the foregoing and the other matters set forth herein, it is my opinion that, as of the date hereof:

   1. Based solely on certificates from public officials, I confirm that the Company is qualified to do business in the states in which the Company owns properties.

   2. To the best of my knowledge, there are no proceedings or investigations pending or threatened before any court or arbitrator or before or by any governmental authority which would have a material adverse effect on the legality, validity, binding effect or enforceability of any Loan Document.
                                                             Page 114

  3. The Company has the corporate power and authority to execute, deliver and perform the terms and provisions of each Loan Document to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each such Loan Document.

This opinion is delivered by me as general counsel for the Company to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without my prior written consent,

                                  Very truly yours,

                                                             EXHIBIT H

                    REAL ESTATE INVESTMENT CRITERIA

The Investment Committee is authorized, without prior Board of Director approval, to approve real estate investments which meet all of the following criteria:

1.  The Purchase Price for each property shall not exceed $10,000,000.

2.  The investment must consist of a fee interest in real property.

3. If the real property is unimproved at the time of acquisition, there must be an agreement to complete specified improvements an the property by a date certain.

4. Prior to, or concurrent with the acquisition, the property must be net-leased to a tenant approved by the Company's Investment
    Committee.

5. The real estate investment may not cause (i) the total investment with that tenant to exceed $25 million, or (ii) the amount of annualized rental revenue to be derived by the Company from a tenant to exceed 5% of the Company's previous 12 months' rental revenues.

6. The real estate investment may not cause the mount of annualized rental revenue to be derived by the Company from any one industry to exceed 25% of the Company's previous 12 months' rental revenues.

                                                             EXHIBIT I


                      FORM OF SUBSIDIARY GUARANTY


This SUBSIDIARY GUARANTY, dated as of December    , 1999, is made by
each entity that is identified on Schedule A hereto or that hereafter executes and delivers a Subsidiary Joinder in the form of Exhibit A attached hereto pursuant to the Credit Agreement described herein (each such entity, a "Guarantor") in favor of the lenders (the "Lenders") from time to time party to the Credit Agreement (as defined below), and The Bank of New York ("BNY"), as administrative agent (BNY and any successor thereto in such capacity, "Administrative Agent") for the Lenders and in favor of all other present and future Holders of any of the Guaranteed Obligations described herein.

                               RECITALS

A.  The Lenders and Administrative Agent have entered into that
    certain Revolving Credit Agreement, dated as of December   , 1999
    (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Realty Income Corporation, a
    Maryland corporation ("Borrower"), the Administrative Agent and the Lenders.

B. Each Guarantor is a Subsidiary of Borrower and expects to derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement.

C. It is a condition precedent to the making of Loans by the Lenders under the Credit Agreement that each Guarantor shall have guaranteed payment of each and all debts, liabilities and obligations of Borrower under the Credit Agreement and the Notes (collectively, the "Obligations"), on the terms set forth herein.

D. Borrower has agreed, in the Credit Agreement, to cause certain Subsidiaries of Borrower to become party to this Guaranty, as a Guarantor hereunder, by executing and delivering a Subsidiary
    Joinder in the form of Exhibit A hereto.

NOW, THEREFORE, in consideration of the foregoing and in order to induce the Lenders to make Loans under the Credit Agreement, each Guarantor hereby agrees as follows:

                               ARTICLE I
                    DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1 General Definitions. Except as otherwise specifically provided herein, the terms which are defined in Article I of the Credit Agreement shall have the same meanings when used in this Guaranty and the provisions of Section 1.01 of the Credit Agreement shall apply to this Guaranty.

SECTION 1.2 Certain Defined Terms. As used in this Guaranty, the following terms shall have the following meanings:

"Bankruptcy Code" means Title 11 of the United States Code, as from time to time amended.

"Disallowed Post-Commencement Interest and Expenses" means interest computed at the rate provided in the Credit Agreement and claims for reimbursements, costs, expenses or indemnities under the terms of the Credit Agreement accruing or claimed at any time after commencement of any Insolvency or Liquidation Proceeding, if the claim for such interest, reimbursement, cost, expense or indemnity is not allowable, allowed or enforceable against Borrower in such Insolvency or Liquidation Proceeding.

"Guaranty" means this Subsidiary Guaranty, dated as of December   ,
1999, made by the Guarantors for the benefit of the Lenders, Administrative Agent and other Holders of Guaranteed Obligations.
"Guaranty Taxes" is defined in Section 3.8(a).

"Holder" means, in respect of any Guaranteed Obligation, the Person entitled to enforce payment thereof and specifically includes the Administrative Agent and the Lenders.

"Insolvency or Liquidation Proceeding" means any (i) any case under the Bankruptcy Code, any other insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to Borrower or to any of its creditors, as such, or to a substantial part of any of its assets, or
(ii) any proceeding for the liquidation, dissolution or other winding up of Borrower, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of Borrower.

"Subordinated Liabilities" is defined in Section 2.8(a).

                              ARTICLE II
                    GUARANTY AND RELATED PROVISIONS

SECTION 2.1  Guaranty.  Each Guarantor hereby unconditionally:

(a) guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of (i) all Obligations now outstanding or hereafter arising under or in connection with the Credit Agreement or the Notes, whether for principal, interest, fees, taxes, additional compensation, expense reimbursements, indemnification or otherwise, and (ii) each other debt, liability or obligation of Borrower now outstanding or hereafter arising under any of the Credit Agreement and the Notes (such Obligations, liabilities and other debts, liabilities and obligations, collectively, the "Guaranteed Obligations"), and

(b) agrees to pay on demand (i) all Disallowed Post-Commencement Interest and Expenses, to the Person entitled to payment thereof if the claim therefor had been allowed in any Insolvency or Liquidation Proceeding and (ii) all costs and expenses (including, without limitation, reasonable attorneys' fees and legal expenses) incurred by any Holder of Guaranteed Obligations in enforcing this Guaranty; provided, however, that the amount of each Guarantor's payment obligations hereunder shall not exceed an aggregate amount equal to such Guarantor's stockholders' or partners' equity, as the case may be.

SECTION 2.2 Acceleration of Payment. If the Notes become immediately due and payable pursuant to Section 8.01 of the Credit Agreement, then all liability of each Guarantor under this Guaranty in respect of any Guaranteed Obligation that is not then due and payable shall thereupon become and be immediately due and payable, without notice or demand.

SECTION 2.3 Guaranty Absolute and Unconditional. Each Guarantor guarantees that the Guaranteed Obligations will be paid in accordance with the terms of the Credit Agreement and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights and claims of any Holder of Guaranteed Obligations against Borrower with respect thereto and even if any such rights or claims are modified, reduced or discharged in an Insolvency or Liquidation Proceeding or otherwise. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against Borrower or whether Borrower is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Credit Agreement or any Note or any other agreement or instrument relating thereto; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Credit Agreement or any Note, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to Borrower or otherwise; (iii) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations; (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other assets of Borrower; (v) any change, restructuring or termination of the corporate structure or existence of Borrower; or (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a surety or guarantor.

SECTION 2.4 Guaranty Irrevocable and Continuing. This Guaranty is an irrevocable and continuing offer and agreement guaranteeing payment of any and all Guaranteed Obligations and shall extend to all Guaranteed Obligations now outstanding or created or incurred at any future time, whether or not created or incurred pursuant to any agreement presently in effect or hereafter made, until all obligations of the Lenders to extend credit to Borrower have expired or been terminated, and all Guaranteed Obligations have been fully, finally and indefeasibly paid. To the extent any contingent Obligation survives the expiration or termination of the Credit Agreement and the repayment of the Loans, each Guarantor's liability under this Guaranty shall likewise survive. This Guaranty may be released only in writing.

SECTION 2.5 Reinstatement. If at any time any payment on any Guaranteed Obligation is set aside, avoided or rescinded or must otherwise be restored or returned, this Guaranty and the liability of each Guarantor under this Guaranty shall remain in full force and effect and, if previously released or terminated, shall be automatically and fully reinstated, without any necessity for any act, consent or agreement of any Guarantor, as fully as if such payment had never been made and as fully as if any such release or termination had never become effective.

SECTION 2.6 Waiver. Each Guarantor hereby waives and agrees not to assert or take advantage of:

(a) Marshaling. Any right to require any Holder of Guaranteed Obligations to proceed against or, exhaust its recourse against Borrower or any other Subsidiary Guarantor or any other Person liable for any of the Guaranteed Obligations or against any collateral for any of the Guaranteed Obligations or against any other Person or property, before demanding and enforcing payment of the Guaranteed Obligations from any Guarantor under this Guaranty;

(b) Other Defenses. Any defense that may arise by reason of (i) the incapacity, lack of authority, death or disability of Borrower or any other Person; (ii) the revocation or repudiation of any of the Credit Agreement or the Notes by Borrower or any other Person; (iii) the unenforceability in whole or in part of the Credit Agreement or the Notes or any other instrument, document or agreement; (iv) the failure of any Holder of Guaranteed Obligations to file or enforce a claim against any Person liable for any of the Guaranteed Obligations or in any Liquidation or Insolvency Proceeding; or (v) any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code;

(c) Notices. Presentment, demand for payment, protest, notice of discharge, notice of acceptance of this Guaranty, notice of the incurrence of, or any default in respect of, any debt, liability or obligation guaranteed hereunder, and all other indulgences and notices of every type or nature, including, without limitation and to the maximum extent permitted by law, notice of the disposition of any collateral for any of the Guaranteed Obligations;

(d) Election of Remedies. Any defense based upon an election of remedies (including, if available, an election to proceed by non-judicial foreclosure) or any other act or omission of any Holder of Guaranteed Obligations or any other Person which destroys or otherwise impairs any right that any Guarantor might otherwise have for subrogation, recourse, reimbursement, indemnity, exoneration, contribution or otherwise. against Borrower or any other Person;

(e) Collateral. Any defense based upon any taking, modification or release of any collateral or guaranties for the Guaranteed Obligations, or any failure to create or perfect or ensure the priority or enforceability of any security interest in any collateral for any of the Guaranteed Obligations or any act or omission related thereto;

(f) Offsets. Any right to recoup from or offset against any of the Guaranteed Obligations any claim that may be held or asserted by or available to (i) Borrower or any other Guarantor or any other Person liable for any of the Guaranteed Obligations against any Holder of Guaranteed Obligations or (ii) any Guarantor against Borrower, any other Guarantor, any other Holder of Guaranteed Obligations or any other Person; or

(g) Defenses of Others. Any other claim, right or defense (including, by way of illustration and without limitation, such matters as failure or insufficiency of consideration, statute of limitations, breach of contract, tortious conduct, accord and satisfaction, and discharge by agreement, conduct or in a Liquidation or Insolvency Proceeding), except the defense of payment, that may be held or asserted by or available to (i)

     Borrower or any other Guarantor or any other Person liable for any of the Guaranteed Obligations against any Holder of Guaranteed Obligations or (ii) any Guarantor against Borrower, any other Guarantor, any other Holder of Guaranteed Obligations or any other Person.

SECTION 2.7 Subrogation. Each Guarantor hereby represents, warrants and agrees, in respect of any and all present and future rights of subrogation, recourse, reimbursement, indemnity, exoneration, contribution and other claims that such Guarantor at any time may have against Borrower, any other Guarantor or any other Person liable for the payment of any of the Guaranteed Obligations (including, without limitation, the owner of any interest in collateral for any of the Guaranteed Obligations) as a result of or in connection with this Guaranty or any payment hereunder, that:

(a) No Agreement. Such Guarantor has not entered into, and agrees that it will not enter into, any agreement providing, directly or indirectly, for any such right or claim against Borrower or, except as set forth in Section 2.10, against any other Subsidiary of Borrower, and each such agreement now existing or hereafter entered into (except Section 2.10) is and shall be void;

(b) Release. Such Guarantor forever waives and releases, and agrees never to sue upon, any such right or claim against Borrower and, except as set forth in Section 2. 10, against any other
     Subsidiary of Borrower, whether or not the Guaranteed Obligations have been paid in full;

(c) Capital Contribution. Each payment made by such Guarantor under this Guaranty shall be a contribution to the capital of Borrower, and no such payment shall give rise to any claim (as that term is defined in the Bankruptcy Code) in favor of such Guarantor against Borrower;

(d) Subordination of Contribution Rights. Each Guarantor reserves, as against each other Guarantor, its right of contribution under
     Section 2.10 but agrees that all such contribution rights shall be included among the Subordinated Liabilities; and

(e) Deferral of Other Rights and Claims. Until all obligations of the Lenders to extend credit to Borrower have expired or been terminated and all the Guaranteed Obligations have been paid in full, such Guarantor will not demand, sue for, accept or receive any payment or transfer on account of any such right or claim from any Person (other than Borrower and its Subsidiaries) liable for the payment of any of the Guaranteed Obligations.

SECTION 2.8  Subordination Provisions.

(a) Subordination. Any and all present and future debts, liabilities and obligations of every type and description (whether for money borrowed, on intercompany accounts, for provision of goods or services, under tax sharing or contribution agreements or on account of any other transaction, agreement, occurrence or event and whether absolute or contingent, direct or indirect, matured or uninatured, liquidated or unliquidated, created directly or acquired from another, or sole, joint, several or joint and several) of Borrower now outstanding or hereafter incurred or owed to any Guarantor (the "Subordinated Liabilities") shall be, and hereby are, subordinated to full and final payment of the Guaranteed Obligations.

(b) Prohibited Payments. No Guarantor will demand, sue for, accept or receive, or cause or permit any other Person to make, any payment on or transfer of property on account of any Subordinated Liabilities except to the extent payment is permitted at the time under Section 7.02 of the Credit Agreement.

(c) No Liens or Transfers. No Guarantor. will demand, accept or hold any Lien upon any real or personal property of Borrower as security for any of the Subordinated Liabilities and agrees that any such Lien shall be void.

(d) Insolvency Proceedings. In any Insolvency or Liquidation Proceeding, the Holders of Guaranteed Obligations shall be entitled to receive payment in full of all amounts due or to become due on or in respect of the Guaranteed Obligations, or provision shall be made for such payment in money or money's worth, before any Guarantor is entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of any of the Subordinated Liabilities, and to that end the Holders of Guaranteed Obligations shall be entitled to receive, for application to the payment thereof, all payments and distributions of any kind or character, whether in cash, property or securities (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other debt or liability of Borrower being subordinated to the payment of the Subordinated Liabilities), which may be payable or deliverable in respect of the Subordinated Liabilities in any such Insolvency or Liquidation Proceeding.

(e) Disallowed Post-Commencement Interest and Expenses. If in any Insolvency or Liquidation Proceeding (i) any payment or distribution of any kind or character, whether in cash, property or securities (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other debt or liability of Borrower being subordinated to the payment of the Subordinated Liabilities) is payable or deliverable in respect of the Subordinated Liabilities, and (ii) the Holders of Guaranteed Obligations are not otherwise entitled to receive such payment or distribution pursuant to Section 2.8(d), and (iii) any amount remains unpaid to any Holder of

     Guaranteed Obligations on account of any Disallowed Post-Commencement Interest and Expenses, then the Holders of Guaranteed Obligations shall be entitled to receive payment of all such unpaid Disallowed Post-Commencement Interest and Expenses from and out of any and all such payments and distributions in respect of the Subordinated Liabilities.

(f) Held in Trust. If any payment, transfer or distribution is made to any Guarantor upon any Subordinated Liabilities that is not permitted to be made under this Section 2.8 or that the Holders of Guaranteed Obligations are not entitled to receive under this
     Section 2.8, such Guarantor shall receive and hold the same in trust, as trustee for the benefit of the Holders of Guaranteed Obligations, and shall forthwith transfer and deliver the same to Agent, in precisely the form received (except for any required endorsement), for application to the payment of Guaranteed Obligations or any unpaid Disallowed Post-Commencement Interest and Expenses.

(g) Claims in Bankruptcy. Each Guarantor will file all claims against Borrower in any Liquidation or Insolvency Proceeding in which the filing of claims is required or permitted by law upon any of the Subordinated Liabilities and will assign to Agent, for the benefit of the Holders of Guaranteed Obligations, all rights of such Guarantor thereunder. If any Guarantor does not file any such claim at least 30 days prior to any applicable claims bar date, Agent is hereby authorized (but shall not be obligated), as attorney-in-fact for such Guarantor with full power of substitution, either to file such claim or proof thereof in the name of such Guarantor or, at Agent's option, to assign the claim and cause the claim or proof thereof to be filed by an agent or nominee. Agent and its agents and nominees shall have the sole right, but no obligation, to accept or reject any plan proposed in such Insolvency or Liquidation Proceeding and to cast any votes and to take any other action with respect to all claims upon any of the Subordinated Liabilities.

(h) Subordination Effective and not Impaired. This Section 2.8 shall remain effective for so long as this Guaranty is continuing and thereafter for so long as any Guaranteed Obligation is outstanding. Each Guarantor's obligations under this Section 2.8
     (i) shall be absolute and unconditional as set forth in Section 2.3, irrevocable and continuing as set forth in Section 2.4, subject to reinstatement as set forth in Section 2.5, and not be affected or impaired by any of the matters waived in Section 2.6,
     (ii) shall be subject to the provisions of Article V of the Credit Agreement, and (iii) shall otherwise be as equally enduring and free from defenses as such Guarantor's liability under this Guaranty.

SECTION 2.9 Fraudulent Transfer Limitation. If, in any action to enforce this Guaranty or any proceeding to allow or adjudicate a claim under this Guaranty, a court of competent jurisdiction determines that enforcement of this Guaranty against any Guarantor for the full amount of the Guaranteed Obligations is not lawful under, or would be subject to avoidance under, Section 548 of the Bankruptcy Code or any applicable provision of comparable state law, the liability of such Guarantor under this Guaranty shall be limited to the maximum amount lawful and not subject to avoidance under such law.

SECTION 2.10 Contribution among Guarantors. The Guarantors desire to allocate among themselves, in a fair and equitable manner, their rights of contribution from each other when any payment is made by one of the Guarantors under this Guaranty. Accordingly, if any payment is made by a Guarantor under this Guaranty (a "Funding Guarantor") that exceeds its Fair Share, the Funding Guarantor shall be entitled to a contribution from each other Guarantor in the amount of such other Guarantor's Fair Share Shortfall, so that all such contributions shall cause each Guarantor's Aggregate Payments to equal its Fair Share.
For these purposes:

(a) "Fair Share" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount of such Guarantor to (y) the aggregate Adjusted Maximum Amounts of all Guarantors, multiplied by (ii) the aggregate amount paid on or before such date by all Funding Guarantors under this Guaranty.

(b) "Fair Share Shortfall" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor.

(c) "Adjusted Maximum Amount" means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the liability of such Guarantor under this Guaranty, limited to the extent required under Section 2.9 (except that, for purposes solely of this calculation, any assets or liabilities arising by virtue of any rights to or obligations of contribution under this
     Section 2.10 shall not be counted as assets or liabilities of such Guarantor).

(d) "Aggregate Payments" means, with respect to a Guarantor as of any date of determination, the aggregate net amount of all payments made on or before such date by such Guarantor under this Guaranty (including, without limitation, under this Section 2. 10).

The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the Funding Guarantor. The allocation and right of contribution among the Guarantors set forth in this Section 2.10 shall not be construed to limit in any way the liability of any Guarantor under this Guaranty to the Holders of the Guaranteed Obligations.

SECTION 2.11 Joint and Several Obligation. This Guaranty and all liabilities of each Guarantor hereunder shall be the joint and several obligation of each Guarantor and may be freely enforced against each Guarantor, for the full amount of the Guaranteed Obligations (subject to Section 2.9), without regard to whether enforcement is sought or available against any other Guarantor.


                              ARTICLE III
                       MISCELLANEOUS PROVISIONS

SECTION 3.1 Condition of Borrower. Each Guarantor is fully aware of the financial condition of Borrower and is executing and delivering this Guaranty based solely upon such Guarantor's own independent investigation of all matters pertinent hereto and is not relying in any manner upon any representation or statement by any Holder of Guaranteed Obligations. Each Guarantor represents and warrants that it is in a position to obtain, and each Guarantor hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of Borrower and any other matter pertinent hereto as such Guarantor may desire, and such Guarantor is not relying upon or expecting any Holder of Guaranteed Obligations to furnish to such Guarantor any information now or hereafter in the possession of any Holder of Guaranteed Obligations concerning the same or any other matter. By executing this Guaranty, each Guarantor knowingly accepts the full range of risks encompassed within a contract of this type, which risks each Guarantor acknowledges. No Guarantor shall have the right to require any Holder of Guaranteed Obligations to obtain or disclose any information with respect to the Guaranteed Obligations, the financial condition or prospects of Borrower, the ability of Borrower to pay or perform the Guaranteed Obligations, the existence, perfection, priority or enforceability of any collateral security for any or all of the Guaranteed Obligations, the existence or enforceability of any other guaranties of all or any part of the Guaranteed Obligations, any action or non-action on the part of any Holder of Guaranteed Obligations, Borrower, or any other Person, or any other event, occurrence, condition or circumstance whatsoever.

SECTION 3.2  Amendments.

(a) Amendment to Guaranty. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, except that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, (i) limit the liability of any Guarantor hereunder, (ii) postpone any date fixed for payment hereunder, or (iii) change the number of Lenders required to take any action hereunder.

(b) Amendment or Modification of the Notes. The Notes may be amended, modified or supplemented in accordance with their terms without notice to or consent or agreement by any Guarantor, including, without limitation, so as to (i) alter, compromise, modify, accelerate, extend, renew, refinance or change the time or manner for making of advances, provision of other financial accommodations, or the payment or performance of all or any portion of the Guaranteed Obligations, (ii) increase or reduce the rate of interest or amount of principal payable on the Notes,
     (iii) release or discharge Borrower or any other Person as to all or any portion of the Guaranteed Obligations, or (iv) release, substitute or add any one or more guarantors or endorsers, accept additional or substituted security for payment or performance of the Guaranteed Obligations, or release or subordinate any security therefor.

SECTION 3.3 Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied or delivered; if to any Guarantor, at c/o Realty Income Corporation, 220 West Crest Street, Escondido, CA 92025-1707, Attention: Michael Pfeiffer, Esq., with a copy to: Michael J. Brody Esq., Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, CA 90071-2007, if to Administrative Agent, at The Bank of New York, One Wall Street, 18th Floor, New York, NY 10286, Attention:
Kalyani Bose -- Agency Function Administration; and if to any Lender, at its address specified in the Credit Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed or telecopied be effective when deposited in the mails or telecopied respectively.

SECTION 3.4 Right of Set-off. If any request is made or consent is given by the Required Banks pursuant to Section 8.01 of the Credit Agreement for a declaration by the Administrative Agent that the Notes are immediately due and payable, or if the Notes become immediately due and payable pursuant to Section 8.01 of the Credit Agreement, each Lender shall have the right at any time and from time to time thereafter, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other liability at any time owing by such Lender to or for the credit or the account of any Guarantor against any and all liability of such Guarantor under this Guaranty, whether or not such Lender shall have made any demand under this Guaranty and even though such liability may then be contingent and unmatured. Each Lender agrees promptly to notify the affected Guarantor after any such set-off and application made by such Lender, but the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this
Section 3.4 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

SECTION 3.5 Successors and Assigns. This Guaranty is binding upon and enforceable against each Guarantor, its successors and assigns, and shall inure to the benefit of, and be enforceable by, each Holder of any of the Guaranteed Obligations and such Holder's heirs, representatives, successors and assigns.

SECTION 3.6 No Inquiry. Each Holder of Guaranteed Obligations may rely, without further inquiry, on the power and authority of each Guarantor, Borrower and each of its Subsidiaries and on the authority of all officers, directors and agents acting or purporting to act on their behalf.

SECTION 3.7 Bankruptcy. So long as any Commitments or Guaranteed Obligation are outstanding, no Guarantor will, without the prior written consent of Agent and the Required Banks, commence or join with any other Person in commencing any Insolvency or Liquidation
Proceeding against Borrower or any of its Subsidiaries.

SECTION 3.8 No Waiver; Remedies. No failure on the part of any Holder of Guaranteed Obligations to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, and any single or partial exercise of any right hereunder shall not preclude any other or further exercise of any other right or of the same right as to any other matter or on a subsequent occasion.

SECTION 3.9 Remedies Cumulative. All rights, powers and remedies of each Holder of Guaranteed Obligations under this Guaranty, under any other agreement now or at any time hereafter in effect between any such Holder and each and all of the Guarantors (whether relating to the Guaranteed Obligations or otherwise) or now or hereafter existing at law or in equity or by statute or otherwise, shall be cumulative and concurrent and not alternative and each such right, power and remedy may be exercised independently of, and in addition to, each other such right, power or remedy.

SECTION 3.10 Severally Enforceable. This Guaranty may be enforced severally and successively by any one or more of the Holders of Guaranteed Obligations in one or more actions, whether independent, concurrent, joint, successive or otherwise. The claims, rights and remedies of any Holder of Guaranteed Obligations (i) may not be modified or waived by any other Holder, except as set forth in Section 3.2(a), and (ii) shall not be reduced, discharged, affected or impaired by any deed, act or omission, whether or not wrongful, of any other Holder.

SECTION 3.11 Counterparts. This Guaranty may be executed in counterparts, and each such counterpart for all purposes shall be deemed an original and all such counterparts together shall constitute but one and the same agreement.

SECTION 3.12 Severability. If any provision hereof or the application thereof in any particular circumstance is held to be unlawful or unenforceable in any respect, all other provisions hereof and such provision in all other applications shall nevertheless remain effective and enforceable to the maximum extent lawful.

SECTION 3.13 Integration. This Guaranty is intended as an integrated and final expression of the entire agreement of such Guarantor with respect to the subject matter hereof. No representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon any Holder of Guaranteed Obligations unless expressed herein or therein, and no course of prior dealing or usage of trade, and no parol or extrinsic evidence of any nature, shall be admissible to supplement, modify or vary any of the terms hereof. Acceptance of or acquiescence in a course of performance rendered under this Guaranty or any other dealings between any Guarantor and any Holder of Guaranteed Obligations shall not be relevant to determine the meaning of this Guaranty even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

SECTION 3.14  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF
JURY TRIAL.

(a) GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS. EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS MAY BE MADE BY ANY MEANS PERMITTED BY NEW YORK LAW.

(c) WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ALL RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE, AND AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.

SECTION 3.15 Acceptance and Notice. Each Guarantor acknowledges acceptance hereof and reliance hereon by each Holder of any of the Guaranteed Obligations and waives, irrevocably and forever, all notice thereof.
                                                             Page 129

IN WITNESS WHEREOF, the Guarantors have caused this Subsidiary
Guaranty to be duly executed and delivered by an officer of each Guarantor thereunto duly authorized as of the date first above written.


                                  THE GUARANTORS:


                                  ----------------------------------

                                  By:   Realty Income Corporation
                                  Its:  General Partner

                                  By:
                                       -----------------------------
                                       Michael R. Pfeiffer
                                       Vice President, General Counsel

                                     Schedule A to Subsidiary Guaranty



                              Guarantors
                              ----------

                                      Exhibit A to Subsidiary Guaranty


                      FORM OF SUBSIDIARY JOINDER


This Subsidiary Joinder is entered into by                       , a
            corporation (the "Company"), as of                    .

     WHEREAS, the sole stockholder of the Company (the "Sole Stockholder") has entered into the Revolving Credit Agreement, dated
as of December   , 1999, among Realty Income Corporation, as Borrower,
each of the banks identified on the signature pages thereof and The Bank of New York, as Administrative Agent for the Banks and as Swing Line Bank (the "Credit Agreement") which requires that each of the Subsidiaries of the Sole Stockholder enter into a subsidiary guaranty (the "Subsidiary Guaranty", attached hereto as Exhibit A) to and for the benefit of the lenders party to the Credit Agreement;

     WHEREAS, as a precondition to any transfer of certain properties owned by the Sole Stockholder, any of its Subsidiaries (as defined in the Credit Agreement), or any combination thereof (the "Properties"), to any other Subsidiary, that such transferee Subsidiary execute and deliver a subsidiary joinder (the "Subsidiary Joinder") with respect to the Subsidiary Guaranty to and for the benefit of the lenders party to the Credit Agreement;

     WHEREAS, the Company owns a     % limited partnership interest in
the limited partnership that owns such Properties; and

     WHEREAS, the Company is a Subsidiary of the [Sole Stockholder] of the Company, as defined in the Credit Agreement;

     NOW, THEREFORE, the Company hereby agrees to join with the Subsidiaries party to the Subsidiary Guaranty and agrees further to be bound by the terms and conditions of the Subsidiary Guaranty as though the Company had originally been a party to it.

     IN WITNESS WHEREOF, the undersigned has executed this Subsidiary Joinder as of the date first written above.


                                  [SUBSIDIARY NAME]

                                  -----------------------------------

                                  By:
                                       ------------------------------

                                  Its:
                                       ------------------------------

                                       Exhibit A to Subsidiary Joinder


                          Subsidiary Guaranty
                          -------------------

                           Schedule 5.01 (a)
                           -----------------

            Subsidiaries and Joint Ventures of the Company
            ----------------------------------------------

                           Schedule 5.01(q)

                          ERISA Liabilities

                           Schedule 5.01(r)

                         Intellectual Property
                         ---------------------